As filed with the Securities and Exchange Commission on January 27, 2017

File No.

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Goldman Sachs Middle Market Lending Corp.

(Exact name of registrant as specified in charter)

Delaware	81-2506508
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

200 West Street New York, New York	10282
(Address of principal executive offices)	(Zip Code)

(212) 902-0300

(Registrant’s telephone number, including area code)

with copies to:

Stuart Gelfond, Esq. Joshua Wechsler, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Telephone: (212) 859-8000 Facsimile: (212) 859-4000	Steven B. Boehm, Esq. Cynthia M. Krus, Esq. Sutherland Asbill & Brennan LLP 700 Sixth Street NW, Suite 700 Washington, DC 20001 Telephone: (202) 383-0100 Facsimile: (202) 637-3593	Margery K. Neale, Esq. James G. Silk, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 Telephone: (212) 728-8000 Facsimile: (212) 728-9294

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

None

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Common Stock, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Goldman Sachs Middle Market Lending Corp. (“the Company”) is filing this registration statement on Form 10 (the “Registration Statement”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis in connection with its election to be regulated as a business development company (a “BDC”), under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and to provide current information to the investment community while conducting a private offering of securities. In this Registration Statement, the “Company,” “we,” “us,” and “our” refer to Goldman Sachs Middle Market Lending Corp. and “Investment Adviser” refers to Goldman Sachs Asset Management, L.P. (“GSAM”), unless otherwise specified. Goldman Sachs (as defined below) advises clients in all markets and transactions and purchases, sells, holds and recommends a broad array of investments for its own accounts and for the accounts of clients and of its personnel, through client accounts and the relationships and products it sponsors, manages and advises (such Goldman Sachs or other client accounts (including the Company, Goldman Sachs BDC, Inc., a BDC (“GS BDC”) and Goldman Sachs Private Middle Market Credit LLC, a BDC (“PMMC”)), relationships and products, collectively, the “Accounts”). The Investment Adviser, through the Private Credit Group of GSAM (the “GSAM Private Credit Group”), manages certain Accounts, including GS BDC and PMMC, and may manage one or more additional BDCs (the “Other BDCs and Related Entities”). The Investment Adviser through the GSAM Private Credit Group, may in the future establish additional Accounts, which will pursue strategies similar to those of the Company.

The securities to be registered hereby are shares of common stock, $0.001 par value per share, of the Company which, by operation of law, will be deemed for purposes of Delaware law the same entity as Goldman Sachs Middle Market Lending LLC (“MMLC LLC”) and will continue the business of MMLC LLC upon the consummation of MMLC LLC’s conversion from a Delaware limited liability company to a Delaware corporation on January 30, 2017.

Once this Registration Statement is effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Concurrent with this initial filing, we filed an election to be regulated as a BDC under the Investment Company Act and are subject to the Investment Company Act requirements applicable to BDCs. In addition, we intend to elect to be treated, and expect to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties, which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Statements that contain these words should be read carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. The forward-looking statements include information in this Registration Statement regarding general domestic and global economic conditions, our future financing plans, our ability to operate as a BDC and the expected performance of, and the yield on, our portfolio companies. There may be events in the future, however, that we are not able to predict accurately or control. The factors listed under “Risk Factors” as well as any cautionary language in this Registration Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in the forward-looking statements contained in this Registration Statement. The occurrence of the events described in these risk factors and elsewhere in this Registration Statement could have a material adverse effect on our business, results of operation and financial position. Any forward-looking statement made in this Registration Statement speaks only as of its date. Factors or events that could cause our actual results to differ from our forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Stockholders are advised to consult any additional disclosures that we may make directly to our stockholders or through reports that we in the future may file with the U.S. Securities and Exchange Commission (the “SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Under Section 21E(b)(2)(B) of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to the statements made in this Registration Statement or periodic reports we file under the Exchange Act.

The following factors are among those that may cause actual results to differ materially from our forward-looking statements in this Registration Statement:

•	our future operating results;

•	changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets;

•	uncertainty surrounding the strength of the U.S. economic recovery;

•	our business prospects and the prospects of our portfolio companies;

•	the impact of investments that we expect to make;

•	the impact of increased competition;

•	our contractual arrangements and relationships with third parties;

•	the dependence of our future success on the general economy and its impact on the industries in which we invest;

•	the ability of our prospective portfolio companies to achieve their objectives;

•	the relative and absolute performance of the Investment Adviser;

•	our expected financings and investments;

•	the use of borrowed money to finance a portion of our investments;

•	our ability to make distributions;

•	the adequacy of our cash resources and working capital;

•	the timing of cash flows, if any, from the operations of our portfolio companies;

•	the impact of future acquisitions and divestitures;

•	the effect of changes in tax laws and regulations and interpretations thereof;

•	our ability to maintain our status as a BDC and a RIC;

•	actual and potential conflicts of interest with GSAM and its affiliates;

•	the ability of GSAM to attract and retain highly talented professionals;

•	the impact on our business from new or amended legislation or regulations; and

•	the availability of credit and/or our ability to access the equity markets.

ITEM 1.	BUSINESS.

(a) General Development of Business

Goldman Sachs Middle Market Lending LLC (“MMLC LLC”) was formed on June 13, 2016. An affiliate of the Investment Adviser, the sole owner of MMLC LLC’s membership interests (the “Initial Member”), has made a capital contribution of $100 to MMLC LLC. MMLC LLC will not raise additional capital prior to the Initial Drawdown Date (as defined below), at which point it will raise capital from the issuance of privately offered shares of common stock. On the Last Funding Date (as defined in “—The Offering—Default”) associated with the Initial Drawdown Date, MMLC LLC will be converted from a Delaware limited liability company to a Delaware corporation named Goldman Sachs Middle Market Lending Corp. (the “Conversion”), which, by operation of law, will be deemed for purposes of Delaware law the same entity as MMLC LLC. The Initial Member is expected to withdraw from the Company on the Last Funding Date associated with the first date on which investors (other than the Initial Member) are required to initially fund their capital commitment to purchase shares of common stock (the “Initial Drawdown Date”) subsequent to the Conversion, at which time the Initial Member’s initial capital contribution to MMLC LLC will be returned or forfeited.

We have filed an election to be regulated as a BDC under the Investment Company Act. We also intend to elect to be treated, and expect to qualify annually, as a RIC under Subchapter M of the Code for U.S. federal income tax purposes. As a BDC and a RIC, we are required to comply with certain regulatory requirements. See “Item 1(c). Description of Business—Regulation as a Business Development Company” and “Item 1(c). Description of Business—Certain U.S. Federal Income Tax Considerations.”

(b) Financial Information about Industry Segments

Our operations comprise only a single reportable segment. See “Item 2. Financial Information.”

(c) Description of Business

The Company – Goldman Sachs Middle Market Lending Corp.

Our investment objective is to generate current income and, to a lesser extent, capital appreciation. We will seek to generate current income and, to a lesser extent, capital appreciation, primarily through direct originations of secured debt, including first lien, unitranche, including last out portions of such loans, and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments. See “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The securities in which we invest will generally not be rated by any rating agency, and if they were rated, they would be below investment grade (rated lower than “Baa3” by Moody’s Investors Service and lower than “BBB-” by Fitch Ratings or Standard & Poor’s Ratings Services (“S&P”)). These securities, which may be referred to as “junk bonds,” “high yield bonds” or “leveraged loans,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.

Unitranche loans are first lien loans that may extend deeper in a company’s capital structure than traditional first lien debt and may provide for a waterfall of cash flow priority between different lenders in the unitranche loan. In a number of instances, we may find another lender to provide the “first out” portion of such loan and retain a “last out” portion of the loan, in which case, the “first out” portion of the loan would generally receive priority with respect to payments of principal, interest and any other amounts due thereunder over the “last out” portion that we would continue to hold. In exchange for the greater risk of loss, the “last out” portion earns a higher interest rate. The term “mezzanine” refers to a loan that ranks senior only to a borrower’s equity securities and ranks junior in right of payment to all of such borrower’s other indebtedness. We may make multiple investments in the same portfolio company (each, a “Portfolio Company”).

Our principal investment strategy is to invest primarily in U.S. middle-market companies, predominantly through direct origination. We may also invest in newly-issued debt securities that are sold by issuers with an original issue discount (“OID”) to par value of 1% to 3%, although we do not expect OID securities to comprise a material portion of our portfolio. To the extent that we purchase such new issues with OID, the discounts will be accreted over the life of the securities, as required under U.S. generally accepted accounting principles (“GAAP”). Loan origination fees, OID and market discount or premium are capitalized, and we accrete or amortize such amounts into income over the life of the loan. We record contractual prepayment premiums on loans and debt securities as interest income.

Loans and other forms of extensions of credit to U.S. middle-market companies is an area the Investment Adviser believes has been underserved in recent years by traditional providers of capital such as banks and the public debt markets. We expect to invest, under normal circumstances, at least 80% of our net assets (plus any borrowings for investment purposes), directly or indirectly in middle-market corporate credit obligations and related instruments. We define “credit obligations and related instruments” for this purpose as any fixed-income instrument, including loans to, and bonds and preferred stock of, portfolio companies and other instruments that provide exposure to such fixed-income instruments. “Middle-market” is used to refer to companies with earnings before interest expense, income tax expense, depreciation and amortization (“EBITDA”) of between $5 million and $75 million annually. While, as a result of fluctuations in the net asset value (“NAV”) of one asset relative to another asset, middle-market credit obligations and related instruments may represent less than 80% of our net assets (plus any borrowings for investment purposes) at any time, we may not invest, under normal circumstances, more than 20% of our net assets (plus any borrowings for investment purposes) in securities and other instruments that are not middle-market credit obligations and related instruments. To the extent we determine to invest indirectly in middle-market credit obligations and related instruments, we may invest through certain synthetic instruments, including derivatives, that have similar economic characteristics to middle-market credit obligations.

We expect to directly or indirectly invest at least 70% of our total assets in middle-market companies domiciled in the United States. However, we may from time to time invest opportunistically in large U.S. companies, non-U.S. companies, stressed or distressed debt, structured products, private equity or other opportunities, subject to limits imposed by the Investment Company Act.

While our investment program is expected to focus primarily on debt investments, our investments may include equity features, such as a direct investment in the equity or convertible securities of a Portfolio Company or warrants or options to buy a minority interest in a Portfolio Company. Any warrants we may receive with debt securities will generally require only a nominal cost to exercise, so as a Portfolio Company appreciates in value, we may achieve additional investment return from these equity investments. We may structure the warrants to provide provisions protecting our rights as a minority-interest holder, as well as puts, or rights to sell such securities back to the Portfolio Company, upon the occurrence of specified events. In many cases, we may also obtain registration rights in connection with these equity investments, which may include demand and “piggyback” registration rights.

Subject to applicable provisions of the Investment Company Act and applicable Commodity Futures Trading Commission (“CFTC”) regulations, we may enter into hedging transactions in a manner consistent with SEC guidance. To the extent that any of our loans are denominated in a currency other than U.S. dollars, we may enter into currency hedging contracts to reduce our exposure to fluctuations in currency exchange rates. We may also enter into interest rate hedging agreements. Such hedging activities, which will be subject to compliance with applicable legal requirements, may include the use of futures, options, swaps and forward contracts. Costs incurred in entering into such contracts or in settling them, if any, will be borne by us. The Investment Adviser expects to claim no-action relief from CFTC registration and regulation as a commodity pool operator pursuant to a CFTC staff no-action letter (the “BDC CFTC No-Action Letter”) with respect to our operations, with the result that we will be limited in our ability to use futures contracts or options on futures contracts or engage in swap transactions. Specifically, the BDC CFTC No-Action Letter imposes strict limitations on using such derivatives other than for hedging purposes, whereby the use of derivatives not used solely for hedging purposes is generally limited to situations where (i) the aggregate initial margin and premiums required to establish such positions do not exceed five percent of the liquidation value of our portfolio, after taking into account unrealized profits and unrealized losses on any such contracts we have entered into; or (ii) the aggregate net notional value of such derivatives does not exceed 100% of the liquidation value of our portfolio. Moreover, we anticipate entering into transactions involving such derivatives to a very limited extent solely for hedging purposes or otherwise within the limitations of the BDC CFTC No-Action Letter. Since we have not yet commenced operations, we have not used any hedging arrangements.

Each investment held by the Company is referred to herein as an “Investment” and collectively as the “Investments.”

The particular strategies that our Investment Adviser will utilize will depend on the specific opportunities that arise during the Investment Period (as defined in “—Investment Period,” below). While it is currently expected that we will target investments in or related to middle-market companies in the United States, our Investment Adviser will have the flexibility to choose opportunities and strategies as events dictate, and will not be bound by any concentration limits or diversification guidelines relating to asset type, investment or geographic sector or strategy, other than those required under Subchapter M of the Code, Section 55 of the Investment Company Act relating to qualifying assets and eligible portfolio companies, and our expectation of investing at least 80% of our net assets (plus any borrowings for investment purposes), directly or indirectly in middle-market credit obligations and related instruments.

There can be no assurance that our investment objective will be achieved or that the investment strategies employed by the Investment Adviser will be successful.

Because we are a BDC and intend to qualify as a RIC under the Code, our portfolio will be subject to diversification and other requirements. See “—Certain U.S. Federal Income Tax Considerations.”

We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares of stock senior to our common stock if our asset coverage ratio, as defined under the Investment Company Act, is at least equal to 200% immediately after each such issuance. The Company expects from time to time to borrow funds for a variety of purposes, subject to the limitations of the Investment Company Act, including to bridge fundings for Investments in advance of drawdowns, as part of our investment strategy, to meet other short-term liquidity needs, including to pay the Management Fee (as defined below), and to facilitate our hedging activities. Sources of leverage include the issuance of senior securities (including preferred stock) and credit facilities (secured by Investments and/or pledges of Undrawn Commitments), as defined in “—The Offering—Drawdown Dates”). For a further description of the Company’s ability to borrow, please see “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital.”

The Investment Adviser

GSAM serves as our Investment Adviser. GSAM has been registered as an investment adviser with the SEC since 1990 and is a wholly-owned subsidiary of The Goldman Sachs Group, Inc. (“GS Group”), a bank holding company. Goldman, Sachs & Co., a wholly-owned subsidiary of GS Group, acts as placement agent for us in connection with the offering of our common stock to U.S. persons and Goldman Sachs International, a wholly-owned subsidiary of GS Group, acts as placement agent for us in connection with the offering of our common stock to non-U.S. persons (each, a “Placement Agent” and together with various sub-placement agents, the “Placement Agents”). See “Item 1(c). Description of Business—The Offering—Placement Agents.” GS Group, together with Goldman, Sachs & Co., Goldman Sachs International, GSAM and their respective subsidiaries and affiliates, are referred to collectively herein as “Goldman Sachs.”

Subject to the supervision of our board of directors (the “Board of Directors” or the “Board”), the Investment Adviser receives a Management Fee and an Incentive Fee (as defined below) for providing day-to-day advice regarding our portfolio transactions and is responsible for our business affairs and other administrative matters. See “Item 1(c). Description of Business—Investment Management Agreement.”

As a registered investment adviser under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Investment Adviser is required to file a Form ADV with the SEC. Form ADV contains information about assets under management, types of fee arrangements, types of investments, potential conflicts of interest and other relevant information regarding the Investment Adviser. A copy of Part 1 and Part 2A of the Investment Adviser’s Form ADV is available on the SEC’s website (www.adviserinfo.sec.gov).

Goldman Sachs Asset Management

As of September 30, 2016, GSAM and its advisory affiliates acted as investment adviser in respect of over $1 trillion in assets. GSAM is part of Goldman Sachs’ Investment Management Division, which offers a full range of equity, fixed income and money market mutual funds, private investment funds and separately managed accounts, and currently serves a wide range of clients including private and public pension funds, endowments, foundations, banks, insurance companies, corporations, private investors and family groups.

The GSAM Private Credit Group

The GSAM Private Credit Group is responsible for identifying investment opportunities, conducting research and due diligence on prospective investments, negotiating and structuring our investments and monitoring and servicing our investments. As of December 31, 2016, the GSAM Private Credit Group is comprised of 17 investment professionals all of whom are primarily dedicated to our middle-market lending investment strategy and other funds that share a similar investment strategy with the Company. These professionals are supported by an additional 16 investment professionals who are primarily focused on investment strategies in syndicated, liquid credit (together with the GSAM Private Credit Group, the “GSAM Credit Alternatives Team”). These individuals have additional responsibilities other than those relating to us, but generally allocate a portion of their time in support of our business and our investment objective as a whole. In addition, GSAM has risk management, legal, accounting, tax, information technology and compliance personnel, among others, who provide services to us. The Company benefits from the expertise provided by these personnel in our operations.

The GSAM Private Credit Group is dedicated primarily to private corporate credit investment opportunities in North America, and utilizes a bottom-up, fundamental research approach to lending. The senior members of the GSAM Private Credit Group have been working together since 2006 and have an average of over 16 years of experience in leveraged finance and private transactions.

The Investment Adviser, through the GSAM Private Credit Group, manages certain Accounts, including GS BDC, which, in addition to making direct investments, the joint venture in which GS BDC has a 50% interest (the “JV”), and PMMC, a private business development company that commenced investment operations in the third quarter of 2016. In addition, the GSAM Private Credit Group may manage Other BDCs and Related Entities. Our Investment Adviser may in the future establish additional Accounts, which will pursue strategies similar to ours. It is currently expected that each of our and the Other BDCs and Related Entities will generally pursue its strategy through primary originations. As a result, there will likely be instances in which an investment may be appropriate for both the Company and one or more of the Other BDCs and Related Entities. See “—Allocation of Investment Opportunities” below and “Item 7(a). Transactions with Related Persons; Review, Approval or Ratification of Transaction with Related Persons—Potential Conflicts of Interest” for certain considerations regarding our investing in parallel with some or all of the Other BDCs and Related Entities.

All investment decisions are made by an investment committee (the “Investment Committee”) of GSAM’s Private Credit Group, which consists, as of the date of this Registration Statement, of five voting members: Brendan McGovern, Salvatore Lentini, Jon Yoder, David Yu and Scott Turco, as well as three non-voting members with operational and/or legal expertise. For biographical information about the voting members of the Investment Committee, see “Item 5. Directors and Executive Officers.” The Investment Committee is responsible for approving all of our investments. The Investment Committee also monitors investments in our portfolio and approves all asset dispositions. We expect to benefit from the extensive and varied relevant experience of the investment professionals serving on the Investment Committee, which includes expertise in privately originated and publicly traded leveraged credit, stressed and distressed debt, bankruptcy, mergers and acquisitions and private equity. The voting members of the Investment Committee collectively have over 50 years of experience in middle-market investment and activities related to middle-market investing. The membership of the Investment Committee may change from time to time.

The purpose of the Investment Committee is to evaluate and approve, as deemed appropriate, all investments by our Investment Adviser. The Investment Committee process is intended to bring the diverse experience and perspectives of the Investment Committee’s members to the analysis and consideration of every investment. The Investment Committee also serves to provide investment consistency and adherence to our Investment Adviser’s investment philosophies and policies. The Investment Committee also determines appropriate investment sizing and suggest ongoing monitoring requirements.

The Investment Committee meetings will serve as a forum for discussing credit views and outlooks, as well as reviewing investments. Potential transactions and investment opportunities will also be reviewed on a regular basis. Members of the GSAM Private Credit Group’s team are encouraged to share information and views on credits with the Investment Committee early in their analysis. This process improves the quality of the analysis and assists the deal team members to work more efficiently.

Investment Criteria

We are committed to a value-oriented philosophy implemented by our Investment Adviser, which manages our portfolio and seeks to minimize the risk of capital loss without foregoing the potential for capital appreciation. We have identified several criteria, discussed below, that GSAM believes are important in identifying and investing in prospective Portfolio Companies.

These criteria provide general guidelines for our investment decisions. However, not all of these criteria will be met by each prospective Portfolio Company in which we choose to invest. Generally, we seek to use our experience and access to market information to identify investment candidates and to structure investments quickly and effectively.

•	Value orientation and positive cash flow. Our investment philosophy places a premium on fundamental analysis and has a distinct value orientation. We focus on companies in which we can invest at relatively low multiples of operating cash flow and that are profitable at the time of investment on an operating cash flow basis. Typically, we do not expect to invest in start-up companies or companies having speculative business plans.

•	Experienced management and established financial sponsor relationships. We generally require that our Portfolio Companies have an experienced management team. We also require the Portfolio Companies to have proper incentives in place to induce management to succeed and to act in concert with our interests as investors. In addition, we focus our investments in companies backed by strong financial sponsors that have a history of creating value and with whom members of our Investment Adviser have an established relationship.

•	Strong and defensible competitive market position. We seek to invest in target companies that have developed leading market positions within their respective markets and are well-positioned to capitalize on growth opportunities. We also seek companies that demonstrate significant competitive advantages versus their competitors, which should help to protect their market position and profitability while enabling us to protect our principal and avoid capital losses.

•	Viable exit strategy. We seek to invest in companies that GSAM believes will provide a steady stream of cash flow to repay our loans and reinvest in their respective businesses. We expect that such internally generated cash flow, leading to the payment of interest on, and the repayment of the principal of, our investments in Portfolio Companies to be a key means by which we exit from our investments over time. In addition, we also seek to invest in companies whose business models and expected future cash flows offer attractive exit possibilities. These companies include candidates for strategic acquisition by other industry participants and companies that may repay our investments through an initial public offering of common stock or other capital markets transactions.

•	Due diligence. Our Investment Adviser takes a bottom-up, fundamental research approach to our potential investments. It believes it is critical to conduct extensive due diligence on investment targets and in evaluating new investments. Our Investment Adviser conducts a rigorous due diligence process that is applied to prospective Portfolio Companies and draws from its experience, industry expertise and network of contacts. In conducting due diligence, our Investment Adviser uses information provided by companies, financial sponsors and publicly available information as well as information from relationships with former and current management teams, consultants, competitors and investment bankers.

Our due diligence typically includes:

•	review of historical and prospective financial information;

•	review of the capital structure;

•	analysis of the business and industry in which the company operates;

•	on-site visits;

•	interviews with management, employees, customers and vendors of the potential Portfolio Company;

•	review of loan documents;

•	background checks; and

•	research relating to the Portfolio Company’s management, industry, markets, products and services and competitors.

Upon the completion of due diligence and a decision to proceed with an investment in a company, the team leading the investment presents the investment opportunity to our Investment Committee (as defined below). This committee determines whether to pursue the potential investment. All new investments are required to be reviewed by the Investment Committee. The members of the Investment Committee are employees of our Investment Adviser and they do not receive separate compensation from us or our Investment Adviser for serving on the Investment Committee.

Additional due diligence with respect to any investment may be conducted on our behalf (and at our expense) by attorneys and independent auditors prior to the closing of the investment, as well as other outside advisers, as appropriate.

Investment Structure

Once we determine that a prospective Portfolio Company is suitable for investment, we work with the management of that company and its other capital providers, including senior, junior and equity capital providers, to structure an investment. We negotiate among these parties and use creative and flexible approaches to structure our investment relative to the other capital in the Portfolio Company’s capital structure.

We expect our secured debt to have terms of three to ten years. We generally obtain security interests in the assets of our Portfolio Companies that will serve as collateral in support of the repayment of this debt. This collateral may take the form of first or second priority liens on the assets of a Portfolio Company.

We use the term “mezzanine” to refer to debt that ranks senior only to a borrower’s equity securities and ranks junior in right of payment to all of such borrower’s other indebtedness. Mezzanine debt typically has interest-only payments in the early years, payable in cash or in-kind, with amortization of principal deferred to the later years of the mezzanine debt. In some cases, we may enter into mezzanine debt that, by its terms, converts into equity (or is issued along with warrants for equity) or additional debt securities or defers payments of interest for the first few years after our investment. Typically, our mezzanine debt investments will have maturities of three to ten years.

We may also invest in unitranche loans, which are loans that combine features of first-lien, second-lien and mezzanine debt, generally in a first-lien position.

In the case of our secured debt and unsecured debt, including mezzanine debt investments, we seek to tailor the terms of the investments to the facts and circumstances of the transactions and the prospective Portfolio Companies, negotiating a structure that protects our rights and manages our risk while creating incentives for the Portfolio Companies to achieve their business plan and improve their profitability. For example, in addition to seeking a senior position in the capital structure of our Portfolio Companies, we seek to limit the downside potential of our investments by:

•	requiring a total return on our investments (including both interest and potential equity appreciation) that compensates us for credit risk;

•	incorporating “put” rights and call protection into the investment structure; and

•	negotiating covenants in connection with our investments that afford our Portfolio Companies as much flexibility in managing their businesses as possible, consistent with preservation of our capital. Such restrictions may include affirmative and negative covenants, default penalties, lien protection, change of control provisions and board rights, including either observation or participation rights.

Our investments may include equity features, such as direct investments in the equity or convertible securities of Portfolio Companies or warrants or options to buy a minority interest in a Portfolio Company. Any warrants we may receive with our debt securities generally require only a nominal cost to exercise, so as a Portfolio Company appreciates in value, we may achieve additional investment return from these equity investments. We may structure the warrants to provide provisions protecting our rights as a minority-interest holder, as well as puts, or rights to sell such securities back to the company, upon the occurrence of specified events. In many cases, we may also obtain registration rights in connection with these equity investments, which may include demand and “piggyback” registration rights.

We expect to hold most of our investments to maturity or repayment, but may sell certain investments earlier if a liquidity event takes place, such as the sale or refinancing of a Portfolio Company. We also may turn over our investments to better position the portfolio as market conditions change.

Monitoring

Our Investment Adviser monitors our Portfolio Companies on an ongoing basis. It monitors the financial trends of each Portfolio Company to determine if they are meeting their respective business plans and to assess the appropriate course of action for each company. Our Investment Adviser has several methods of evaluating and monitoring the performance and fair value of our investments, which may include the following:

•	assessment of success in adhering to the Portfolio Company’s business plan and compliance with covenants;

•	periodic or regular contact with the Portfolio Company’s management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;

•	comparisons to our other Portfolio Companies in the industry, if any;

•	attendance at and participation in board meetings or presentations by Portfolio Companies; and

•	review of monthly and quarterly financial statements and financial projections of Portfolio Companies.

Our Investment Adviser also employs an investment rating system to categorize our investments. In addition to various risk management and monitoring tools, our Investment Adviser grades the credit risk of all investments on a scale of 1 to 4 no less frequently than quarterly. This system is intended primarily to reflect the underlying risk of a portfolio investment relative to our initial cost basis in respect of such portfolio investment (i.e., at the time of origination or acquisition), although it may also take into account under certain circumstances the performance of the Portfolio Company’s business, the collateral coverage of the investment and other relevant factors. Under this system, investments with a grade of 1 involve the least amount of risk to our initial cost basis. The trends and risk factors for this investment since origination or acquisition are generally favorable, which may include the performance of the Portfolio Company or a potential exit. Investments graded 2 involve a level of risk to our initial cost basis that is similar to the risk to our initial cost basis at the time of origination or acquisition. This Portfolio

Company is generally performing as expected and the risk factors to our ability to ultimately recoup the cost of our investment are neutral to favorable. All investments or acquired investments in new Portfolio Companies are initially assessed a grade of 2. Investments graded 3 indicate that the risk to our ability to recoup the initial cost basis of such investment has increased materially since origination or acquisition, including as a result of factors such as declining performance and non-compliance with debt covenants; however, payments are generally not more than 120 days past due. An investment grade of 4 indicates that the risk to our ability to recoup the initial cost basis of such investment has substantially increased since origination or acquisition, and the Portfolio Company likely has materially declining performance. For debt investments with an investment grade of 4, most or all of the debt covenants are out of compliance and payments are substantially delinquent. For investments graded 4, it is anticipated that we will not recoup our initial cost basis and may realize a substantial loss of our initial cost basis upon exit. For investments graded 3 or 4, our Investment Adviser enhances its level of scrutiny over the monitoring of such Portfolio Company. Our Investment Adviser grades the investments in our portfolio at least each quarter and it is possible that the grade of a portfolio investment may be reduced or increased over time.

Allocation of Investment Opportunities

Our investment objectives and investment strategies are similar to those of other Accounts managed by our Investment Adviser (including GS BDC, the JV and PMMC), and an investment appropriate for us may also be appropriate for those Accounts or the JV. This creates potential conflicts in allocating investment opportunities among us and such other Accounts, particularly in circumstances where the availability of such investment opportunities is limited, where the liquidity of such investment opportunities is limited or where co-investments by us and such other Accounts are not permitted under applicable law.

We are prohibited under the Investment Company Act from participating in certain transactions with our affiliates without the prior approval of the Independent Directors (as defined in “Item 5. Directors and Executive Officers”) and, in some cases, of the SEC. Any person that owns, directly or indirectly, five percent or more of our outstanding voting securities will be our affiliate for purposes of the Investment Company Act, and we are generally prohibited from buying or selling any assets from or to, or entering into certain “joint” transactions (which could include investments in the same Portfolio Company) with such affiliates, absent the prior approval of the Independent Directors. Our Investment Adviser and its affiliates, including persons that control, or are under common control with, us or our Investment Adviser, are also considered to be our affiliates under the Investment Company Act, and we are generally prohibited from buying or selling any assets from or to, or entering into “joint” transactions with, such affiliates without exemptive relief from the SEC.

Subject to applicable law, Goldman Sachs or Accounts may invest alongside us. In certain circumstances, negotiated co-investments by us and other funds managed by our Investment Adviser may be made only pursuant to an order from the SEC permitting us to do so. On January 4, 2017, the SEC granted GSAM, GS BDC, PMMC and the Company exemptive relief (“Exemptive Relief”) that will permit us to co-invest with GS BDC, PMMC and certain other funds that may be managed by GSAM, including the GSAM Credit Alternatives Team in the future, subject to certain terms and conditions in the Exemptive Relief. As a result of the Exemptive Relief, there could be significant overlap in our investment portfolio and the investment portfolios of GS BDC, PMMC and/or other funds established by GSAM, including the GSAM Credit Alternatives Team that are able to rely on the Exemptive Relief. In the event the Exemptive Relief may not be relied upon to make certain co-investments, when our Investment Adviser identifies certain negotiated investments, it will be required to determine which Accounts should make the investment at the potential exclusion of other Accounts. In such circumstances, our Investment Adviser will adhere to its investment allocation policy in order to determine the Account to which to allocate the opportunity. The policy provides that our Investment Adviser allocate opportunities through a rotation system or in such other manner as our Investment Adviser determines to be equitable. Accordingly, it is possible that we may not be given the opportunity to participate in certain investments made by other Accounts.

We may also invest alongside other Accounts advised by our Investment Adviser and its affiliates in certain circumstances where doing so is consistent with applicable law and SEC staff guidance and interpretations. For example, we may invest alongside such Accounts consistent with guidance promulgated by the staff of the SEC permitting us and such other Accounts to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that our Investment Adviser, acting on our behalf and on behalf of its other clients, negotiates no term other than price. We may also invest alongside our Investment Adviser’s other clients as otherwise permissible under SEC staff guidance and interpretations, applicable regulations and the allocation policy of our Investment Adviser.

To address these potential conflicts, our Investment Adviser has developed allocation policies and procedures that provide that personnel of our Investment Adviser making portfolio decisions for Accounts will make purchase and sale decisions and allocate investment opportunities among such Accounts consistent with its fiduciary obligations. To the extent permitted by applicable law, these policies and procedures may result in the pro rata allocation of limited opportunities across such eligible Accounts managed by a particular portfolio management team, but in many other cases the allocations reflect numerous other factors as described below. Accounts managed outside of the GSAM Private Credit Group are generally viewed separately for allocation purposes. There will be cases where certain Accounts receive an allocation of an investment opportunity when we do not and vice versa.

In some cases, due to information barriers that are in place, other Accounts may compete with us for specific investment opportunities without being aware that we are competing against each other. Goldman Sachs has a conflicts system in place above these information barriers to identify potential conflicts early in the process and determine if an allocation decision needs to be made. If the conflicts system detects a potential conflict, the legal and compliance departments of Goldman Sachs assess investment opportunities to determine whether a particular investment opportunity is required to be allocated to a particular Account (including us) or is prohibited from being allocated to a particular Account. Subject to a determination by the legal and compliance departments (if applicable), portfolio management teams are then charged with ensuring that investment opportunities are allocated to the appropriate Account.

Personnel of our Investment Adviser involved in decision-making for Accounts may make allocation related decisions for us and other Accounts by reference to one or more factors, including: the Account’s portfolio and its investment horizons, objectives, guidelines and restrictions (including legal and regulatory restrictions); strategic fit and other portfolio management considerations, including different desired levels of investment for different strategies; the expected future capacity of the applicable Accounts; cash and liquidity considerations; and the availability of other appropriate investment opportunities. Suitability considerations, reputational matters and other considerations may also be considered. The application of these considerations may cause differences in the performance of different Accounts that have similar strategies. In addition, in some cases our Investment Adviser may make investment recommendations to Accounts where such Accounts make the investment independently of our Investment Adviser, which may result in a reduction in the availability of the investment opportunity for other Accounts (including us) irrespective of our Investment Adviser’s policies regarding allocation of investments. With respect to GS BDC, the Investment Adviser may also make allocation-related decisions by reference to the JV, consistent with the nature of the relationship between GS BDC and the JV, even though there is no formal investment advisory relationship between the Investment Adviser and the JV. Consideration of the JV in respect of allocation-related decisions could adversely impact the allocation of investment opportunities to the Company. Additional information about our Investment Adviser’s allocation policies is set forth in Item 6 (“Performance-based Fees and Side-by-Side Management—Side-by-Side Management of Advisory Accounts; Allocation of Opportunities”) of our Investment Adviser’s Form ADV.

Our Investment Adviser, including the GSAM Credit Alternatives Team, may, from time to time, develop and implement new trading strategies or seek to participate in new investment opportunities and trading strategies. These opportunities and strategies may not be employed in all Accounts or pro rata among Accounts where they are employed, even if the opportunity or strategy is consistent with the objectives of such Accounts.

During periods of unusual market conditions, our Investment Adviser may deviate from its normal trade allocation practices. For example, this may occur with respect to the management of unlevered and/or long-only Accounts that are typically managed on a side-by-side basis with levered and/or long-short Accounts.

We may receive opportunities sourced by Goldman Sachs businesses and affiliates, but in no event do we have any rights with respect to such opportunities. Subject to applicable law, including the Investment Company Act such opportunities or any portion thereof may be offered to other Accounts, Goldman Sachs, all or certain of our investors, or such other persons or entities as determined by Goldman Sachs in its sole discretion. We will have no rights and will not receive any compensation related to such opportunities.

See “Item 7(a). Transactions with Related Persons; Review, Approval or Ratification of Transaction with Related Persons—Potential Conflicts of Interest—Other Activities of Goldman Sachs, the Sale of the Common Stock and the Allocation of Investment Opportunities— Allocation of Investment Opportunities Among the Company and Other Accounts.”

Market Opportunity

According to the National Center for the Middle Market and the CIA World Fact Book, the U.S. middle market is comprised of approximately 200,000 companies that collectively generate revenues of approximately $5.90 trillion annually.1 Comparing revenue to gross domestic product, this makes the U.S. middle market equivalent to the world’s third largest global economy on a stand-alone basis. The GSAM Private Credit Group believes that existing market conditions and regulatory changes have combined to create an attractive investment environment for non-bank lenders such as us to provide loans to U.S. middle market companies. Specifically:

•	Recent changes in the regulatory capital charges imposed on the banking sector for unrated, illiquid assets have caused banks to reduce their lending activities to middle-market companies. Stakeholders in banks, including their shareholders, lenders and regulators, continue to exert pressure to contain the amount of illiquid, unrated assets held on bank balance sheets. Examples of this include moves to codify the Basel III accords in the United States, which would increase the regulatory capital charge for lower rated and unrated assets in most instances, and continued investor focus on the amount of illiquid assets whose fair value cannot be determined by using observable measures, or “Level 3 assets,” held on bank balance sheets. As a result, the GSAM Private Credit Group believes that many banks have been forced to reduce their lending to middle-market companies, creating an opportunity for alternative lenders such as us to fill the void.

•	Changes in business strategy by banks have further reduced the supply of capital to middle-market companies. The trend of consolidation of regional banks into money center banks has reduced the focus of these businesses on middle-market lending. Money center banks traditionally focus on lending and providing other services to large corporate clients to whom they can deploy larger amounts of capital more efficiently. The GSAM Private Credit Group believes that this has resulted in fewer bank lenders to U.S. middle-market companies and reduced the availability of debt capital to the companies that we expect to target.

•	The capital markets have been unable to fill the void in middle-market finance left by banks. While underwritten bond and syndicated loan markets have been robust in recent years, middle-market companies are rarely able to access these markets as participants are generally highly focused on the liquidity characteristics of the bond or loan being issued. For example, mutual funds and exchange traded funds (“ETFs”) are significant buyers of underwritten bonds and broadly syndicated loans. However, mutual funds and ETFs generally require the ability to liquidate their investments quickly in order to fund investor redemptions. Accordingly, the existence of an active secondary market for their investments is an important consideration in the initial investment decision. Because there is typically no active secondary market for the debt of U.S. middle-market companies, mutual funds and ETFs generally do not provide capital to U.S. middle-market companies. The GSAM Private Credit Group believes that this is likely to be a persistent problem for the capital markets and creates an advantage for investors like us who have a more stable capital base and can therefore invest in illiquid assets.

•	It is difficult for new lending platforms to enter the middle market and fill the capital void because it is very fragmented. While the middle market is a very large component of the U.S. economy, it is a highly fragmented space with thousands of companies operating in many different geographies and industries. Typically, companies that need capital find lenders and investors based on pre-existing relationships, referrals and word of mouth. Developing the many relationships and wide-spread recognition required to become a source of capital to the middle market is a time consuming and highly resource-intensive endeavor. As a result, the GSAM Private Credit Group believes that it is difficult for new lending platforms to successfully enter the middle market, thereby providing insulation from rapid shifts in the supply of capital to the middle market that might otherwise disrupt pricing of capital.

[1]	Estimate for 2016 by the National Center for the Middle Market, which defined middle market as companies with annual revenue of $10 million – $1 billion. See http://www.middlemarketcenter.org (relying on data from the CIA World Factbook, available at https://www.cia.gov/library/publications/the-world-factbook/).

Competitive Advantages

The Goldman Sachs Platform: Goldman Sachs is a leading global financial institution that provides a wide range of financial services to a substantial and diversified client base, including companies and high net worth individuals, among others. The firm is headquartered in New York, and maintains offices across the United States and in all major financial centers around the world. Goldman Sachs’ asset management subsidiary, GSAM, is one of the world’s leading investment managers with over 700 investment professionals and over $1 trillion of assets under supervision as of September 30, 2016. GSAM’s investment teams, including the GSAM Private Credit Group, each capitalize on the relationships, market insights, risk management expertise, technology and infrastructure of Goldman Sachs. As described in “Item 1(c). Description of Business,” the GSAM Private Credit Group will be responsible for identifying investment opportunities, conducting research and due diligence on prospective investments, negotiating and structuring our investments and monitoring and servicing our investments. We believe that the Goldman Sachs platform delivers a meaningful competitive advantage in the following ways:

•	Origination of Investment Opportunities: Goldman Sachs has a preeminent network of relationships and the ability to provide valued intellectual, as well as financial, capital to middle-market borrowers which we believe significantly enhances our origination capability. Our Investment Adviser believes that many borrowers prefer to do business with Goldman Sachs and its advised funds because of its ability to offer further services to middle-market companies as they grow in their life cycle, including financial advice, acquisition opportunities and capital markets expertise. The GSAM Private Credit Group is also able to leverage the Goldman Sachs platform to provide middle-market companies with access to Goldman Sachs’ broad client network, which can be utilized to find new customers and partners as the GSAM Private Credit Group seeks to grow and execute its strategic plans.

•	Evaluation of Investment Opportunities: The GSAM Private Credit Group is comprised of seasoned professionals with significant private credit investing experience. The team draws on a diverse array of skill sets, spanning fundamental credit and portfolio management, as well as legal and transactional structuring expertise. The GSAM Private Credit Group is trained in, and utilizes, proprietary investment practices and procedures developed over many decades by Goldman Sachs, including those related to performing due diligence on prospective portfolio investments and reviewing the backgrounds of potential partners. Further, Goldman Sachs is an active participant in a wide array of industries, both in service to clients operating in many different industries and acting as a principal or customer in such industries. Accordingly, Goldman Sachs houses a tremendous amount of industry knowledge and experience. The GSAM Private Credit Group is able to draw upon these industry insights and expertise as it evaluates investment opportunities.

•	Risk Monitoring of Investments: The GSAM Private Credit Group has significant processes and procedures in place, including proprietary information technology systems, to monitor and evaluate the performance of its investments at the asset level. In addition, we benefit from Goldman Sachs’ extensive risk management capabilities, which have been developed and honed over many investment cycles. Our portfolio is regularly reviewed and stressed under various scenarios by senior risk management personnel within Goldman Sachs. These scenarios are drawn from the expertise developed by Goldman Sachs for its own balance sheet. This risk monitoring is designed to assist the GSAM Private Credit Group in seeking to minimize the risk of capital loss and maintain an investment portfolio that is expected to perform in a broad range of economic conditions.

•	Financing of Portfolio: As one of the world’s largest asset management firms, GSAM is a significant counterparty to many providers of capital. In addition, GSAM has a world-class asset management infrastructure, including significant resources in operations, legal, compliance and other support functions. This scale, combined with the institutional infrastructure to support it, gives capital providers an incentive to do business with GSAM and confidence that their capital will be well guarded. Our Investment Adviser believes that we will benefit from GSAM’s scale and infrastructure through attractive financing terms as we seek sources of capital in the future.

Investment Committee

All investment decisions are made by the Investment Committee of GSAM’s Private Credit Group, which consists, as of the date of this Registration Statement, of five voting members: Brendan McGovern, Salvatore Lentini, Jon Yoder, David Yu and Scott Turco, as well as three non-voting members with operational and/or legal expertise. For biographical information about the voting members of the Investment Committee, see “Item 5. Directors and Executive Officers.” The Investment Committee is responsible for approving all of our investments. The Investment Committee also monitors investments in our portfolio and approves all asset dispositions. We expect to benefit from the extensive and varied relevant experience of the investment professionals serving on the Investment Committee, which includes expertise in privately originated and publicly traded leveraged credit, stressed and distressed debt, bankruptcy, mergers and acquisitions and private equity. The voting members of the Investment Committee collectively have over 50 years of experience in middle-market investment and activities related to middle-market investing. The membership of the Investment Committee may change from time to time.

The purpose of the Investment Committee is to evaluate and approve, as deemed appropriate, all investments by our Investment Adviser. The Investment Committee process is intended to bring the diverse experience and perspectives of the Investment Committee’s members to the analysis and consideration of every investment. The Investment Committee also serves to provide investment consistency and adherence to our Investment Adviser’s investment philosophies and policies. The Investment Committee also determines appropriate investment sizing and suggest ongoing monitoring requirements.

The Investment Committee meetings will serve as a forum for discussing credit views and outlooks, as well as reviewing investments. Potential transactions and investment opportunities will also be reviewed on a regular basis. Members of the GSAM Private Credit Group’s team are encouraged to share information and views on credits with the Investment Committee early in their analysis. This process improves the quality of the analysis and assists the deal team members to work more efficiently.

Management Services

Pursuant to the terms of the investment management and advisory agreement (the “Investment Management Agreement”) between the Company and the Investment Adviser, GSAM, subject to the overall supervision of the Board of Directors, manages our day-to-day operations and provides investment advisory and management services to the Company.

Subject to compliance with applicable law and published SEC guidance, nothing contained in the Investment Management Agreement in any way precludes, restricts or limits the activities of the Investment Adviser or any of its respective subsidiaries or affiliated parties.

Investment Management Agreement

The Company’s Investment Management Agreement was approved by the Initial Member effective as of January 13, 2017.

The Investment Management Agreement will remain in full force and effect for two years initially and will continue for periods of one year thereafter but only so long as such continuance is specifically approved at least annually by (a) the vote of a majority of our Independent Directors and (b) by a vote of a majority of our Board of Directors or of a majority of our outstanding voting securities, as defined in the Investment Company Act. The Investment Management Agreement may, on 60 days’ written notice to the other party, be terminated in its entirety at any time without the payment of any penalty, by the Board of Directors, by vote of a majority of the outstanding voting securities of the Company, or by the Investment Manager. The Investment Management Agreement also will automatically terminate in the event of its assignment (as defined in the Investment Company Act). See “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—We are dependent upon management personnel of our Investment Adviser for our success.”

The Investment Adviser may also manage other investment funds and accounts that have investment programs that are similar to ours. Please see “Item 7(a). Transactions with Related Persons; Review, Approval or Ratification of Transaction with Related Persons—Potential Conflicts of Interest.”

The Investment Adviser will keep the Board of Directors well informed as to the identity and title of each member of the Investment Committee and provide the Board of Directors such other information with respect to such persons and the functioning of the Investment Committee as the Board of Directors may, from time to time, request.

Management Fee

Pursuant to the Investment Management Agreement, we pay the Investment Adviser a management fee (the “Management Fee”), payable quarterly in arrears, equal to 0.375% (i.e., an annual rate of 1.50%) of our average NAV (including uninvested cash and cash equivalents) at the end of the then-current quarter and the prior calendar quarter (and, in the case of our first quarter, our NAV as of such quarter-end). The Management Fee for any partial quarter will be appropriately prorated. Following the occurrence (if any) of a listing (as defined in “—Exit Event,” below), average gross assets (excluding cash or cash equivalents but including assets purchased with borrowed amounts) at the end of the then-current quarter and the prior calendar quarter (and, in the case of our first quarter-end following such event, our gross assets as of such quarter-end) will be used instead of average NAV to calculate the Management Fee.

Management Fees are generally expected to be paid using available funds, in which case these payments will not reduce Undrawn Commitments. However, we may drawdown Undrawn Commitments for Management Fees, and any such amounts contributed would reduce Undrawn Commitments.

Incentive Fee

Pursuant to the Investment Management Agreement, the Company pays to the Investment Adviser an Incentive Fee (the “Incentive Fee”) as follows:

The Incentive Fee will consist of two components that are determined independently of each other, with the result that one component may be payable even if the other is not. A portion of the Incentive Fee will be based on our income and a portion will be based on our capital gains, each as described below.

Quarterly Incentive Fee Based on Income. Our Investment Adviser is entitled to receive the Incentive Fee based on income from us if our Ordinary Income (as defined below) exceeds a quarterly “hurdle rate” (as defined below) of 1.75%. For this purpose, the hurdle is computed by reference to our NAV and does not take into account changes in the market price of our common stock (if any). The Incentive Fee based on income will be determined and paid quarterly in arrears at the end of each calendar quarter by reference to our aggregate net investment income, as adjusted as described below, from the calendar quarter then ending and the eleven preceding calendar quarters (or if shorter, the number of quarters that have occurred since the Initial Drawdown Date) (in either case, the “Trailing Twelve Quarters”). However, following the occurrence (if any) of a listing, the Trailing Twelve Quarters will be “reset” so as to include, as of the end of any quarter, the calendar quarter then ending and the eleven preceding calendar quarters (or if shorter, the number of quarters that have occurred since the listing, rather than the number of quarters that have occurred since the Initial Drawdown Date).

The “hurdle amount” for the Incentive Fee based on income is determined on a quarterly basis, and is equal to 1.75% multiplied by our NAV at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. The hurdle amount is calculated after making appropriate adjustments for subscriptions (which shall include all issuances by us of shares of our common stock) and distributions that occurred during the relevant Trailing Twelve Quarters. The Incentive Fee for any partial period will be appropriately prorated. For the portion of the Incentive Fee based on income, we pay our Investment Adviser a quarterly Incentive Fee based on the amount by which (A) Ordinary Income in respect of the relevant Trailing Twelve Quarters exceeds (B) the hurdle amount for such Trailing Twelve Quarters. The amount of the excess of (A) over (B) described in this paragraph for such Trailing Twelve Quarters is referred to as the “Excess Income Amount.”

The Incentive Fee based on income for each quarter is determined as follows:

•	No Incentive Fee based on income is payable to our Investment Adviser for any calendar quarter for which there is no Excess Income Amount;

•	100% of the Ordinary Income, if any, that exceeds the hurdle amount, but is less than or equal to an amount, which we refer to as the “Catch-up Amount,” determined as the sum of 2.0588% (or 2.1875% in the event of a listing) multiplied by our NAV at the beginning of each applicable calendar quarter included in the relevant Trailing Twelve Quarters is included in the calculation of the Incentive Fee based on income; and

•	15% (which will be increased to 20% in the event of a listing) of the Ordinary Income that exceeds the Catch-up Amount is included in the calculation of the Incentive Fee based on income.

The amount of the Incentive Fee based on income that will be paid to our Investment Adviser for a particular quarter will equal the excess of the Incentive Fee so calculated minus the aggregate Incentive Fees based on income that were paid in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant Trailing Twelve Quarters but will not exceed the Incentive Fee Cap (as described below).

The Incentive Fee based on income that is paid to our Investment Adviser for a particular quarter is subject to a cap (the “Incentive Fee Cap”). The Incentive Fee Cap for any quarter is an amount equal to (a) 15% (which will be increased to 20% in the event of a listing) of the Cumulative Net Return (as defined below) during the relevant Trailing Twelve Quarters minus (b) the aggregate Incentive Fees based on income that were paid in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant Trailing Twelve Quarters.

“Ordinary Income” means interest income, dividend income and any other income (including any accrued income that we have not yet received in cash and any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter minus our operating expenses accrued during the calendar quarter (including the Management Fee, administrative expenses and any interest expense and dividends paid on issued and outstanding preferred stock, but excluding the Incentive Fee).

“Cumulative Net Return” means (x) the Ordinary Income in respect of the relevant Trailing Twelve Quarters minus (y) any Net Capital Loss (as defined below), if any, in respect of the relevant Trailing Twelve Quarters.

If, in any quarter, the Incentive Fee Cap is zero or a negative value, we will pay no Incentive Fee based on income to our Investment Adviser for such quarter. If, in any quarter, the Incentive Fee Cap is a positive value but is less than the Incentive Fee based on income that is payable to our Investment Adviser for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, we will pay an Incentive Fee based on income to our Investment Adviser equal to the Incentive Fee Cap for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is equal to or greater than the Incentive Fee based on income that is payable to our Investment Adviser for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, we will pay an Incentive Fee based on income to our Investment Adviser equal to the Incentive Fee calculated as described above for such quarter without regard to the Incentive Fee Cap.

“Net Capital Loss” in respect of a particular period means the difference, if positive, between (i) aggregate capital losses, whether realized or unrealized, in such period and (ii) aggregate capital gains, whether realized or unrealized, in such period.

The following is a graphical representation of the calculation of the Incentive Fee based on income prior to a listing, if any:

Incentive Fee based on Income

Percentage of Ordinary Income comprising the Incentive Fee based on Income

(expressed as an annualized rate(1) of return on the value of net assets as of the beginning of each of the quarters included in the Trailing Twelve Quarters)

(1)	The Incentive Fee is determined on a quarterly basis but has been annualized for purposes of the above diagram. The diagram also does not reflect the Incentive Fee Cap.

The following is a graphical representation of the calculation of the Incentive Fee based on income following a listing:

Incentive Fee based on Income

Percentage of Ordinary Income comprising the Incentive Fee based on Income

(expressed as an annualized rate(1) of return on the value of net assets as of the beginning of each of the quarters included in the Trailing Twelve Quarters)

(1)	The Incentive Fee is determined on a quarterly basis but has been annualized for purposes of the above diagram. The diagram also does not reflect the Incentive Fee Cap.

Annual Incentive Fee Based on Capital Gains. The Incentive Fee based on capital gains is determined and paid annually in arrears at the end of each calendar year or, in the event of a listing, the date on which such event occurs. At the end of each calendar year (or the occurrence of a listing), we will pay our Investment Adviser an Incentive Fee equal to (A) 15% (which will be increased to 20% in the event of a listing) of the difference, if positive, of the sum of our aggregate realized capital gains, if any, computed net of our aggregate realized capital losses, if any, and our aggregate unrealized capital depreciation, in each case from the Initial Drawdown Date (or, following the occurrence (if any) of a listing, from the date on which such event occurs) until the end of such calendar year or listing, as applicable, minus (B) the cumulative amount of Incentive Fees based on capital gains previously paid to our Investment Adviser from the Initial Drawdown Date (or, following the occurrence (if any) of a listing, from the date on which such event occurs) through the end of such calendar year or listing, as applicable. For the avoidance of doubt, unrealized capital appreciation is excluded from the calculation in clause (A), above.

We will accrue, but not pay, a portion of the Incentive Fee based on capital gains with respect to net unrealized appreciation. Under GAAP, we are required to accrue an Incentive Fee based on capital gains that includes net realized capital gains and losses and net unrealized capital appreciation and depreciation on investments held at the end of each period. In calculating the accrual for the Incentive Fee based on capital gains, we consider the cumulative aggregate unrealized capital appreciation in the calculation, since an Incentive Fee based on capital gains would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Management Agreement. This accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital appreciation or depreciation. If such amount is positive at the end of a period, then we record a capital gains incentive fee equal to 15% (which will be increased to 20% in the event of a listing) of such amount, minus the aggregate amount of actual Incentive Fees based on capital gains paid in all prior periods (or, following the occurrence (if any) of a listing, in all prior periods beginning with the date on which such event occurs). If such amount is negative, then there is no accrual for such period. There can be no assurance that such unrealized capital appreciation will be realized in the future. For the avoidance of doubt, the following Incentive Fee examples reflect the calculation of actual payments of the Incentive Fee rather than accruals of the Incentive Fee.

Example of Calculation of the Incentive Fee based on Income Assumptions

Assumptions(1)

•	Quarter 1

•	Net Asset Value at the start of Quarter 1 = $100.0 million

•	Quarter 1 Ordinary Income = $6.0 million

•	Quarter 1 Net Capital Gain = $1.0 million

•	Quarter 1 Hurdle Amount = $1.75 million (calculated based on an annualized 7.00% hurdle rate)

•	Quarter 1 Catch-up Amount = $2.06 million (calculated based on an annualized 8.24% rate)

•	Quarter 2

•	Net Asset Value at the start of Quarter 2 = $100.0 million

•	Quarter 2 Ordinary Income = $1.5 million

•	Quarter 2 Net Capital Gain = $1.0 million

•	Quarter 2 Hurdle Amount = $1.75 million (calculated based on an annualized 7.00% hurdle rate)

•	Quarter 2 Catch-up Amount = $2.06 million (calculated based on an annualized 8.24% rate)

•	Quarter 3

•	Net Asset Value at the start of Quarter 3 = $100.0 million

•	Quarter 3 Ordinary Income = $2.0 million

•	Quarter 3 Net Capital Loss = ($6.0) million

•	Quarter 3 Hurdle Amount = $1.75 million (calculated based on an annualized 7.00% hurdle rate)

•	Quarter 3 Catch-up Amount = $2.06 million (calculated based on an annualized 8.24% rate)

•	Quarter 4

•	Net Asset Value at the start of Quarter 4 = $100.0 million

•	Quarter 4 Ordinary Income = $3.5 million

•	Quarter 4 Net Capital Gain = $3.0 million

•	Quarter 4 Hurdle Amount = $1.75 million (calculated based on an annualized 7.00% hurdle rate)

•	Quarter 4 Catch-up Amount = $2.06 million (calculated based on an annualized 8.24% rate)

(1)	For illustrative purposes, Net Asset Value is assumed to be $100.0 million as of the beginning of all four quarters and does not give effect to gains or losses in the preceding quarters. The example is also based on the calculation prior to any listing.

Determination of Incentive Fee based on income

In Quarter 1, the Ordinary Income of $6.0 million exceeds the Hurdle Amount of $1.75 million and the Catch-up Amount of $2.06 million. There are no Net Capital Losses. As a result, an Incentive Fee based on income of approximately $901,000 ((100% of $310,000) + (15% of $3.94 million)) is payable to our Investment Adviser for Quarter 1.

In Quarter 2, the Quarter 2 Ordinary Income of $1.5 million does not exceed the Quarter 2 Hurdle Amount of $1.75 million, but the aggregate Ordinary Income for the Trailing Twelve Quarters of $7.5 million exceeds the aggregate Hurdle Amount for the Trailing Twelve Quarters of $3.5 million and the aggregate Catch-up Amount for the Trailing Twelve Quarters of $4.12 million. There are no Net Capital Losses. As a result, an Incentive Fee based on income of approximately $229,000 ($1.13 million ((100% of $620,000) + (15% of $3.38 million)) minus $901,000 paid in Quarter 1) is payable to our Investment Adviser for Quarter 2.

In Quarter 3, the aggregate Ordinary Income of the Trailing Twelve Quarters of $9.5 million exceeds the aggregate Hurdle Amount for the Trailing Twelve Quarters of $5.25 million and the aggregate Catch-up Amount for the Trailing Twelve Quarters of $6.18 million. However, there is an aggregate Net Capital Loss of ($4.0) million for the Trailing Twelve Quarters. As a result, the Incentive Fee Cap would apply. The Incentive Fee Cap equals $(305,000), calculated as follows:

(15% x ($9.5 million minus $4.0 million)) minus $1.13 million paid in Quarters 1 and 2. Because the Incentive Fee Cap is a negative value, there is no Incentive Fee based on income payable to our Investment Adviser for Quarter 3.

In Quarter 4, the aggregate Ordinary Income of the Trailing Twelve Quarters of $13.0 million exceeds the aggregate Hurdle Amount for the Trailing Twelve Quarters of $7.0 million and the aggregate Catch-up Amount for the Trailing Twelve Quarters of $8.24 million. The calculation of the Incentive Fee based on income would be approximately $820,000 ($1.95 million (100% of $1.24 million) + (15% of $4.76 million) minus $1.13 million paid in Quarters 1 and 2). However, there is an aggregate Net Capital Loss of ($1.0) million for the Trailing Twelve Quarters. As a result, the Incentive Fee Cap would apply. The Incentive Fee Cap equals approximately $670,000 calculated as follows:

(15% x ($13.0 million minus $1.0 million)) minus $1.13 million. Because the Incentive Fee Cap is positive but less than the Incentive Fee based on income of approximately $820,000 calculated prior to applying the Incentive Fee Cap, an Incentive Fee based on income of approximately $670,000 is payable to our Investment Adviser for Quarter 4.

Examples of Calculation of Incentive Fee based on Capital Gains

Assumptions(1)

•	Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”)

•	Year 2: Investment A sold for $30 million, fair value of Investment B determined to be $25 million and fair value of Investment C determined to be $27 million

•	Year 3: fair value of Investment B determined to be $29 million and Investment C sold for $30 million

•	Year 4: fair value of Investment B determined to be $40 million

Determination of Incentive Fee based on capital gains

The Incentive Fee based on capital gains, if any, would be:

•	Year 1: None

Year 2: $750,000, the portion of the Incentive Fee based on capital gains equals (A) 15% of the difference, if positive, of the sum of our aggregate realized capital gains, if any, computed net of our aggregate realized capital losses, if any, and our aggregate unrealized capital depreciation, if any, in each case from the Initial Drawdown Date until the end of the applicable calendar year or listing, as applicable, minus (B) the cumulative amount of Incentive Fees based on capital gains previously paid to our Investment Adviser from the Initial Drawdown Date.

Therefore, using the assumptions above, the Incentive Fee based on capital gains equals (A) 15% x ($10.0 million—$5.0 million) minus (B) $0.

Therefore, the Incentive Fee based on capital gains equals $750,000.

•	Year 3: $1.35 million, which is calculated as follows:

The Incentive Fee based on capital gains equals (A) 15% x ($15.0 million—$1.0 million) minus (B) $750,000.

Therefore, the Incentive Fee based on capital gains equals $1.35 million.

•	Year 4: $150,000, which is calculated as follows:

The Incentive Fee based on capital gains equals (A) 15% x ($15.0 million—$0 million) minus (B) $2.1 million.

Therefore, the Incentive Fee based on capital gains equals $150,000.

(1)	The example is based on the calculation prior to any listing.

Limited Liability of the Investment Adviser

The Investment Management Agreement provides that our Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by us in connection with the matters to which the Investment Management Agreement relates, except a loss resulting from our Investment Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by our Investment Adviser of its obligations and duties under the Investment Management Agreement. Any person, even though also employed by our Investment Adviser, who may be or become an employee of and paid by us will be deemed, when acting within the scope of such employment, to be acting in such employment solely for us and not as our Investment Adviser’s employee or agent. These protections may lead our Investment Adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account. See “Item 1A. Risk Factors—Risks Relating to Our Business and Structure— Our Investment Adviser will be paid the Management Fee even if the value of stockholders’ investments declines and our Investment Adviser’s Incentive Fee may create incentives for it to make certain kinds of investments.”

The Investment Adviser has not assumed any responsibility to us other than to render the services described in the Investment Management Agreement, and it will not be responsible for any action of the Board of Directors in declining to follow the Investment Adviser’s advice or recommendations.

Administration Agreement

We have entered into an administration agreement (the “Administration Agreement”) with State Street Bank and Trust Company (the “Administrator”), under which the Administrator is responsible for providing various accounting and administrative services to us.

The Administration Agreement provides that the Administrator will not be liable to us for any damages or other losses arising out of the performance of its services thereunder except under certain circumstances, and contains provisions for the indemnification of the Administrator by us against liabilities to other parties arising in connection with the performance of its services to us.

We pay the Administrator fees for its services as we determine are commercially reasonable in our sole discretion. We also reimburse the Administrator for all reasonable expenses. To the extent that our Administrator outsources any of its functions, the Administrator will pay any compensation associated with such functions.

We are not obligated to retain our Administrator. The Administration Agreement may be terminated by either party without penalty upon 30 days’ written notice to the other party.

The terms of the Administration Agreement that we may enter with any subsequent administrator may differ materially from the terms of the Administration Agreement with State Street Bank and Trust Company in effect prior to such retention, including, without limitation, providing for a fee structure that results in us, directly or indirectly, bearing higher fees for similar services and other terms that are potentially less advantageous to us. Our stockholders will not be entitled to receive prior notice of the engagement of an alternate administrator or of the terms of any agreement that is entered into with such administrator.

Transfer Agent Agreement

We entered into a transfer agency agreement with Goldman, Sachs & Co. (the “Transfer Agency Agreement”), pursuant to which Goldman, Sachs & Co., as transfer agent will: (i) record the issuance, transfer and repurchase of shares of our common stock and preferred stock; (ii) provide purchase and repurchase confirmations, as well as certain other statements; (iii) provide dividend crediting and certain disbursing agent services; (iv) maintain stockholder accounts; and (v) render certain other miscellaneous services. Under the terms of the Transfer Agency Agreement, we will indemnify and hold harmless the transfer agent, its affiliates and any agent under certain circumstances and to the extent permitted by the Investment Company Act. We expect to compensate Goldman, Sachs & Co. at an annual rate of 0.12% of our average NAV at the end of the then-current quarter and the prior calendar quarter (and, in the case of the Company’s first quarter, our NAV as of such quarter-end) for serving as our transfer agent. As our transfer agent and dividend disbursing agent, Goldman, Sachs & Co. expects to engage a third party to assist in certain related functions. We expect that the Transfer Agency Agreement will provide that we will generally bear all expenses incurred by Goldman, Sachs & Co. or us in connection with the performance of Goldman, Sachs & Co.’s duties pursuant to the Transfer Agency Agreement (including any costs associated with engaging such third parties). We expect that the amount of such expenses that will be borne by us will be capped at the quarterly fee payable under the Transfer Agency Agreement and will reduce the fee otherwise owed for such quarter on a dollar-for-dollar basis.

License Agreement

We are a party to a license agreement (the “License Agreement”) with an affiliate of Goldman Sachs pursuant to which we have been granted a non-exclusive, royalty-free license to use the “Goldman Sachs” name. Under this agreement, we shall not have a right to use the Goldman Sachs name if GSAM or another affiliate of Goldman Sachs is not our Investment Adviser or if our continued use of such license results in a violation of applicable law, results in a regulatory burden or has adverse regulatory consequences. Other than with respect to this limited license, we have no legal right to the “Goldman Sachs” name.

Organizational and Operating Expenses

Our primary operating expenses include the payment of the Management Fee and the Incentive Fee to our Investment Adviser, legal and professional fees, interest, fees and other expenses of Financings (as defined in “—Investment Period” below) and other operating and overhead related expenses. The Management Fee and Incentive Fee compensate our Investment Adviser for its work in identifying, evaluating, negotiating, closing and monitoring our Investments. We bear all other costs and expenses of our operations and transactions in accordance with the

Investment Management Agreement and Administration Agreement, including those relating to: (i) our operational and organizational expenses; (ii) fees and expenses, including travel expenses, incurred by our Investment Adviser or payable to third parties related to our Investments, including, among others, professional fees (including the fees and expenses of consultants and experts) and fees and expenses from evaluating, monitoring, researching and performing due diligence on Investments and prospective Investments; (iii) interest, fees and other expenses payable on Financings, if any, incurred by us; (iv) fees and expenses incurred by us in connection with membership in investment company organizations; (v) brokers’ commissions; (vi) fees and expenses associated with calculating our NAV (including the costs and expenses of any Independent Valuation Advisor (as defined below)); (vii) legal, auditing or accounting expenses; (viii) taxes or governmental fees; (ix) the fees and expenses of our Administrator, transfer agent or sub-transfer agent; (x) the cost of preparing stock certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of the shares; (xi) the expenses of, and fees for, registering or qualifying common stock for sale, maintaining our registration and qualifying and registering us as a broker or a dealer; (xii) the fees and expenses of our Independent Directors; (xiii) the cost of preparing and distributing reports, proxy statements and notices to holders of our equity interests, the SEC and other regulatory authorities;(xiv) costs of holding stockholder meetings; (xv) listing fees, if any, (xvi) the fees or disbursements of custodians of our assets, including expenses incurred in the performance of any obligations enumerated by our organizational documents insofar as they govern agreements with any such custodian; (xvii) insurance premiums; and (xviii) costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with our business and the amount of any judgment or settlement paid in connection therewith, or the enforcement of our rights against any person and indemnification or contribution expenses payable by us to any person and other extraordinary expenses not incurred in the ordinary course of our business. Our Investment Adviser will not be required to pay expenses of activities which are primarily intended to result in sales of common stock, including all costs and expenses associated with the preparation and distribution of the Offering Memorandum, dated August 2016 (as supplemented from time to time, the “Offering Memorandum”) and the Subscription Agreements (as defined in “—The Offering,” below).

Competition

A number of entities, including GS BDC and PMMC, compete with us to make the types of investments that we make in middle-market companies. We compete with other BDCs, commercial and investment banks, commercial financing companies, collateralized loan obligations (“CLOs”), private funds, including hedge funds, and, to the extent they provide an alternative form of financing, private equity funds. Many of our competitors are more experienced, substantially larger and have considerably greater financial, technical and marketing resources than we do. Some competitors may have a lower cost of funds, perpetual fund lives and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, certain of our competitors are not subject to the regulatory restrictions that the Investment Company Act imposes on us as a BDC and that the Code will impose on us as a RIC. Additionally, an investment opportunity may be appropriate for one or more of us, GS BDC, PMMC or any other investment fund managed by our affiliates, and co-investment may not be possible. In these instances GSAM adheres to its investment allocation policy in order to determine to which entity to allocate the opportunity. Also, as a result of this competition, we may not be able to secure attractive investment opportunities from time to time.

We do not seek to compete primarily based on the interest rates we offer and GSAM believes that some of our competitors may make loans with interest rates that are comparable to or lower than the rates we will offer. Rather, we compete with our competitors based on our reputation in the market, our existing investment platform, the seasoned investment professionals of our Investment Adviser, our experience and focus on middle-market companies, our disciplined investment philosophy, our extensive industry focus and relationships and our flexible transaction structuring.

We may lose Investment opportunities if we do not match our competitors’ pricing, terms and structure. If we match our competitors’ pricing, terms and structure, we may experience decreased net interest income and increased risk of credit loss. As a result of operating in such a competitive environment, we may make Investments that are on less favorable terms than what we may have originally anticipated, which may impact our return on these Investments. We cannot assure stockholders that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations.

Hedging

Subject to applicable provisions of the Investment Company Act and applicable CFTC regulations, we may enter into hedging transactions in a manner consistent with SEC guidance. To the extent that any of our loans are denominated in a currency other than U.S. dollars, we may enter into currency hedging contracts to reduce our exposure to fluctuations in currency exchange rates. We may also enter into interest rate hedging agreements. Such hedging activities, which will be subject to compliance with applicable legal requirements, may include the use of futures, options, swaps and forward contracts. Costs incurred in entering into such contracts or in settling them, if any, will be borne by us. The Investment Adviser has claimed no-action relief from CFTC registration and regulation as a commodity pool operator pursuant to the BDC CFTC No-Action Letter with respect to our operations, with the result that we will be limited in our ability to use futures contracts or options on futures contracts or engage in swap transactions. Specifically, the BDC CFTC No-Action Letter imposes strict limitations on using such derivatives other than for hedging purposes, whereby the use of derivatives not used solely for hedging purposes is generally limited to situations where (i) the aggregate initial margin and premiums required to establish such positions do not exceed five percent of the liquidation value of our portfolio, after taking into account unrealized profits and unrealized losses on any such contracts we have entered into; or (ii) the aggregate net notional value of such derivatives does not exceed 100% of the liquidation value of our portfolio. Moreover, we anticipate entering into transactions involving such derivatives to a very limited extent solely for hedging purposes or otherwise within the limitations of the BDC CFTC No-Action Letter. Since we have not yet commenced operations, we have not used any hedging arrangements.

Employees

We do not currently have any employees. Our day-to-day operations will be managed by our Investment Adviser. Our Investment Adviser has hired and expects to continue to hire professionals with skills applicable to our business plan, including experience in middle-market investing, leveraged finance and capital markets.

Investment Period

The investment period will commence on the Initial Closing Date and will continue until the second anniversary of the Final Closing Date (as defined below), provided that it may be extended by the Board of Directors, in the Board’s discretion, for one additional six-month period, and, with the approval of a majority-in-interest of the stockholders, for up to one additional year thereafter (such period, including any extensions, the “Investment Period”). In addition, the Board of Directors may terminate the Investment Period at any time in its discretion.

Drawdowns may be issued at any time prior to the expiration of the Investment Period for any permitted purpose.

Following the end of the Investment Period, we will have the right to issue drawdowns only (i) to pay, and/or establish reserves for, actual or our anticipated expenses, liabilities, including the payment or repayment of Financings (as defined below) or other obligations, contingent or otherwise (including the Management Fee), whether incurred before or after the end of the Investment Period, (ii) to fulfill investment commitments made or approved by the Investment Committee prior to the expiration of the Investment Period, (iii) to engage in hedging transactions, or (iv) to make additional investments in existing Portfolio Companies (each, an “Additional Investment”) (including transactions to hedge interest rate or currency risks related to an Additional Investment).

“Financings” are indebtedness for borrowed money (including through the issuance of notes and other evidence of indebtedness), other indebtedness, financings or extensions of credit.

Exit Event

We will continue to operate as a private reporting company, until the earlier of the following events, each referred to as an “Exit Event”: (1) any listing of our shares of common stock on a national securities exchange (a “listing”), including in connection with an initial public offering (“IPO”), (2) merger with another entity, including an affiliated company, subject to any limitations under the Investment Company Act (a “Merger”) or (3) the sale of all or substantially all of the assets of the Company (an “Asset Sale”). If we have not consummated an Exit Event by the sixth anniversary of the Final Closing Date (as defined below) (such date, the “Wind-down Determination Date”), our Board of Directors (to the extent consistent with its fiduciary duties and subject to any necessary stockholder approvals and applicable requirements of the Investment Company Act and the Code) will meet to consider our potential wind down and/or liquidation and dissolution.

Prior to a listing, if any, shares of our common stock will be highly illiquid and appropriate only as a long-term investment. Prior to a listing, purchasers of shares of our common stock (including purchasers in the offering) will be prohibited from transferring their shares without our prior written consent. In addition, purchasers of shares of our common stock prior to an IPO and listing, if any, will not be permitted to transfer their shares after the consummation of such IPO and listing without our prior written consent for a period of time, which may be significant, following such IPO and listing unless we determine to waive such restriction. There can be no assurances as to when or whether a listing or other Exit Event will occur. For further details about the transfer restrictions to which purchasers will be subject, the circumstances pursuant to which we will give our consent to such a transfer, eligible offerees and resale restrictions, see “Item 11. Description of Registrant’s Securities to be Registered—Transfer and Resale Restrictions; Required Transfers.”

In connection with the foregoing, the Investment Adviser may in the future recommend to the Board that we merge with or sell all or substantially all of our assets to one or more funds managed by the Investment Adviser (which may include GS BDC, PMMC or other BDCs that may be formed in the future and managed by the Investment Adviser). The Investment Adviser would not recommend any such Merger or Asset Sale unless it determines that it would be in our interests, with such determination dependent on factors it deems relevant, which may include historical and projected financial performance of us and any proposed merger partner, portfolio composition, potential synergies from the Merger or Asset Sale, available alternative options, and market conditions. In addition, no such Merger or Asset Sale would be consummated absent the meeting of various conditions required by applicable law or contract, at such time, which may include board approval of both funds and stockholder approval. Given that the Investment Adviser serves as the investment adviser of both companies, various conflicts of interest would apply with respect to any such a transaction. Such conflicts of interest may potentially arise from, among other things, differences between the compensation payable to the Investment Adviser by us and by the entity resulting from such a Merger or Asset Sale or efficiencies or other benefits to the Investment Adviser as a result of managing a single, larger fund instead of two separate funds. See “Item 7. Certain Relationships and Related Transactions, and Director Independence—Management of the Company by the Investment Adviser—Potential Merger with or Asset Sale to Another Fund Managed by GSAM.”

Share Repurchase Offers

Our Board of Directors expects to consider, in its discretion, offers to repurchase shares of our common stock in an amount of up to 5% of our outstanding shares of common stock (with the exact amount to be set by our Board of Directors) at the end of each quarter following the expiration of the Investment Period and with such offers ending prior to the time of an Exit Event. If we were to engage in a share repurchase offer, our stockholders would be able to tender their shares at a price per share that reflects our NAV per share as of a recent date. Such offers to repurchase shares of our common stock will be subject to, and conducted in accordance with, the applicable requirements of the Exchange Act and the Investment Company Act. To the extent any such repurchase may lead to adverse tax, the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or other regulatory consequences for us or our stockholders, our Board of Directors may determine not to proceed with any such share repurchases.

The Offering

Capital Commitments

Securities Offered

Each investor acquiring our common stock pursuant to an offering will have entered into a subscription agreement (“Subscription Agreement”) pursuant to which the investor will agree to purchase shares of our common stock for an aggregate purchase price equal to the portion of its capital commitment to the Company that is accepted by us (its “Commitment”). Each investor will be required to purchase shares of our common stock (up to the amount of its Undrawn Commitment) each time we deliver a drawdown notice, which will be delivered in respect of such Commitment at least five business days (as defined in Rule 14d-1 of the Exchange Act) (“Business Days”) prior to the required funding date (the “Drawdown Date”). New common stock will be issued on the Last Funding Date in respect of each drawdown.

The first date on which we accept capital commitments to purchase shares of our common stock, other than from the Initial Member, is referred to in this Registration Statement as the “Initial Closing Date.” The first date on which any investors (other than the Initial Member) are required to fund their capital commitments to purchase shares of our common stock is referred to herein as the “Initial Drawdown Date.” The Company expects to cancel the interest of the Initial Member in the Company on the Last Funding Date associated with the Initial Drawdown Date.

Shares of our common stock will be issued in connection with the Initial Drawdown Date at a price per share of $20. Shares of common stock issued following such initial issuance will generally be issued at a per share price equal to the then-current NAV per share. For purposes of this calculation, the NAV per share will be based on the NAV per share calculated at the end of the most recent calendar month prior to the applicable Last Funding Date, subject to adjustments for material changes and to the limitations of Section 23 under the Investment Company Act (which generally prohibits us from issuing shares of common stock at a price below the then-current NAV of the common stock as determined within 48 hours, excluding Sundays and holidays, of such issuance, subject to certain exceptions). Additionally, in order to allocate fairly expenses among stockholders, investors making capital commitments after the Initial Drawdown Date will be required to bear a pro rata portion of Organizational Expenses (as defined below) on or prior to the first Drawdown Date following their Capital Commitment to the Company.

Prior to a listing, if any, shares of our common stock will be highly illiquid and appropriate only as a long-term investment. Prior to a listing, if any, purchasers of shares of our common stock (including purchasers in the offering) will be prohibited from transferring their shares without our prior written consent. In addition, purchasers of shares of our common stock prior to a listing, if any, will not be permitted to transfer their shares after the consummation of such IPO and listing without our prior written consent for a period of time, which may be significant, following such IPO and listing unless we determine to waive such restriction. There can be no assurances as to when or whether a listing or other Exit Event will occur. For further details about the transfer restrictions to which purchasers will be subject, the circumstances pursuant to which we will give our consent to such a transfer, eligible offerees and resale restrictions, see “Item 11. Description of Registrant’s Securities to be Registered—Transfer and Resale Restrictions; Required Transfers.”

Drawdown Dates

Investors agree to purchase shares of common stock for an aggregate purchase price equal to their respective Undrawn Commitments, payable at such times (generally expected to be on a quarterly basis, but potentially more frequently, following an investor’s initial subscription) and in such amounts as required by the Company following receipt of required notice, as described above. Each investor and the Company agrees that, for each Drawdown Date, such investor shall purchase from us, and we shall issue to such investor on the applicable Last Funding Date, a number of shares of common stock equal to the Drawdown Share Amount (as defined below) at an aggregate price equal to the Drawdown Purchase Price (as defined below); provided, however, that in no circumstance will an investor be required to purchase shares of common stock for an amount in excess of its Undrawn Commitment.

“Drawdown Purchase Price” shall mean, for each Drawdown Date with respect to an investor, an amount in U.S. dollars determined by multiplying (i) the aggregate amount of Commitments being drawn down by us from all investors on that Drawdown Date by (ii) a fraction, the numerator of which is the Undrawn Commitment of such investor and the denominator of which is the aggregate Undrawn Commitments of all investors that are not Defaulting Stockholders (as defined below).

“Drawdown Share Amount” shall mean, for each Drawdown Date with respect to an investor, a number of shares of common stock determined by dividing (i) the Drawdown Purchase Price for that Drawdown Date with respect to such investor by (ii) the applicable then-current NAV per share as of the Last Funding Date (or, in the case of the Initial Drawdown Date, $20 per share).

“Undrawn Commitment” shall mean, with respect to an investor, the amount of such investor’s Commitment as of any date reduced by the aggregate amount of contributions made by that investor at all previous Drawdown Dates and Catch-Up Dates, and increased by the aggregate amount of Returned Capital received by that investor.

The obligation of stockholders to fund Undrawn Commitments is without defense, counterclaim or offset of any kind.

Organizational Expenses

Certain organizational expenses (as described below, the “Organizational Expenses”) will be charged to the Company on or about the Initial Drawdown Date. In order to allocate fairly such expenses among stockholders, investors making capital commitments after the Initial Closing Date will be required to bear a pro rata portion of such expenses at the time of their first investment. Upon payment of the Adjusted Purchase Price (as defined below) on a Catch-Up Date (as defined below), the number of shares of common stock issuable to an applicable investor will equal: (x) the Adjusted Purchase Price for such investor, minus the Organizational Expense Allocation, divided by (y) the then-current NAV per share. For U.S. federal income tax purposes, the amount paid by an investor in respect of Organizational Expenses will be treated as additional purchase price paid for the investor’s shares.

“Organizational Expense Allocation” means, with respect to an investor, the product obtained by multiplying (i) a fraction, the numerator of which is such investor’s Commitment and the denominator of which is the total Commitments received by us to date (including such investor’s Commitment), by (ii) the lesser of (a) a dollar amount equal to $500,000 or (b) the total amount of Organizational Expenses incurred by us.

“Organizational Expenses” means expenses incurred in respect of legal services pertaining to our organization and formation and any administration, custody and transfer agent agreements, the performance of any research and consultation services in connection with the initial meeting of Directors, and audit fees relating to the initial registration statement and auditing the initial seed capital financial statements.

Our initial offering costs (other than the Organizational Expenses) will be amortized over the 12 months beginning on the Initial Drawdown Date. The effect of this accounting treatment is not expected to be material to our financial statements. If the effect of this accounting treatment becomes material to our financial statements in the future, there may be a requirement to write off the unamortized balance of such expenses, which will be reflected in our NAV.

Subsequent Closings

We may hold, and expect to hold, a number of closings subsequent to the Initial Closing Date (each date on which a subsequent closing is held, a “Subsequent Closing Date”). The final Subsequent Closing Date will occur no later than 24 months following the Initial Closing Date (the “Final Closing Date”); provided that the Board of Directors may extend the Final Closing Date by up to an additional six month period in its discretion.

As described below, upon or following the acceptance of an investor’s Commitment on any Subsequent Closing Date, such investor shall be required to purchase from us, on no less than five Business Days’ prior notice, a number of shares of common stock with an aggregate purchase price necessary to ensure that, upon payment of the aggregate purchase price for such common stock by the investor, such investor’s Net Contributed Capital Percentage (as defined below) shall be equal to the Net Contributed Capital Percentage of each prior investor (other than any Defaulting Stockholders (as defined in “—The Offering—Default”) or stockholders who subscribed on prior Subsequent Closing Dates and have not yet funded the Adjusted Purchase Price) (the “Adjusted Purchase Price”). Such common stock may be required to be purchased on any date on or following the applicable Subsequent Closing Date and on or prior to the next Drawdown Date (any such date, a “Catch-Up Date”). Catch-Up Dates can occur at any point in a month but generally will not occur in a month for which there is also a Drawdown Date. Any stockholder increasing its Commitment on any Subsequent Closing Date shall be treated as if it were making a new Commitment to us.

“Net Contributed Capital” means, with respect to an investor, (i) the aggregate amount of funding of capital commitments that has been made by such stockholder in respect of purchases of common stock of the Company less (ii) the aggregate amount of distributions categorized as Returned Capital (as defined in “—The Offering—Returns of Capital”) made by the Company to such stockholder in respect of such stockholder’s common stock. For the avoidance of doubt, Net Contributed Capital shall not take into account distributions of our investment income (i.e. proceeds received in respect of interest payments, dividends or fees) to the stockholders.

“Net Contributed Capital Percentage” means, with respect to an investor, the percentage determined by dividing such investor’s Net Contributed Capital by such investor’s Commitment.

Upon payment of the Adjusted Purchase Price on a Catch-Up Date, the number of shares of common stock issuable to an applicable investor will equal: (x) the Adjusted Purchase Price for such investor, minus the Organizational Expense Allocation, divided by (y) the then-current NAV per share. A Catch-Up Date and a Drawdown Date generally will not occur in the same calendar month.

In connection with each Drawdown Date following any Subsequent Closing Date, all stockholders, including stockholders whose capital commitments were accepted on such Subsequent Closing Date, shall purchase common stock in accordance with the standard provisions for Drawdown Dates described below, subject in all cases to our right to limit issuances of our common stock in order to comply with applicable law, including ERISA.

Below is an example that illustrates the calculations for purchase of common stock at a Subsequent Drawdown Date:

•	Investor A makes a capital commitment of $1,000,000 as part of the Initial Closing Date.

•	50% of the capital commitment ($500,000) was called on the Initial Drawdown Date.

•	Initial offering price per share of common stock is $20.

•	The remaining 50% of the capital commitment ($500,000) was called on a subsequent Drawdown Date.

	Initial Drawdown	Offering Price per Share of Common Stock	Shares of Common Stock
Investor A	$500,000	$20.00	25,000

The following table illustrates the effect of changes in NAV on the number of shares of common stock purchased at a subsequent Drawdown Date, depending on whether the assumed NAV per share of common stock was higher or lower than on the Initial Drawdown Date.

The calculations in the table below are hypothetical, and actual returns may be higher or lower than those appearing in the table below.

	Assumed NAV per share of common stock at Subsequent Drawdown Date
	$18.00	$19.00	$20.00	$21.00	$22.00
Corresponding shares of common stock purchased	27,778	26,316	25,000	23,810	22,727

Total shares of common stock	52,778	51,316	50,000	48,810	47,727

Default

If a stockholder fails to purchase shares of common stock as part of a capital call or other required payment to us, in part or in full, and such failure remains uncured through the tenth calendar day following the applicable Drawdown Date (such tenth day, the “Last Funding Date”), such stockholder shall be delinquent in its obligations. Any payments made by such stockholder after the applicable Last Funding Date will be applied to purchase shares of the Company at the next available NAV.

If a stockholder is delinquent upon two occasions at any point during the Investment Period (occasions do not have to be consecutive), such stockholder (any such stockholder, a “Defaulting Stockholder”) will be in default of its obligations to us and the following remedies shall be imposed on such stockholder:

(a)	the Defaulting Stockholder shall be prohibited from purchasing any additional shares of our common stock; and

(b)	twenty-five percent (25%) of the shares of our common stock then held by the Defaulting Stockholder shall be automatically transferred on our books, without any further action being required by us or the Defaulting Stockholder, to all other stockholders (except to any other Defaulting Stockholder), pro rata in accordance with their respective number of shares of common stock held; provided, however, that no common stock shall be transferred to any other stockholder pursuant to this section in the event that such transfer would (x) violate the Securities Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to us or such transfer, (y) constitute or otherwise result in a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or (z) cause all or any portion of our assets to constitute “plan assets” under ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to the extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent the stockholder from receiving a partial allocation of its pro rata portion of shares); provided further, that any shares that have not been transferred to one or more other stockholders pursuant to the previous proviso shall be allocated among the other participating stockholders pro rata in accordance with their respective number of shares held.

The mechanism described in this section is intended to operate as a liquidated damages provision, since the damage to other stockholders resulting from a default by the Defaulting Stockholder is both significant and not easily susceptible to precise quantification. By purchasing shares of common stock, each stockholder agrees to this transfer provision and acknowledges that it constitutes a reasonable liquidated damages remedy for any default in the stockholder’s obligation of the type described.

Returns of Capital

Any portion of distributions made by us to the stockholders during the Investment Period which represents a return of such stockholder’s funding of a capital commitment to us, as determined by the Board (each such amount, “Returned Capital”), will increase the stockholders’ Undrawn Commitments and may be drawn down by us in accordance with “—Investment Period” above.

Placement Agents

We have entered into an agreement with each of Goldman, Sachs & Co. and Goldman Sachs International pursuant to which Goldman, Sachs & Co. and Goldman Sachs International will assist us in conducting private placement offerings. Under the terms of the agreements, we will indemnify and hold harmless Goldman, Sachs & Co. and Goldman Sachs International, their respective affiliates and any agent under certain circumstances and to the extent permitted by the Investment Company Act. Goldman, Sachs & Co. and Goldman Sachs International have entered into or will enter into sub-placement agreements (together with the agreements with Goldman, Sachs & Co. and Goldman Sachs International, the “Placement Agent Agreements”) with various sub-placement agents to assist in conducting the private placement offering. The Placement Agents are not expected to be compensated by us for their services, but may charge investors a placement fee with respect to their investment in us. The Placement Agents may also be compensated by our Investment Adviser, in its discretion, for certain services including promotional and marketing support, shareholder servicing, operational and recordkeeping, sub-accounting, networking or administrative services. These payments are made out of our Investment Adviser’s own resources and/or assets, including from the revenues or profits derived from the advisory fees our Investment Adviser receives from the Company.

Preferred Stock

Our certificate of incorporation authorizes our Board of Directors to create and issue one or more series of preferred stock to the extent permitted by the Investment Company Act. Prior to the issuance of shares of each series of preferred stock, our Board of Directors will be required by Delaware law and by our certificate of incorporation to establish the voting powers (full or limited, or no voting powers), and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of each series of our preferred stock. Thus, to the extent permitted by the Investment Company Act, the Board of Directors could authorize the issuance of shares of a series of our preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Any issuance of preferred stock must comply with the requirements of the Investment Company Act. The Investment Company Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class voting separately to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two full years or more. Certain matters under the Investment Company Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock (as determined in accordance with the Investment Company Act), including our outstanding perpetual preferred stock, voting together as a separate class. For example, the vote of such holders of preferred stock would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.”

Term

If we have not consummated an Exit Event by the Wind-down Determination Date, our Board of Directors (to the extent consistent with its fiduciary duties and subject to any necessary stockholder approvals and applicable requirements of the Investment Company Act and the Code) will meet to consider our potential wind down and/or liquidation and dissolution.

Regulation as a Business Development Company

We intend to elect to be regulated as a BDC under the Investment Company Act on or before the Initial Drawdown Date. As with other companies regulated by the Investment Company Act, a BDC must adhere to certain substantive regulatory requirements. The Investment Company Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates (including any investment advisers or sub-advisers), principal underwriters and affiliates of those affiliates or underwriters and requires that a majority of the directors be persons other than “interested persons,” as that term is defined in the Investment Company Act. In addition, the Investment Company Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of our outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the Investment Company Act as the vote: (i) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy or (ii) of more than 50% of the outstanding voting securities of such company, whichever is less. Any issuance of preferred stock must comply with the requirements of the Investment Company Act. Additionally, the Investment Company Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holder of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two full years or more. Certain other matters under the Investment Company Act require a separate class vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would be entitled to vote separately as a class from the holders of common stock on a proposal involving a plan of reorganization adversely affecting such securities.

We may invest up to 100% of our assets in securities acquired directly from issuers in privately negotiated transactions. With respect to such securities, we may, for the purpose of public resale, be deemed a “principal underwriter” as that term is defined under the Securities Act. We may purchase or otherwise receive warrants which offer an opportunity (not a requirement) to purchase common stock of a Portfolio Company in connection with an acquisition financing or other investments. Similarly, we may acquire rights that obligate an issuer of acquired securities or their affiliates to repurchase the securities at certain times, under certain circumstances. We do not intend to acquire securities issued by any investment company whereby our investment would exceed the limits imposed by the Investment Company Act. Under these limits, we generally cannot (1) acquire more than 3% of the total outstanding voting stock of any investment company, (2) invest more than 5% of the value of our total assets in the securities of one investment company, or (3) invest more than 10% of the value of our total assets in the securities of investment companies in general. These limitations do not apply where we acquire interests in a money market fund as long as we do not pay a sales charge or service fee in connection with the purchase. With respect to the portion of our portfolio invested in securities issued by investment companies, it should be noted that such Investments might subject our stockholders to additional expenses. None of our policies described above are fundamental and each such policy may be changed without stockholder approval, subject to any limitations imposed by the Investment Company Act.

Private funds that are excluded from the definition of “investment company” pursuant to either Section 3(c)(1) or 3(c)(7) of the Investment Company Act are also subject to certain of the limits under the Investment Company Act noted above. Specifically, such private funds generally may not acquire directly or through a controlled entity more than 3% of our total outstanding voting stock (measured at the time of the acquisition). Investment companies registered under the Investment Company Act are also subject to the restriction as well as other limitations under the Investment Company Act that would restrict the amount that they are able to invest in our securities. As a result, certain investors would be required to hold a smaller position in our shares than if they were not subject to such restrictions.

We will generally not be able to issue and sell common stock at a price below the then-current NAV per share. We may, however, sell common stock at a price below the then-current NAV per share if the Board of Directors determines that such sale is in our best interests and the best interests of the stockholders, and the stockholders approve such sale.

Qualifying Assets

Under the Investment Company Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the Investment Company Act, which are referred to herein as “qualifying assets,” unless, at the time the acquisition is made, qualifying assets (not including certain assets specified in the Investment Company Act) represent at least 70% of the BDC’s total assets. The principal categories of qualifying assets relevant to our proposed business are the following:

(1)	Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding thirteen months an affiliated person of an eligible portfolio company, or from any other person, subject to such rules and regulations as may be prescribed by the SEC. An eligible portfolio company is defined in the Investment Company Act as any issuer that:

(a)	is organized under the laws of, and has its principal place of business in, the United States;

(b)	is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the Investment Company Act; and

(c)	satisfies any of the following:

•	does not have any class of securities listed on a national securities exchange or has a class of securities listed on a national securities exchange but has an aggregate market value of outstanding common equity of less than $250 million;

•	is controlled by a BDC or a group of companies including a BDC, and the BDC has an affiliated person who is a director of the eligible portfolio company; or

•	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

(2)	Securities of any eligible portfolio company that we control.

(3)	Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4)	Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own at least 60% of the outstanding equity of the eligible portfolio company.

(5)	Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of options, warrants or rights relating to such securities.

(6)	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

Managerial Assistance to Portfolio Companies

A BDC must be organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (a), (b) or (c) above under “—Qualifying Assets,” above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must also either control the issuer of the securities or offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance (as long as the BDC does not make available significant managerial assistance solely in this fashion). Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company. A BDC may charge a fee for providing such managerial assistance.

Temporary Investments

As a BDC, pending investment in other types of “qualifying assets,” as described above, our investments may consist of cash, cash items (such as money market funds), U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as “temporary investments”, so that 70% of our assets are qualifying assets. We may invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our total assets constitute repurchase agreements from a single counterparty, we would not meet the asset diversification requirements in order to qualify as a RIC for U.S. federal income tax purposes. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Our Investment Adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

Cash and Short-Term Investments

Subject to the tax and regulatory restrictions described in this Registration Statement, the Investment Adviser may cause us to hold cash or invest our cash balances at such times and in any instruments deemed appropriate by the Investment Adviser, including cash equivalents and short-term investments, pending allocation of such capital to one or more investments in Portfolio Companies, in order to meet operational needs or expenses or otherwise in the discretion of the Investment Adviser. These investments may include money market instruments and other short-term debt obligations, shares of money market mutual funds and repurchase agreements with banks and broker-dealers.

To the extent permitted by applicable law, we may invest our cash balances in money markets or similar funds sponsored or managed by Goldman, Sachs & Co. or any of its affiliates, and we will not be reimbursed for any fees accruing to Goldman, Sachs & Co. or any of its affiliates in respect of any such investment (i.e., there could be “double fees” involved in making such investments which would not arise in connection with a stockholder’s direct investment in such money market funds, because Goldman, Sachs & Co. or any of its affiliates could receive fees with respect to both the management of us on one hand and such money market fund on the other).

Indebtedness and Senior Securities

As a BDC, we are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares of stock senior to our common stock if our asset coverage ratio, as defined under the Investment Company Act, is at least equal to 200% immediately after each such issuance. Increasing the amount of debt that BDCs may incur by modifying the asset coverage ratio from 200% to 150% has been under recent congressional consideration. In addition, except in limited circumstances, while any indebtedness and senior securities remain outstanding, we must make provisions to prohibit any distribution to our stockholders or the repurchase of such securities or stock unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. A loan is presumed to be made for temporary purposes if it is repaid within 60 days and is not extended or renewed; otherwise it is presumed to not be for temporary purposes. For a discussion of the risks associated with leverage, see “Item 1A. Risk Factors–Risks Relating to Our Business and Structure–We may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us.”

Goldman Sachs’ Investment; Goldman Sachs Employees’ Investments

Other than the investment held by the Initial Member prior to its cancellation on the Last Funding Date associated with the Initial Drawdown Date, it is not expected that Goldman Sachs will hold a proprietary investment in us. Certain Goldman Sachs employees and their related entities may invest in us and/or the Other BDCs and Related Entities.

Code of Ethics

We have adopted a code of ethics pursuant to Rule 17j-1 under the Investment Company Act and we will also approve the Investment Adviser’s code of ethics in accordance with Rule 17j-1 and Rule 204A-1 under the Advisers Act. These codes of ethics will establish, among other things, procedures for personal investments and restrict certain personal securities transactions, including transactions in securities that are held by us. Personnel subject to each code may invest in securities for their personal investment accounts, so long as such investments are made in accordance with the code’s requirements.

Proxy Voting Policies and Procedures

We will delegate the voting of portfolio securities to our Investment Adviser. For Accounts for which our Investment Adviser has voting discretion, our Investment Adviser has adopted policies and procedures (the “Proxy Voting Policy”) for the voting of proxies. Under the Proxy Voting Policy, our Investment Adviser’s guiding principles in performing proxy voting are to make decisions that favor proposals that tend to maximize a company’s shareholder value and are not influenced by conflicts of interest. To implement these guiding principles for investments in publicly-traded equities, our Investment Adviser has developed customized proxy voting guidelines (the “Guidelines”) that it generally applies when voting on behalf of Accounts. Attached as Annex A is a summary of the Guidelines. These Guidelines address a wide variety of individual topics, including, among other matters, shareholder voting rights, anti-takeover defenses, board structures, the election of directors, executive and director compensation, reorganizations, mergers, issues of corporate social responsibility and various shareholder proposals.

The Proxy Voting Policy, including the Guidelines, is reviewed periodically to assure that it continues to be consistent with our Investment Adviser’s guiding principles. The Guidelines embody the positions and factors our Investment Adviser generally considers important in casting proxy votes.

Our Investment Adviser has retained a third-party proxy voting service (the “Proxy Service”), currently Institutional Shareholder Services, to assist in the implementation and administration of certain proxy voting-related functions including, operational, recordkeeping, and reporting services. The Proxy Service also prepares a written analysis and recommendation (a “Recommendation”) of each proxy vote that reflects the Proxy Service’s application of the Guidelines to particular proxy issues. While it is our Investment Adviser’s policy generally to follow the Guidelines and Recommendations from the Proxy Service, our Investment Adviser’s portfolio management teams (“Portfolio Management Teams”) may on certain proxy votes seek approval to diverge from the Guidelines or a Recommendation by following an “override” process. Such decisions are subject to a review and approval process, including a determination that the decision is not influenced by any conflict of interest. A Portfolio Management Team that receives approval through the override process to cast a proxy vote that diverges from the Guidelines and/or a Recommendation may vote differently than other Portfolio Management Teams that did not seek to override the vote. In forming their views on particular matters, the Portfolio Management Teams are also permitted to consider applicable regional rules and practices, including codes of conduct and other guides, regarding proxy voting, in addition to the Guidelines and Recommendations. Our Investment Adviser may hire other service providers to replace or supplement the Proxy Service with respect to any of the services our Investment Adviser currently receives from the Proxy Service.

From time to time, our Investment Adviser may face regulatory, compliance, legal or logistical limits with respect to voting securities that it may purchase or hold for Accounts which can affect our Investment Adviser’s ability to vote such proxies, as well as the desirability of voting such proxies. Among other limits, federal, state and foreign regulatory restrictions or company specific ownership limits, as well as legal matters related to consolidated groups, may restrict the total percentage of an issuer’s voting securities that our Investment Adviser can hold for clients and the nature of our Investment Adviser’s voting in such securities. Our Investment Adviser’s ability to vote proxies may also be affected by, among other things: (i) late receipt of meeting notices; (ii) requirements to vote proxies in person; (iii) restrictions on a foreigner’s ability to exercise votes; (iv) potential difficulties in translating the proxy; (v) requirements to provide local agents with unrestricted powers of attorney to facilitate voting instructions; and (vi) requirements that investors who exercise their voting rights surrender the right to dispose of their holdings for some specified period in proximity to the shareholder meeting.

Our Investment Adviser conducts periodic due diligence meetings with the Proxy Service which include a review of the Proxy Service’s general organizational structure, new developments with respect to research and technology, work flow improvements and internal due diligence with respect to conflicts of interest.

Our Investment Adviser has adopted policies and procedures designed to prevent conflicts of interest from influencing its proxy voting decisions that our Investment Adviser makes on behalf of a client account and to help assure that such decisions are made in accordance with our Investment Adviser’s fiduciary obligations to its clients. These policies and procedures include our Investment Adviser’s use of the Guidelines and Recommendations from the Proxy Service, the override approval process previously discussed, and the establishment of information barriers between our Investment Adviser and other Goldman Sachs’ businesses. Notwithstanding such proxy voting policies and procedures, actual proxy voting decision of our Investment Adviser may have the effect of benefitting the interest of other clients or businesses of other divisions or units of Goldman Sachs and/or its affiliates, provided that our Investment Adviser believes such voting decisions to be in accordance with its fiduciary obligations. See “Item 7(a). Transactions with Related Persons; Review, Approval or Ratification of Transaction with Related Persons—Potential Conflicts of Interest.”

Voting decisions with respect to fixed income securities and the securities of privately held issuers generally will be made by our Investment Adviser based on its assessment of the particular transactions or other matters at issue.

Stockholders may obtain information about how we voted proxies by making a written request for proxy voting information to: State Street Bank and Trust Company, our Administrator. Requests should be addressed to:

State Street Bank and Trust Company

Transfer Agency

Attention: Compliance

100 Huntington Avenue

Copley Place Tower 2, Floor 3

Boston, MA 02116

With a copy to:

State Street Bank and Trust Company

Legal Division—Global Services Americas

One Lincoln Street, 21st Floor

Boston, MA 02111

Attn: Senior Vice President and Senior Managing Counsel

Privacy Principles

The following information is provided to help investors understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

We may collect nonpublic personal information regarding investors from sources such as subscription agreements, investor questionnaires and other forms; individual investors’ account histories; and correspondence between us and individual investors. We may share information that we collect regarding an investor with its affiliates and the employees of such affiliates for everyday business purposes, for example, to service the investor’s accounts and, unless an investor opts out, provide the investor with information about other products and services offered by us or our affiliates that may be of interest to the investor. In addition, we may disclose information that we collect regarding investors to third parties who are not affiliated with us (i) as authorized by the investors in investor subscription agreements or our organizational documents; (ii) as required by applicable law or in connection with a properly authorized legal or regulatory investigation, subpoena or summons, or to respond to judicial process or government regulatory authorities having property jurisdiction; (iii) as required to fulfill investor instructions; or (iv) as otherwise permitted by applicable law to perform support services for investor accounts or process investor transactions with us or our affiliates.

Any party not affiliated with us that receives nonpublic personal information relating to investors from us is required to adhere to confidentiality agreements and to maintain appropriate safeguards to protect investor information. Additionally, for officers, employees and agents of ours and our affiliates, access to such information is restricted to those who need such access to provide services to us and investors. We maintain physical, electronic and procedural safeguards to seek to guard investor nonpublic personal information.

Other

We may also be prohibited under the Investment Company Act from knowingly participating in certain transactions with our affiliates without the prior approval of the members of our Board of Directors who are not interested persons and, in some cases, prior approval by the SEC. The SEC has interpreted the Investment Company Act prohibition on governing transactions with affiliates to prohibit certain “joint” transactions involving certain entities that are controlled by a common investment adviser. The staff of the SEC has granted no-action relief permitting purchases of a single class of privately placed securities provided that the adviser negotiates no term other than price and certain other conditions are met. Except in certain limited circumstances, we will be unable to invest in any issuer in which another client sponsored or managed by our Investment Adviser has previously invested, including GS BDC and PMMC. On January 4, 2017, the SEC granted GSAM, GS BDC, PMMC and the Company the Exemptive Relief, which will permit us to co-invest with GS BDC, PMMC and certain other funds that may be managed by GSAM, including the GSAM Credit Alternatives Team, in the future, subject to certain terms and conditions in the Exemptive Relief. Under the terms of the Exemptive Relief, a “required majority” (as defined in Section 57(o) of the Investment Company Act) of our independent directors would need to make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned, and (2) the transaction is consistent with the interests of our stockholders and is consistent with our board of directors approved criteria. As a result of the Exemptive Relief, there could be significant overlap in our investment portfolio and the investment portfolios of GS BDC, PMMC and/or other funds established by the GSAM Credit Alternatives Team.

As a BDC, the SEC will periodically examine us for compliance with the Investment Company Act.

We may also be prohibited under the Investment Company Act from knowingly participating in certain transactions with our affiliates without the prior approval of the members of our Board of Directors who are not interested persons and, in some cases, prior approval by the SEC.

We are required to provide and maintain a bond issued by a reputable fidelity insurance company, to protect against larceny and embezzlement, covering each of our officers and employees, who may singly, or jointly with others, have access to our securities or funds. Furthermore, as a BDC, we are prohibited from protecting any director, officer, investment adviser or underwriter against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

We and our Investment Adviser are each required to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws, review these policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a chief compliance officer to be responsible for administering the policies and procedures.

Compliance with the Sarbanes-Oxley Act

The Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. In order to be regulated as a BDC under the Investment Company Act, we have filed this Registration Statement to register a class of our equity securities under the Exchange Act. Once this Registration Statement is effective, we will be subject to many of the Sarbanes-Oxley Act requirements. The Sarbanes-Oxley Act requires us to review our policies and procedures to determine whether we are in compliance with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will continue to monitor our compliance with all future regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.

Compliance with the JOBS Act

We are, and expect to remain, an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, as it may be amended from time to time (the “JOBS Act”), signed into law in April 2012 until the earliest of:

•	the last day of the fiscal year in which the Company’s total annual gross revenues first exceed $1.0 billion;

•	the date on which the Company has, during the prior three-year period, issued more than $1.0 billion in non-convertible debt; or

•	the last day of a fiscal year in which the Company (1) has an aggregate worldwide market value of common stock held by non-affiliates of $700 million or more (measured at the end of each fiscal year) as of the last business day of the Company’s most recently completed second fiscal quarter and (2) has been an Exchange Act reporting company for at least one year (and filed at least one annual report under the Exchange Act); or

•	The date five years after the date of an initial public offering of the Company.

Under the JOBS Act, the Company is exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act, which would require that the Company’s independent registered public accounting firm provide an attestation report on the effectiveness of the Company’s internal control over financial reporting. This may increase the risk that material weaknesses or other deficiencies in the Company’s internal control over financial reporting go undetected.

In addition, Section 13(a) of the Exchange Act, as amended by Section 102(b) of the JOBS Act, provides that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards. However, pursuant to Section 107 of the JOBS Act, the Company is choosing to “opt out” of such extended transition period, and as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. The Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Compliance with the Bank Holding Company Act

Goldman Sachs is a bank holding company (a “BHC”) under the Bank Holding Company Act of 1956, as amended (the “BHCA”), and is therefore subject to supervision and regulation by the Federal Reserve Board (the “Federal Reserve”). In addition, Goldman Sachs is a financial holding company (a “FHC”) under the BHCA, which is a status available to BHCs that meet certain criteria. FHCs may engage in a broader range of activities than BHCs that are not FHCs. However, the activities of FHCs and their affiliates remain subject to certain restrictions imposed by the BHCA and related regulations. Because GS Group may be deemed to “control” us within the meaning of the BHCA, restrictions under the BHCA could apply to us. Accordingly, the BHCA and other applicable banking laws, rules, regulations and guidelines, and their interpretation and administration by the appropriate regulatory agencies, including the Federal Reserve, may restrict our Investments, transactions and operations and may restrict the transactions and relationships between our Investment Adviser, GS Group and their affiliates, on the one hand, and us on the other hand. For example, the BHCA regulations applicable to GS Group and us may, among other things, restrict our ability to make certain investments or the size of certain investments, impose a maximum holding period on some or all of our Investments and restrict our and our Investment Adviser’s ability to participate in the management and operations of the companies in which we invest. In addition, certain BHCA regulations may require aggregation of the positions owned, held or controlled by related entities. Thus, in certain circumstances, positions held by GS Group and its affiliates (including our Investment Adviser) for client and proprietary accounts may need to be aggregated with positions held by us. In this case, where BHCA regulations impose a cap on the amount of a position that may be held, Goldman Sachs may utilize available capacity to make investments for its proprietary accounts or for the accounts of other clients, which may require us to limit and/or liquidate certain Investments. See “Item 7(a). Transactions with Related Persons; Review, Approval or Ratification of Transaction with Related Persons—Potential Conflicts of Interest.” Additionally, Goldman Sachs may in the future, in its sole discretion and without notice to investors, engage in activities impacting us and/or our Investment Adviser in order to comply with the BHCA or other legal requirements applicable to, or reduce or eliminate the impact or applicability of any bank regulatory or other restrictions on, Goldman Sachs, us or other funds and accounts managed by our Investment Adviser and its affiliates. In addition, Goldman Sachs may cease in the future to qualify as a FHC, which may subject us to additional restrictions. Moreover, there can be no assurance that the bank regulatory requirements applicable to Goldman Sachs and us, or the interpretation thereof, will not change, or that any such change will not have a material adverse effect on us. See “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—Our activities may be limited as a result of potentially being deemed to be controlled by a bank holding company.”

U.S. Investment Advisers Act of 1940

The Investment Adviser is registered as an investment adviser with the SEC pursuant to the Advisers Act.

Commodity Exchange Act

The CFTC and the SEC have issued final rules establishing that certain swap transactions are subject to CFTC regulation. Engaging in such swap transactions may cause the Company to fall within the definition of “commodity pool” under the Commodity Exchange Act and related CFTC regulations. The Investment Adviser has claimed no-action relief from CFTC regulation as a commodity pool operator pursuant to a CFTC staff no-action letter with respect to the Company’s operations, which means that the Company will be limited in its ability to use futures contracts or options on futures contracts or engage in swap transactions. See “Item 1(c). Description of Business—Hedging.”

Reporting Obligations

In order to be regulated as a BDC under the Investment Company Act, we have filed this Registration Statement to register the common stock under the Exchange Act. Subsequent to the effectiveness of this Registration Statement, we will be required to file annual reports, quarterly reports and current reports with the SEC. This information will be available at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 and on the SEC’s website at www.sec.gov. Information on the operation of the SEC’s public reference room may be obtained by calling the SEC at (202) 551-8090 or (800) SEC-0330.

GOLDMAN SACHS DOES NOT PROVIDE LEGAL, TAX OR ACCOUNTING ADVICE. EACH

PROSPECTIVE INVESTOR SHOULD OBTAIN INDEPENDENT TAX ADVICE BASED ON ITS

PARTICULAR SITUATION.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain material U.S. federal income tax considerations and certain other tax considerations applicable to us and an investment in shares of our common stock. This summary does not purport to be a complete description of all the tax aspects affecting us or the beneficial owners of shares of our common stock, which we refer to as “stockholders.” This summary does not discuss all of the tax consequences and other considerations that may be relevant to a particular investor or to investors that are subject to special treatment under U.S. federal income tax laws, including but not limited to, insurance companies, banks, pension funds, charitable remainder trusts, stockholders subject to the alternative minimum tax, Non-U.S. stockholders (as defined below) entitled to claim the benefits of an applicable income tax treaty, persons who have ceased to be U.S. citizens or to be taxed as residents of the United States, U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar, persons holding our common stock in connection with a hedging, straddle, conversion or other integrated transaction, dealers in securities, traders in securities that elect to use a mark to market method of accounting for securities holdings, and private foundations. Moreover, this summary assumes that each stockholder holds its shares of our common stock as a capital asset. This summary is necessarily general and does not constitute tax advice. Accordingly, each prospective investor should consult with its tax advisor with respect to the specific U.S. federal, state, local, and non-U.S. tax consequences to it of the ownership and disposition of our common stock in light of its particular circumstances. In the case of stockholders that are treated as partnerships for U.S. federal income tax purposes, the tax consequences described below, as well as the other tax considerations described herein, will also generally apply to investors who indirectly invest in shares of our common stock through such stockholders. Any stockholder that is treated as a partnership for U.S. federal income tax purposes should consult its tax advisor regarding the tax consequences of an investment in our common stock to it and its owners.

This summary is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), as in effect on the date of this Registration Statement, the United States Treasury Regulations promulgated thereunder, rulings of the U.S. Internal Revenue Service (the “IRS”), and court decisions in existence on the date hereof, all of which are subject to change. Subsequent developments and changes in the tax laws of the United States and any countries in which we directly or indirectly invest, including changes in or differing interpretations of the foregoing authorities, which may be applied retroactively, could have a material effect on the tax consequences to stockholders, us, and/or any intermediate vehicle through which we invest. Neither we nor the Investment Adviser undertakes any obligation to supplement or update the discussion contained in this summary if any applicable laws change after the date hereof. We have not sought and will not seek a determination or ruling from the IRS or any other U.S. federal, state, local, or non-U.S. taxing authority with respect to any of the tax issues affecting us or the Stockholders. There can be no assurances that the IRS or any other taxing authority will not take a different position concerning any of the tax consequences described in this summary.

Tax matters are very complicated and the tax consequences to each stockholder of the ownership and disposition of shares of our common stock will depend on the facts of his, her or its particular situation. Stockholders should consult their own tax adviser regarding the specific tax consequences of the ownership and disposition of shares of our common stock, including tax reporting requirements, the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws, eligibility for the benefits of any applicable income tax treaty and the effect of any possible changes in the tax laws.

Election to be Taxed as a RIC

We intend to elect to be treated, and expect to qualify annually, as a RIC under Subchapter M of the Code, commencing with our taxable year that includes the Initial Drawdown Date. We do not expect to make investments or recognize income and do not intend to make distributions during the period prior to the Initial Drawdown Date. As a RIC, we generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we timely distribute to our stockholders as dividends. Rather, dividends we distribute generally will be taxable to our stockholders, and any net operating losses, foreign tax credits and other of our tax attributes generally will not pass through to our stockholders, subject to special rules for certain items such as net capital gains and qualified dividend income we recognize. See “—Taxation of U.S. Stockholders” and “—Taxation of Non-U.S. Stockholders” below.

To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to qualify as a RIC, we must timely distribute to our stockholders at least 90% of our investment company taxable income (determined without regard to the dividends paid deduction), which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses, if any, for each taxable year (the “Annual Distribution Requirement”). If, prior to the date we elect to be treated as a RIC, we are treated for U.S. federal income tax purposes as a corporation that does not have RIC status (a C corporation) we will be subject to corporate-level U.S. federal income taxes on all of our income until the effective date of our election to be treated as a RIC. We are not expected to be treated as a C corporation and, if we are treated as a C corporation, are not expected to have significant investments or income or to make distributions during the period prior to our election to be treated as a RIC. Our conversion from C corporation status to RIC status by election, if applicable, would also include a deemed-sale election with respect to any net unrealized gain existing at the time of conversion, causing any overall net unrealized gain in our assets at such time to be treated as realized for tax purposes, effective on the last day of our status as a C corporation. Such realization of unrealized capital gain, if any, will be taxable to us as of the last day of C corporation status and we will be subject to federal income tax of 35% of such amounts, plus state and local income taxes.

Taxation as a RIC

If we qualify as a RIC and satisfy the Annual Distribution Requirement, then we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain (generally, realized net long-term capital gain in excess of realized net short-term capital loss) that we timely distribute (or are deemed to timely distribute) to our stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gain not distributed (or deemed distributed) to our stockholders.

We generally will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our net ordinary income (taking into account certain deferrals and elections) for each calendar year, (2) 98.2% of our capital gains in excess of capital losses for the one-year period ending October 31 in that calendar year and (3) any net ordinary income and capital gains in excess of capital losses recognized, but not distributed, in preceding years (the “Excise Tax Avoidance Requirement”). We will not be subject to the U.S. federal excise tax on amounts on which we are required to pay U.S. federal income tax (such as retained net capital gains). Depending upon the level of taxable income and net capital gain earned in a year, we may choose to carry forward taxable income or net capital gain for distribution in the following year and pay any applicable tax.

In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:

qualify and have in effect an election to be treated as a business development company under the Investment Company Act at all times during each taxable year;

derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities, net income derived from an interest in a “qualified publicly traded partnership” (as defined in the Code), or other income derived with respect to our business of investing in such stock or securities (the “90% Income Test”); and

diversify our holdings so that at the end of each quarter of the taxable year:

•	at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

•	no more than 25% of the value of our assets is invested in (a) the securities, other than U.S. government securities or securities of other RICs, of one issuer or of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or (b) the securities of one or more qualified publicly traded partnerships (the “Diversification Tests”).

For U.S. federal income tax purposes, we will include in our taxable income certain amounts that we have not yet received in cash. For example, if we hold debt obligations that are treated under applicable U.S. federal income tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, that have increasing interest rates or are issued with warrants), we must include in our taxable income in each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether we receive cash representing such income in the same taxable year. We may also be required to include in our taxable income other amounts that we have not yet received in cash, such as accruals on a contingent payment debt instrument, accruals of interest income and/or original issue discount on defaulted debt, or deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Because such original issue discount or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make distributions to our stockholders in order to satisfy the Annual Distribution Requirement and/or the Excise Tax Avoidance Requirement, even though we will have not received any corresponding cash payments. Accordingly, to enable us to make distributions to our stockholders that will be sufficient to enable us to satisfy the Annual Distribution Requirement, we may need to sell some of our assets at times and/or at prices that we would not consider advantageous, we may need to raise additional equity or debt capital or we may need to forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to our business). If we are unable to obtain cash from other sources to enable us to satisfy the Annual Distribution Requirement, we may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable state and local taxes).

Because we expect to use debt financing, we may be prevented by covenants contained in our debt financing agreements from making distributions to our stockholders in certain circumstances. In addition, under the Investment Company Act, we are generally not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Item 1. Business—Regulation as a Business Development Company—Indebtedness and Senior Securities.” Limits on our distributions to our stockholders may prevent us from satisfying the Annual Distribution Requirement and, therefore, may jeopardize our qualification for taxation as a RIC, or subject us to the 4% U.S. federal excise tax.

Although we do not presently expect to do so, we may borrow funds and sell assets in order to make distributions to our stockholders that are sufficient for us to satisfy the Annual Distribution Requirement. However, our ability to dispose of assets may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times and/or values that, from an investment standpoint, are not advantageous. Alternatively, although we currently do not intend to do so, to satisfy the Annual Distribution Requirement, we may declare a taxable dividend payable in our stock or cash at the election of each stockholder. In such case, for U.S. federal income tax purposes, the amount of the dividend paid in our common stock will generally be equal to the amount of cash that could have been received instead of our stock. See “Taxation of Stockholders” below for a discussion of the tax consequences to stockholders upon receipt of such dividends.

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If our expenses in a given year exceed our investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years and such net operating losses do not pass through to its stockholders. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset the RIC’s investment company taxable income, but may carry forward such losses, and use them to offset future capital gains, indefinitely. As a result of these limits on the deductibility of expenses and net capital losses, we may for tax purposes have aggregate taxable income for several years that we are required to distribute and that is taxable to our stockholders even if such income is greater than the aggregate net income we actually earned during those years. In addition, if future capital gains are offset by carried forward capital losses, such future capital gains are not subject to any corporate-level U.S. federal income tax, regardless of whether they are distributed to our stockholders. Accordingly, we do not expect to distribute any such offsetting capital gains.

Distributions we make to our stockholders may be made from our cash assets or by liquidation of our investments, if necessary. We may recognize gains or losses from such liquidations. In the event we recognize net capital gains from such transactions, stockholders may receive a larger capital gain distribution than they would have received in the absence of such transactions.

Failure to Qualify as a RIC

If we were to fail to satisfy the 90% Income Test for any taxable year or the Diversification Tests for any quarter of a taxable year, we might nevertheless continue to qualify as a RIC for such year if certain relief provisions of the Code applied (which might, among other things, require us to pay certain corporate-level U.S. federal taxes or to dispose of certain assets). If we were to fail to qualify for treatment as a RIC and such relief provisions did not apply to us, we would be subject to U.S. federal income tax on all of our taxable income at regular corporate U.S. federal income tax rates (and we also would be subject to any applicable state and local taxes), regardless of whether we make any distributions to our stockholders. We would not be able to deduct distributions to our stockholders, nor would distributions to our stockholders be required to be made for U.S. federal income tax purposes. Any distributions we make generally would be taxable to our U.S. stockholders as ordinary dividend income and, subject to certain limitations under the Code, would be eligible for the 20% maximum rate applicable to individuals and other non-corporate U.S. stockholders, to the extent of our current or accumulated earnings and profits. Subject to certain limitations under the Code, U.S. stockholders that are corporations for U.S. federal income tax purposes would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital that would reduce the stockholder’s adjusted tax basis in its common stock (and correspondingly increase such stockholder’s gain, or reduce such stockholder’s loss, on disposition of such common stock), and any remaining distributions in excess of the stockholder’s adjusted tax basis would be treated as a capital gain.

Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the non-qualifying year, we could be subject to U.S. federal income tax on any unrealized net built-in gains in the assets held by us during the period in which we failed to qualify as a RIC that are recognized during the 5-year period after our requalification as a RIC, unless we made a special election to pay corporate-level U.S. federal income tax on such net built-in gains at the time of our requalification as a RIC. We may decide to be taxed as a regular corporation even if we would otherwise qualify as a RIC if we determine that treatment as a corporation for a particular year would be in our best interests.

Our Investments — General

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (3) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (4) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (5) cause us to recognize income or gain without receipt of a corresponding cash payment, (6) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (7) adversely alter the characterization of certain complex financial transactions and (8) produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections to mitigate the potential adverse effect of these provisions, but there can be no assurance that we will be eligible for any such tax elections or that any adverse effects of these provisions will be mitigated.

Gain or loss recognized by us from warrants or other securities acquired by us, as well as any loss attributable to the lapse of such warrants, generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term depending on how long we held a particular warrant or security.

A Portfolio Company in which we invest may face financial difficulties that require us to work-out, modify or otherwise restructure our investment in the Portfolio Company. Any such transaction could, depending upon the specific terms of the transaction, result in unusable capital losses and future non-cash income. Any such transaction could also result in our receiving assets that give rise to non-qualifying income for purposes of the 90% Income Test or otherwise would not count toward satisfying the Diversification Tests.

Our investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, our yield on those securities would be decreased. Stockholders generally will not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by us.

If we purchase shares in a “passive foreign investment company” (a “PFIC”), we may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if we distribute such income as a taxable dividend to our stockholders. Additional charges in the nature of interest generally will be imposed on us in respect of deferred taxes arising from any such excess distribution or gain. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Alternatively, we may be able to elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases included in our income. Our ability to make either election will depend on factors beyond our control, and is subject to restrictions which may limit the availability of the benefit of these elections. Under either election, we may be required to recognize in a year income in excess of any distributions we receive from PFICs and any proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether we satisfy the Excise Tax Avoidance Requirement. See “— Taxation as a RIC” above.

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt obligations denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Some of the income that we might otherwise earn, such as fees for providing managerial assistance, certain fees earned with respect to our Investments, income recognized in a work-out or restructuring of a portfolio investment, or income recognized from an equity investment in an operating partnership, may not satisfy the 90% Income Test. To manage the risk that such income might disqualify us as a RIC for failure to satisfy the 90% Income Test, one or more subsidiary entities treated as U.S. corporations for U.S. federal income tax purposes may be employed to earn such income and (if applicable) hold the related asset. Such subsidiary entities will be required to pay U.S. federal income tax on their earnings, which ultimately will reduce the yield to our stockholders on such fees and income.

The remainder of this discussion assumes that we qualify as a RIC for each taxable year.

Taxation of U.S. Stockholders

The following discussion only applies to a stockholder that is a U.S. person. (i.e., (i) an individual who for U.S. federal income tax purposes is a citizen or resident of the United States (generally meaning, an individual that has exceeded certain thresholds for being physically present in the United States or holds a U.S. green card), (ii) a corporation or partnership created or organized under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of the source of that income, or (iv) a trust, if, in general, a U.S. court is able to exercise primary supervision over such trust’s administration and one or more U.S. persons has the authority to control all of such trust’s substantial decisions) (a “U.S. Stockholder”). The discussion under “—Taxation of Non-U.S. Stockholders” below applies to a stockholder that is not a U.S. stockholder.

Distributions

Distributions by us (including distributions where stockholders can elect to receive cash or stock) generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our investment company taxable income will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or stock. To the extent that such distributions paid by us to non-corporate U.S. stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a reduced maximum U.S. federal income tax rate of 20%. In this regard, it is anticipated that our distributions generally will not be attributable to dividends received by us and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends. Distributions of our net capital gain (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to U.S. stockholders as long-term capital gains (currently taxable at a maximum U.S. federal income tax rate of 20% in the case of non-corporate U.S. stockholders (including individuals)), regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or stock. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. stockholder.

We may decide to retain some or all of our net capital gain for reinvestment, but designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, (i) we will pay tax on the retained amount, (ii) each U.S. stockholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. stockholder, and (iii) the U.S. stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. Because we expect to pay tax on any retained net capital gains at the regular corporate U.S. federal income tax rate, and because that rate is in excess of the maximum U.S. federal income tax rate currently payable by individuals (and other non-corporate U.S. stockholders) on long-term capital gains, the amount of tax that individuals (and other non-corporate U.S. stockholders) will be treated as having paid will exceed the tax they owe on the capital gain distribution. Such excess generally may be claimed as a credit against the U.S. stockholder’s other federal income tax obligations or may be refunded to the extent it exceeds the U.S. stockholder’s U.S. federal income tax liability; however, generally no such credit may be claimed for state tax purposes. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s tax basis for his, her or its common stock. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, under certain circumstances, we may elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, U.S. stockholders will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. stockholders on December 31 of the year in which the dividend was declared.

Although we currently do not intend to do so, we have the ability to declare a large portion of a dividend in shares of our stock. We are not subject to restrictions on the circumstances in which we may declare a portion of a dividend in shares of our stock but would generally anticipate doing so only in unusual situations, such as, for example, if we do not have sufficient cash to meet our RIC distribution requirements under the Code. Generally, were we to declare such a dividend, we would allow stockholders to elect payment in cash and/or shares of our stock of equivalent value, with a percentage cap on the portion of the total dividend to be issued in cash (such that, if the aggregate stockholder elections exceeded such percentage cap, each stockholder’s cash portion would be reduced pro rata). The number of shares of our stock declared would thus depend on the applicable percentage cap, the stockholders’ individual elections to receive cash or stock, and the value of the shares of our stock. As long as a portion of such dividend is paid in cash and certain requirements are met, the entire distribution will generally be treated as a dividend for U.S. federal income tax purposes. As a result, our U.S. stockholders generally will be taxed on 100% of the fair market value of the dividend on the date the dividend is received in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. This may result in our U.S. stockholders having to pay tax on such dividends, even if no cash is received.

During the period when we have elected to be treated as a RIC, we generally expect to be treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) as a result of shares of our common stock and our preferred stock collectively being held by at least 500 persons at all times during a taxable year. However, we cannot assure stockholders that we will be treated as a publicly offered regulated investment company for all years, in particular we may not be treated as a publicly offered regulated investment company for our first taxable year. If we are not treated as a publicly offered regulated investment company for any calendar year, for purposes of computing the taxable income of U.S. stockholders that are individuals, trusts or estates, (i) our earnings will be computed without taking into account such U.S. stockholders’ allocable shares of the Management Fees and Incentive Fees paid to our Investment Adviser and certain of our other expenses, (ii) each such U.S. stockholder will be treated as having received or accrued a dividend from us in the amount of such U.S. stockholder’s allocable share of these fees and expenses for the calendar year, (iii) each such U.S. stockholder will be treated as having paid or incurred such U.S. stockholder’s allocable share of these fees and expenses for the calendar year, and (iv) each such U.S. stockholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. stockholder. Miscellaneous itemized deductions generally are deductible by a U.S. stockholder that is an individual, trust or estate only to the extent that the aggregate of such U.S. stockholder’s miscellaneous itemized deductions exceeds 2% of such U.S. stockholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 67 of the Code. In addition, if we are not treated as a publicly offered regulated investment company, we will be subject to limitations on the deductibility of certain “preferential dividends” that are distributed to stockholders on a non-pro rata basis.

If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution, and the investor will be subject to tax on the distribution, even though economically it may represent a return of his, her or its investment. We have the potential to build up large amounts of unrealized gain which, when realized and distributed, could have the effect of a taxable return of capital to U.S. stockholders.

Our U.S. stockholders will receive, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. Each stockholder will be responsible for the preparation and filing of such stockholder’s own income tax returns. In addition, the U.S. federal tax status of each year’s distributions from us generally will be reported to the IRS. Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and non-U.S. taxes depending on a U.S. stockholder’s particular situation.

The Company or financial intermediaries are also generally required by law to report to each U.S. stockholder and to the IRS cost basis information for shares of the Company sold by or redeemed from the U.S. stockholder. This information includes the adjusted cost basis of the shares, the gross proceeds from disposition and whether the gain or loss is long-term or short-term. The adjusted cost basis of shares will be based on the default cost basis reporting method selected by the Company, unless a U.S. stockholder, before the sale or redemption, informs the Company that it has selected a different IRS-accepted method offered by the Company. These requirements, however, will not apply for investments through an IRA or other tax-advantaged account. U.S. stockholders should consult their tax advisors to determine the best cost basis method for their tax situation, and to obtain more information about how these cost basis reporting requirements apply to them.

Alternative Minimum Tax

As a RIC, we will be subject to alternative minimum tax, also referred to as “AMT”, but any items that are treated differently for AMT purposes must be apportioned between us and our U.S. stockholders, and this may affect the U.S. stockholders’ AMT liabilities. Although Treasury regulations explaining the precise method of apportionment have not yet been issued, such items will generally be apportioned in the same proportion that dividends paid to each U.S. stockholder bear to our taxable income (determined without regard to the dividends paid deduction), unless a different method for a particular item is warranted under the circumstances.

Dispositions

A U.S. stockholder generally will recognize taxable gain or loss if the U.S. stockholder sells or otherwise disposes of his, her or its shares of our common stock. The amount of gain or loss will be measured by the difference between such stockholder’s adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. stockholder has held his, her or its shares for more than one year; otherwise, any such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

In general, non-corporate U.S. stockholders (including individuals) currently are subject to a maximum U.S. federal income tax rate of 20% on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in shares of our common stock. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 35% rate also applied to ordinary income. Non-corporate U.S. stockholders (including individuals) with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. stockholder (including an individual) in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

Medicare Tax on Net Investment Income

A U.S. stockholder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will generally be subject to a 3.8% tax on the lesser of (i) the U.S. stockholder’s “net investment income” for a taxable year and (ii) the excess of the U.S. stockholder’s modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” will generally include taxable distributions and deemed distributions paid with respect to our common stock and net gain attributable to the disposition of our common stock (in each case, unless such stock is held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to such distributions or net gain.

Tax Shelter Reporting Regulations

Under applicable Treasury regulations, if a U.S. stockholder recognizes a loss with respect to our common stock of $2 million or more for a non-corporate U.S. stockholder or $10 million or more for a corporate U.S. stockholder in any single taxable year (or a greater loss over a combination of years), the U.S. stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. stockholders should consult their own tax advisors to determine the applicability of these Treasury regulations in light of their individual circumstances.

Backup Withholding

The relevant withholding agent may be required to withhold U.S. federal income tax (“backup withholding”), at a current rate of 28%, from any taxable distribution to a U.S. stockholder (other than a corporation, a financial institution, or a stockholder that otherwise qualifies for an exemption) (1) that fails to provide a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies the withholding agent that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Backup withholding is not an additional tax, and any amount withheld under the backup withholding rules is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability (which may entitle the U.S. stockholder to a refund), provided that proper information is timely provided to the IRS.

U.S. Taxation of Tax-Exempt U.S. Stockholders

A U.S. stockholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. stockholder of the activities that we propose to conduct could give rise to UBTI. However, a BDC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. stockholder should not be subject to U.S. taxation solely as a result of such stockholder’s direct or indirect ownership of our equity and receipt of dividends with respect to such equity (regardless of whether we incur indebtedness). Moreover, under current law, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. stockholder. Therefore, a tax-exempt U.S. stockholder should not be treated as earning income from “debt-financed property” and dividends we pay should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to tax-exempt investors could be adversely affected.

Taxation of Non-U.S. Stockholders

The following discussion applies only to a stockholder who is not a U.S. stockholder (a “Non-U.S. stockholder”). Whether an investment in shares of our common stock is appropriate for a Non-U.S. stockholder will depend upon that stockholder’s particular circumstances. An investment in shares of our common stock by a Non-U.S. stockholder may have adverse tax consequences to such Non-U.S. stockholder. Non-U.S. stockholders should consult their own tax advisors before investing in our common stock.

Distributions; Dispositions

Subject to the discussion below, distributions of our investment company taxable income to a Non-U.S. stockholder that are not effectively connected with the Non-U.S. stockholder’s conduct of a trade or business within the United States will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable income tax treaty) to the extent of our current or accumulated earnings and profits.

Certain properly reported dividends are generally exempt from withholding of U.S. federal income tax where they are paid in respect of our (i) “qualified net interest income” (generally, our U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we or the Non-U.S. stockholder are at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our net long-term capital loss for such taxable year), and certain other requirements are satisfied. No assurance can be given as to whether any of our distributions will be eligible for this exemption from withholding of U.S. federal income tax or, if eligible, will be reported as such by us. In particular, this exemption will not apply to our distributions paid in respect of our non-U.S. source interest income or our dividend income (or any other type of income other than generally our non-contingent U.S.-source interest income received from unrelated obligors and our qualified short-term capital gains). In the case of our common stock held through an intermediary, the intermediary may withhold U.S. federal income tax even if we report the payment as qualified net interest income or qualified short-term capital gain.

Distributions of our investment company taxable income to a Non-U.S. stockholder that are effectively connected with the Non-U.S. stockholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. stockholder), generally will not be subject to withholding of U.S. federal income tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions (to the extent of our current or accumulated earnings and profits) will be subject to U.S. federal income tax on a net basis at the rates and in the manner applicable to U.S. stockholders generally.

Actual or deemed distributions of our net capital gains to a Non-U.S. stockholder, and gains realized by a Non-U.S. stockholder upon the sale of our common stock, will not be subject to U.S. federal income tax or any withholding of such tax, unless (a) the distributions or gains, as the case may be, are effectively connected with the Non-U.S. stockholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. stockholder), in which case the distributions or gains will be subject to U.S. federal income tax on a net basis at the rates and in the manner applicable to U.S. stockholders generally or (b) the Non-U.S. stockholder is an individual who has been present in the United States for 183 days or more during the taxable year and satisfies certain other conditions, in which case, except as otherwise provided by an applicable income tax treaty, the distributions or gains, which may be offset by certain U.S.-source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. stockholder is not considered a resident alien under the Code.

If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return, even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

For a corporate Non-U.S. stockholder, both distributions (actual or deemed) and gains realized upon the sale of our common stock that are effectively connected with the Non-U.S. stockholder’s conduct of a trade or business within the United States may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable income tax treaty).

Although we currently do not intend to do so, we have the ability to declare a large portion of a dividend in shares of our stock. We are not subject to restrictions on the circumstances in which we may declare a portion of a dividend in shares of our stock but would generally anticipate doing so only in unusual situations, such as, for example, if we do not have sufficient cash to meet our RIC distribution requirements under the Code. Generally, were we to declare such a dividend, we would allow stockholders to elect payment in cash and/or shares of our stock of equivalent value, with a percentage cap on the portion of the total dividend to be issued in cash (such that, if the aggregate stockholder elections exceeded such percentage cap, each stockholder’s cash portion would be reduced pro rata). The number of shares of our stock declared would thus depend on the applicable percentage cap, the stockholders’ individual elections to receive cash or stock, and the value of the shares of our stock. As long as a portion of such dividend is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, our Non-U.S. stockholders will be taxed on 100% of the fair market value of the dividend on the date the dividend is received in the same manner as a cash dividend (including the application of the withholding tax rules discussed above), even though most of the dividend was paid in shares of our stock. In such a circumstance, all or substantially all of the cash that would otherwise be distributed to a Non-U.S. stockholder may be withheld or shares of our stock may be withheld and sold to fund the applicable withholding).

Each non-U.S. stockholder should consult its tax advisor with respect to its tax and filing obligations.

Jurisdiction of Tax Residence

The tax treatment of a stockholder in its jurisdiction of tax residence will depend entirely on the laws of such jurisdiction, and may vary considerably from jurisdiction to jurisdiction. Depending on (i) the laws of such stockholder’s jurisdiction of tax residence, (ii) how we and/or any investment vehicles are treated in such jurisdiction, and (iii) the activities of any such entities, an investment our common stock could result in such stockholder recognizing adverse tax consequences in its jurisdiction of tax residence, including with respect to any generally required or additional tax filings, the possibility of taxable income significantly in excess of cash distributed to a stockholder, and possibly in excess of our actual economic income, the possibility of losing deductions or the ability to utilize tax basis, and the possibility of being subject to tax at unfavorable tax rates. A stockholder may also be subject to restrictions on the use of its share of our deductions and losses in its jurisdiction of tax residence. Each prospective investor is urged to consult its own tax advisors with respect to the tax and tax filing consequences, if any, in its jurisdiction of tax residence of an investment in our common stock, as well as any other jurisdiction in which such prospective investor is subject to taxation.

Backup Withholding

A Non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, will be subject to information reporting and may be subject to backup withholding of U.S. federal income tax on taxable distributions unless the Non-U.S. stockholder provides the applicable withholding agent with an applicable IRS Form W-8 (or an acceptable substitute form) or otherwise establishes an exemption from backup withholding.

Withholding and Information Reporting on Foreign Financial Accounts

Under the Code and recently issued Treasury regulations, the applicable withholding agent generally will be required to withhold 30% of any (a) dividends on our common stock and (b) after December 31, 2018, gross proceeds from a sale of our common stock, in each case, paid to (i) a non-U.S. financial institution (whether such financial institution is the beneficial owner or an intermediary) unless such non-U.S. financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial non-U.S. entity (whether such entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. If payment of this withholding tax is made, stockholders that are otherwise eligible for an exemption from, or a reduction in, withholding of U.S. federal income taxes with respect to such dividends or proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Each stockholder should consult its own tax advisors with respect to the U.S. federal income and withholding tax consequences, and state, local and non-U.S. tax consequences, of an investment in our common stock.

Non-U.S. stockholders should consult their own tax advisors with respect to the U.S. federal income and withholding tax consequences, and state, local and non-U.S. tax consequences, of an investment in shares of our common stock.

Change in Tax Laws

Each prospective investor should be aware that tax laws and regulations are changing on an ongoing basis, and such laws and/or regulations may be changed with retroactive effect. Moreover, the interpretation and/or application of tax laws and regulations by certain tax authorities may not be clear, consistent or transparent. Uncertainty in the tax law may require us to accrue potential tax liabilities even in situations in which we and/or our stockholders do not expect to be ultimately subject to such tax liabilities. In that regard, accounting standards and/or related tax reporting obligations may change, giving rise to additional accrual and/or other obligations.

Developments in the tax laws of the United States or other jurisdictions could have a material effect on the tax consequences to the stockholders, us, and/or our direct and indirect subsidiaries, and stockholders may be required to provide certain additional information to us (which may be provided to the IRS or other taxing authorities) and may be subject to other adverse consequences as a result of such change in tax laws. In the event of any such change in tax law, each stockholder is urged to consult its own advisors.

ITEM 1A.	RISK FACTORS.

Investing in our securities involves certain risks relating to our structure and investment objective. These risk factors, together with all of the other information included in this Registration Statement, should be carefully considered before making an investment in our securities. The risks set forth below are not the only risks we face, and we may face other risks that we have not yet identified, which we do not currently deem material or which are not yet predictable. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the NAV of our securities could decline, and stockholders may lose all or part of their investment.

Risks Relating to Our Business and Structure

We are a new company and have no operating history.

We currently own no Investments and have not yet commenced operations. As a result, we have no financial information on which to evaluate an investment in us or our prior performance. The results of any other Accounts that have or have had an investment program which is similar to, or different from, our investment program are not indicative of the results that we may achieve. We expect to have a different investment portfolio from other Accounts. Accordingly, our results may differ from and are independent of the results obtained by such other Accounts. Moreover, past performance is no assurance of future returns.

We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objective and that the value of a stockholder’s investment could decline substantially or could become worthless. We anticipate, based on the amount of proceeds raised in the initial or subsequent closings, that it could take some time to invest substantially all of the capital we expect to raise due to market conditions generally and the time necessary to identify, evaluate, structure, negotiate and close suitable Investments in middle-market companies. In order to comply with the RIC diversification requirements during the startup period, we may invest proceeds in temporary Investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt Investments that mature in one year or less from the time of investment, which we expect will earn yields substantially lower than the interest, dividend or other income that we seek to receive in respect of suitable portfolio investments. We may not be able to pay any significant distributions during this period, and any such distributions may be substantially lower than the distributions we expect to pay when our portfolio is fully invested. We will pay a Management Fee to our Investment Adviser throughout this interim period irrespective of our performance. If the Management Fee and our other expenses exceed the return on the temporary investments, our equity capital will be eroded.

As a new company with no investments, our initial closing is of interests in a “blind pool.” Stockholders will not have the opportunity to evaluate historical data or assess any of our Investments prior to participating in the initial closing.

We currently own no Investments, and our Investment Adviser has not identified, made or contracted to make investments on our behalf with the proceeds from our initial closing. As a result, stockholders will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our Investments, prior to making a decision to invest in our common stock. Stockholders must rely on us to implement our investment policies, to evaluate all of our investment opportunities and to structure the terms of our Investments rather than evaluating our Investments in advance of purchasing shares of our common stock. Because stockholders are not able to evaluate our Investments in advance of purchasing our shares, the offering may entail more risk than other types of offerings.

Additionally, there could be a significant lag in time between any Drawdown Date and our funding of investments. This is because we generally intend to call capital on a quarterly basis (although calls may occur with greater frequency), which may result in us accumulating capital before it is deployed into investments. Furthermore, there will be a period of time during which called capital will be held and not available for investment, given the nature of the capital call process; during such time, we may not earn interest on such funds. During any period that we hold cash or other assets at a bank, broker or other financial institution, we will be subject to certain risks associated with the potential failure of the financial institution at which such assets are held. This additional risk may hinder the ability of our investors to achieve their personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

The potentially limited term of the Company and the Investment Period may impact our investment strategy.

Unless earlier liquidated by the Board of Directors or extended by the Board of Directors (and, to the extent necessary, a majority-in-interest of the stockholders), the term of the Company (the “Term”) will end on the six year anniversary of the Final Closing Date unless an Exit Event occurs prior to that time. Due to the potentially finite term of the Company, we may be required to sell Investments at an inopportune time, which could adversely affect our performance and/or cause us to seek to invest in loans with a shorter term than would be the case if the Term was longer, which might adversely affect the nature and/or quality of our Investments.

Following the expiration of the Investment Period, we will not be permitted to reinvest proceeds realized from the sale or repayment of any Investment. Accordingly, we may be required to distribute such proceeds to stockholders, which would cause our fixed expenses to increase as a percentage of assets under management. In addition, any proceeds realized from the sale or repayment of Investments could result in an increased concentration of our portfolio, which could increase the risks associated with ownership of the shares of our common stock. For more, see “—Risks Relating to Our Portfolio Company Investments—Our portfolio may be focused in a limited number of Portfolio Companies, which will subject us to a risk of significant loss if any of these companies default on their obligations under any of their debt instruments or if there is a downturn in a particular industry.”

Our Investment Adviser, its principals, investment professionals and employees and the members of its Investment Committee have certain conflicts of interest.

Our Investment Adviser, its principals, affiliates, investment professionals and employees, the members of its Investment Committee and our officers and directors serve or may serve now or in the future as investment advisers, officers, directors, principals of, or in other capacities with respect to, public or private entities (including other business development companies and other investment funds) that operate in the same or a related line of business as us. For example, we have the same management and Investment Committee teams as GS BDC and PMMC. Therefore, we expect these individuals may have obligations to investors in such other business development companies, the fulfillment of which might not be in our best interests or the best interests of our stockholders, and we expect that investment opportunities will satisfy the investment criteria for both us and such other business development companies. In addition, GSAM and its affiliates also manage other investment funds (including vehicles in which Goldman Sachs and its personnel have an interest), and is expected to manage other vehicles in the future that have investment mandates that are similar, in whole or in part, to ours and, accordingly, may invest in asset classes similar to those targeted by us. As a result, our Investment Adviser and/or its affiliates may face conflicts in allocating investment opportunities between us and such other entities. The fact that our investment advisory fees may be lower than those of certain other funds advised by GSAM could result in this conflict of interest affecting us adversely relative to such other funds.

Subject to applicable law, Goldman Sachs or Accounts may invest alongside us. In certain circumstances, negotiated co-investments by us and other funds managed by our Investment Adviser may be made only pursuant to an order from the SEC permitting us to do so. On January 4, 2017, the SEC granted GSAM, GS BDC, PMMC and the Company the Exemptive Relief, which will permit us to co-invest with GS BDC, PMMC and certain other funds that may be managed by GSAM, including the GSAM Credit Alternatives Team, in the future, subject to certain terms and conditions in the Exemptive Relief. Under the terms of the Exemptive Relief, a “required majority” (as defined in Section 57(o) of the Investment Company Act) of our independent directors would need to make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned, and (2) the transaction is consistent with the interests of our stockholders and is consistent with our board of directors approved criteria. See “—Our ability to enter into transactions with our affiliates is restricted.”

Were such order obtained, there could be significant overlap in our investment portfolio and the investment portfolios of GS BDC, PMMC and/or other funds managed by our Investment Adviser that are able to rely on the order. In the absence of an SEC order, when our Investment Adviser identifies certain negotiated investments, it will be required to determine which Accounts should make the investment at the potential exclusion of other Accounts. In such circumstances, our Investment Adviser will adhere to its investment allocation policy in order to determine the Account to which to allocate the opportunity. The policy provides that our Investment Adviser allocate opportunities through a rotation system or in such other manner as our Investment Adviser determines to be equitable. Accordingly, it is possible that we may not be given the opportunity to participate in investments made by other Accounts.

The capital markets may experience periods of disruption and instability. Such market conditions may materially and adversely affect debt and equity capital markets in the United States, which may have a negative impact on our business and operations.

From time to time, capital markets may experience periods of disruption and instability. For example, from 2008 to 2009, the global capital markets were unstable as evidenced by the lack of liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major financial institutions. Despite actions of the U.S. federal government and various foreign governments, these events contributed to worsening general economic conditions that materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. While market conditions have improved from the beginning of the disruption, there have been recent periods of volatility and there can be no assurance that adverse market conditions will not repeat themselves in the future. If similar adverse and volatile market conditions repeat in the future, we and other companies in the financial services sector may have to access, if available, alternative markets for debt and equity capital in order to grow. Equity capital may be particularly difficult to raise during periods of adverse or volatile market conditions because, subject to some limited exceptions, as a BDC, we are generally not able to issue additional shares of our common stock at a price less than the NAV per share without first obtaining approval for such issuance from our stockholders and our Independent Directors. Volatile economic conditions may lead to strategic initiatives such as the recent increase in merger activity in the BDC space.

Moreover, the re-appearance of market conditions similar to those experienced from 2008 through 2009 for any substantial length of time could make it difficult for us to borrow money or to extend the maturity of or refinance any indebtedness we may have under similar terms and any failure to do so could have a material adverse effect on our business. The debt capital that will be available to us in the future, if any, may be at a higher cost and on less favorable terms and conditions than would currently be available. If we are unable to raise or refinance debt, then investors in our common stock may not benefit from the potential for increased returns on equity resulting from leverage and we may be limited in our ability to make new commitments or to fund existing commitments to our Portfolio Companies.

Given the periods of extreme volatility and dislocation in the capital markets from time to time, many BDCs have faced, and may in the future face, a challenging environment in which to raise or access capital. In addition, significant changes in the capital markets, including the extreme volatility and disruption over the past several years, has had, and may in the future have, a negative effect on asset valuations and on the potential for liquidity events. While most of our Investments will not be publicly traded, applicable accounting standards require us to assume as part of our valuation process that our Investments are sold in a principal market to market participants (even if we plan on holding an Investment through its maturity). As a result, volatility in the capital markets can adversely affect our Investment valuations. Further, the illiquidity of our Investments may make it difficult for us to sell such Investments to access capital if required. As a result, we could realize significantly less than the value at which we have recorded our Investments if we were required to sell them for liquidity purposes. In addition, a prolonged period of market illiquidity may cause us to reduce the volume of loans and debt securities we originate and/or fund and adversely affect the value of our portfolio investments, which could have a material and adverse effect on our business, financial condition, results of operations and cash flows. An inability to raise or access capital could have a material adverse impact on our business, financial condition or results of operations.

There are risks associated with any potential Merger with or Asset Sale to another BDC.

Our Investment Adviser may in the future recommend to the Board of Directors that we merge with or sell all or substantially all of our assets to one or more funds including a fund that could be managed by our Investment Adviser (including another business development company). We do not expect that our Investment Adviser would recommend any such Merger or Asset Sale unless it determines that it would be in our best interests, with such determination dependent on factors it deems relevant, which may include historical and projected financial performance of us and any proposed merger partner, portfolio composition, potential synergies from the Merger or Asset Sale, available alternative options and market conditions. In addition, no such Merger or Asset Sale would be consummated absent the meeting of various conditions required by applicable law or contract, at such time, which may include approval of the board of directors and common equity holders of both funds. If our Investment Adviser is the investment adviser of both funds, various conflicts of interest would exist with respect to any such transaction. Such conflicts of interest may potentially arise from, among other things, differences between the compensation payable to the Investment Adviser by us and by the entity resulting from such a Merger or Asset Sale or efficiencies or other benefits to our Investment Adviser as a result of managing a single, larger fund instead of two separate funds.

We may be subject to risks associated with investments in energy companies.

The energy industry has been in a period of disruption and volatility that has been characterized by decreases in oil and gas prices and production levels. This disruption and volatility has led to, and future disruptions and volatility may lead to, decreases in the credit quality and performance of our potential debt and equity Investments in energy companies, which could, in turn, negatively impact the fair value of our Investments in energy companies. Any prolonged decline in oil and gas prices or production levels could adversely impact the ability of our potential Portfolio Companies in the energy industry to satisfy financial or operating covenants that may be imposed by us and other lenders or to make payments to us as and when due, which could have a material adverse effect on our business, financial condition and results of operations. In addition, energy companies are subject to supply and demand fluctuations in the markets in which they operate, which are impacted by numerous factors, including weather, use of renewable fuel sources, natural disasters, governmental regulation and general economic conditions, in addition to the effects of increasing regulation and general operational risks, any of which could have a material adverse effect on the performance and value of our energy-related Investments as well as our cash flows from such Investments.

We may be subject to risks associated with investments in real estate loans.

Our Investment Adviser, on our behalf, may periodically invest in loans related to real estate and real estate-related assets, and such investments will be subject to the risks inherent to investment in real estate-related assets generally. These risks include, but are not limited to, regional, national and international economic conditions, the supply and demand for properties, the financial resources of tenants, buyers and sellers of properties, changes in building, environmental, zoning and other laws and regulations, changes in real property tax rates, changes in interest rates and the availability of financing, which may render the sale or refinancing of properties difficult or impracticable, environmental liabilities, uninsured losses, acts of God, natural disasters, terrorist attacks, acts of war (declared and undeclared), strikes and other factors which are beyond the control of our Investment Adviser and us.

Our operation as a BDC imposes numerous constraints on us and significantly reduces our operating flexibility. In addition, if we fail to maintain our status as a BDC, we might be regulated as a closed-end investment company, which would subject us to additional regulatory restrictions.

The Investment Company Act imposes numerous constraints on the operations of BDCs. For example, BDCs generally are required to invest at least 70% of their total assets primarily in securities of qualifying U.S. private companies or thinly traded public companies, cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the time of investment. Furthermore, any failure to comply with the requirements imposed on BDCs by the Investment Company Act could cause the SEC to bring an enforcement action against us and/or expose us to claims of private litigants.

We may be precluded from investing in what our Investment Adviser believes are attractive investments if such investments are not qualifying assets for purposes of the Investment Company Act. If we do not invest a sufficient portion of our assets in qualifying assets, we will be prohibited from making any additional investment that is not a qualifying asset and could be forced to forgo attractive investment opportunities. Similarly, these rules could prevent us from making follow-on investments in existing Portfolio Companies (which could result in the dilution of our position).

If we fail to maintain our status as a BDC, we might be regulated as a closed-end investment company that is required to register under the Investment Company Act, which would subject us to additional regulatory restrictions and significantly decrease our operating flexibility. In addition, any such failure could cause an event of default under any outstanding indebtedness we might have, which could have a material adverse effect on our business, financial condition or results of operations.

We will be subject to corporate-level U.S. federal income tax on all of our income if we are unable to qualify as a RIC under Subchapter M of the Code, which would have a material adverse effect on our financial performance.

Although we intend to elect to be treated, and expect to qualify annually, as a RIC under Subchapter M of the Code, commencing with our taxable year that includes the Initial Drawdown Date, there can be no assurances that we will be able to qualify for and maintain RIC status. To obtain and maintain RIC status and be relieved of U.S. federal income taxes on income and gains distributed to our stockholders, we must meet the annual distribution, source-of-income and asset diversification requirements described below.

•	The annual distribution requirement for a RIC will be satisfied if we distribute to our stockholders on an annual basis at least 90% of our investment company taxable income (generally, our net ordinary income plus the excess of our realized net short-term capital gains over realized net long-term capital losses, determined without regard to the dividends paid deduction) for each taxable year. Because we expect to use debt financing, we expect to be subject to an asset coverage ratio requirement under the Investment Company Act, and we expect to be subject to certain covenants contained in our credit agreements and other debt financing agreements. This asset coverage ratio requirement and these covenants could, under certain circumstances, restrict us from making distributions to our stockholders that are necessary for us to satisfy the distribution requirement. If we are unable to obtain cash from other sources, and thus are unable to make sufficient distributions to our stockholders, we could fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax (and any applicable U.S. state and local taxes).

•	The source-of-income requirement will be satisfied if at least 90% of our gross income for each year is derived from dividends, interest, gains from the sale of stock or securities payments with respect to loans of certain securities, or net income derived from an interest in a “qualified publicly traded partnership” or other income derived with respect to our business of investing in such stock or securities.

•	The asset diversification requirement will be satisfied if, at the end of each quarter of our taxable year, at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs and other acceptable securities, and no more than 25% of the value of our assets is invested in the securities (other than U.S. government securities or securities of other RICs) of one issuer, of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships.” Failure to meet these requirements may result in our having to dispose of certain Investments quickly in order to prevent the loss of RIC status. Because most of our Investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If we fail to qualify for or maintain our RIC status for any reason, and we do not qualify for certain relief provisions under the Code, we would be subject to corporate-level U.S. federal income tax (and any applicable U.S. state and local taxes). In this event, the resulting taxes and any resulting penalties could substantially reduce our net assets, the amount of our income available for distribution and the amount of our distributions to our stockholders, which would have a material adverse effect on our financial performance. For additional discussion regarding the tax implications of a RIC, see “Item 1(c). Description of Business—Certain U.S. Federal Income Tax Considerations.”

We are dependent upon management personnel of our Investment Adviser for our success.

We do not have any employees. We depend on the experience, diligence, skill and network of business contacts of the GSAM Credit Alternatives Team, together with other investment professionals that our Investment Adviser currently employs, or may subsequently retain, to identify, evaluate, negotiate, structure, close, monitor and manage our Investments. Our future success will depend to a significant extent on the continued service and coordination of our Investment Adviser’s senior investment professionals. The departure of any of our Investment Adviser’s key personnel, including members of the Investment Committee, or of a significant number of the investment professionals of our Investment Adviser, could have a material adverse effect on our business, financial condition or results of operations. In addition, we cannot assure stockholders that our Investment Adviser will remain our Investment Adviser or that we will continue to have access to our Investment Adviser or its investment professionals. See “—Our Investment Adviser can resign on 60 days’ notice. We may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.”

The downgrade of the U.S. credit rating and the economic crisis in Europe could negatively impact our business, financial condition and results of operations.

Beginning in August 2011, Standard & Poor’s Ratings Services lowered its long-term sovereign credit rating for the United States and certain European countries, which negatively impacted global markets and economic conditions. The financial markets continue to reflect concern and a loss of investor confidence globally about the ability of certain countries to finance their deficits and service growing debt burdens amid difficult economic conditions. The potential for insolvency has led to financial rescue measures for Greece, Portugal and Ireland by Euro-zone countries, the European Central Bank and the International Monetary Fund. The actions required to be taken by those countries as a condition to rescue packages, and by other countries to mitigate similar developments in their economies, have resulted in increased political and economic discord within and among Euro-zone countries. The interdependencies among European economies and financial institutions (in particular the European Central Bank, which has played a growing role during the crisis) have also exacerbated concern regarding the stability of European financial markets generally and certain institutions in particular.

Recent U.S. “fiscal cliff” and budget deficit concerns and difficulties in approving annual budgets and increases in the federal debt ceiling, together with signs of deteriorating sovereign debt conditions in Europe, have increased the possibility of additional credit-rating downgrades and economic slowdowns. In addition, the economic downturn and the significant government interventions into the financial markets and fiscal stimulus spending over the last several years have contributed to significantly increased U.S. budget deficits. There can be no assurance that future fiscal or monetary measures to aid economic recovery will be effective. In December 2016, the Federal Reserve raised the federal funds target rate. If key economic indicators, such as the unemployment rate or inflation, do not progress at a rate consistent with the Federal Reserve’s objectives, the Federal Reserve could revise the target federal funds rate. Any change in the federal funds target rate could have an adverse impact on our ability to borrow money on terms we determine to be commercially acceptable or at all, or impact returns on our Investments. These and any future developments and reactions of the credit markets toward these developments could cause interest rates and borrowing costs to rise, which may negatively impact our ability to obtain debt financing on favorable terms. The impact of the downgrades of the sovereign credit ratings of the United States and certain European countries, any further downgrades of such sovereign credit ratings or the economic crisis in Europe on the U.S. and global financial markets and economic conditions is unpredictable and could have a material adverse effect on our business, financial condition and results of operations.

Our financial condition and results of operations depend on our Investment Adviser’s ability to manage our future growth effectively.

Our ability to achieve our investment objective depends on our Investment Adviser’s ability to identify, invest in and monitor companies that meet our investment criteria.

Accomplishing this result on a cost-effective basis is largely a function of the structuring of our investment process and the ability of our Investment Adviser to provide competent, attentive and efficient services to us. Our executive officers and the members of our Investment Adviser’s Investment Committee have substantial responsibilities in connection with their roles at our Investment Adviser, with respect to GS BDC, PMMC and other clients of our Investment Adviser, as well as responsibilities under the Investment Management Agreement. We may also be called upon to provide significant managerial assistance to certain of our Portfolio Companies. These demands on their time, which will increase as the number of Investments grow, may distract them or slow the rate of investment. In order to grow, our Investment Adviser may need to hire, train, supervise, manage and retain new employees. However, we cannot assure stockholders that they will be able to do so effectively. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

Our ability to grow depends on our access to adequate capital.

If we do not have adequate capital available for investment, our performance could be adversely affected. In addition, we intend to elect to be treated, and expect to qualify annually, as a RIC under Subchapter M of the Code, commencing with our taxable year that includes the Initial Drawdown Date. To qualify, and maintain our qualification as a RIC, among other requirements, we will be required to distribute to our stockholders at least 90% of our investment company taxable income (determined without regard to the dividends paid deduction), which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses, if any, for each taxable year. Consequently, such distributions will not be available to fund new Investments. During the Investment Period, we may issue stock to new investors, but our ability to sell additional securities may be adversely affected by a number of factors including our performance prior to such date or general market conditions. While we are permitted to reinvest proceeds realized from the sale or repayment of Investments during the Investment Period, subject to the requirements of Subchapter M of the Code and the terms of any indebtedness or preferred stock, after the expiration of the Investment Period, we will not be permitted to do so, subject to certain exceptions. Accordingly, after the Investment Period, we expect to use debt financing to fund our growth, if any. Unfavorable economic or capital market conditions may increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings, if any.

Regulations governing our operation as a BDC affect our ability to raise, and the way in which we, raise additional capital. These constraints may hinder our Investment Adviser’s ability to take advantage of attractive Investment opportunities and to achieve our investment objective.

Regulations governing our operation as a BDC affect our ability to raise additional capital, and the ways in which we can do so. Raising additional capital may expose us to risks, including the typical risks associated with leverage, and may result in dilution to our current stockholders. The Investment Company Act limits our ability to borrow amounts or issue debt securities or preferred stock, which we refer to collectively as “senior securities,” to amounts such that our asset coverage ratio, as defined under the Investment Company Act, equals at least 200% immediately after such issuance (except in connection with certain trading practices or investments). Consequently, if the value of our assets declines, we may be required to sell a portion of our Investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when this may be disadvantageous to us and, as a result, our stockholders. A recent legislative proposal would modify the relevant section of the Investment Company Act and increase the amount of debt that we may incur. If such legislation were to pass, we may increase our leverage to the extent then permitted by the Investment Company Act and the risks associated with an investment in us may increase accordingly.

A stockholder’s interest in us will be diluted if we issue additional shares, which could reduce the overall value of an investment in us.

Stockholders do not have preemptive rights to any shares we issue in the future. We may decide, at a Subsequent Closing Date and in accordance with the process described below, to issue additional shares at or below the NAV per share. To the extent we issue additional shares, a stockholder’s percentage ownership interest in us may be diluted. In addition, if such shares are issued below NAV, existing stockholders may also experience dilution in the book value and fair value of their shares.

We are generally not able to issue and sell our common stock at a price per share below NAV per share. We may, however, sell our common stock, or warrants, options or rights to acquire our common stock, at a price below the then-current NAV per share of our common stock (i) with the consent of a majority of our common stockholders (and a majority of our common stockholders who are not affiliates of ours) and (ii) if, among other things, a majority of our Independent Directors and a majority of our directors who have no financial interest in the transaction determine that a sale is in the best interests of us and our stockholders.

We have the right to call Commitments from each investor subscribing at a Subsequent Closing Date to purchase shares in an amount such that the percentage of Commitment contributed by each stockholder in us will be the same (excluding any Defaulting Stockholder). If our NAV has decreased between the Initial Closing Date and such Subsequent Closing Date, the investors subscribing on the Subsequent Closing Date will receive more shares than they would have received had they subscribed for shares on the Initial Closing Date and accordingly, stockholders who subscribed on the Initial Closing Date would have their percentage ownership interest in us further diluted.

We may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us.

As part of our business strategy, we may borrow from and issue senior debt securities to banks, insurance companies and other lenders or investors. Holders of these senior securities will have fixed-dollar claims on our assets that are superior to the claims of our common stockholders. If the value of our assets decreases, leveraging would cause NAV to decline more sharply than it otherwise would have if we did not employ leverage. Similarly, any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make distributions to our common stockholders. Our ability to service any debt that we incur will depend largely on our financial performance and will be subject to prevailing economic conditions and competitive pressures.

Also, if we have senior debt securities or other credit facilities, any obligations to such creditors may be secured by a pledge of and security interest in some or all of our assets, including our portfolio of Investments, our cash and/or our right to call Undrawn Commitments from the stockholders. If we enter into a subscription credit facility, the lenders (or their agent) may have the right on behalf of us directly to call Undrawn Commitments and enforce remedies against the stockholders. In the case of a liquidation event, lenders and other creditors would receive proceeds to the extent of their security interest before any distributions are made to our stockholders. Any credit agreement or other debt financing agreement into which we may enter may impose, financial and operating covenants that restrict our activities, including our investment activities (such as industry concentrations) and distributions, have defaults triggered by, among other things, a change of control or change of investment adviser, remedies on default and similar matters.

We may, to the extent permitted by applicable law including the Investment Company Act, become co-liable (as a joint borrower, guarantor or otherwise) for borrowings or other types of leverage of our subsidiaries or other entities in which we have an interest, including joint ventures.

In addition, we may be unable to obtain our desired leverage, which would, in turn, affect a stockholder’s return on investment.

We currently do not intend to enter into any collateral and asset reuse arrangements, but may decide to enter into such an arrangement in the future.

Our ability to enter into transactions involving derivatives and financial commitment transactions may be limited.

The SEC has proposed a new rule under the Investment Company Act that would govern the use of derivatives (defined to include any swap, security-based swap, futures contract, forward contract, option or any similar instrument) as well as financial commitment transactions (defined to include reverse repurchase agreements, short sale borrowings and any firm or standby commitment agreement or similar agreement) by BDCs. Under the proposed rule, a BDC would be required to comply with one of two alternative portfolio limitations and manage the risks associated with derivatives transactions and financial commitment transactions by segregating certain assets.

Furthermore, a BDC that engages in more than a limited amount of derivatives transactions or that uses complex derivatives would be required to establish a formalized derivatives risk management program. If the SEC adopts this rule in the form proposed, our ability to enter into transactions involving such instruments may be hindered, which could have an adverse effect on our business, financial condition and results of operations.

We operate in a highly competitive market for investment opportunities.

A number of entities, including GS BDC and PMMC, compete with us to make the types of investments that we make in middle-market companies. We compete with other BDCs, commercial and investment banks, commercial financing companies, collateralized loan obligations (“CLOs”), private funds, including hedge funds, and, to the extent they provide an alternative form of financing, private equity funds. Many of our competitors are more experienced, substantially larger and have considerably greater financial, technical and marketing resources than we do. Some competitors may have a lower cost of funds, perpetual fund lives and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, certain of our competitors are not subject to the regulatory restrictions that the Investment Company Act imposes on us as a BDC and that the Code will impose on us as a RIC. Additionally, an investment opportunity may be appropriate for one or more of us, GS BDC, PMMC or any other investment fund managed by our affiliates, and co-investment may not be possible. In these instances GSAM will adhere to its investment allocation policy in order to determine to which entity to allocate the opportunity. Also, as a result of this competition, we may not be able to secure attractive investment opportunities from time to time.

We do not seek to compete primarily based on the interest rates we offer and GSAM believes that some of our competitors may make loans with interest rates that are comparable to or lower than the rates we will offer. Rather, we compete with our competitors based on our reputation in the market, our existing investment platform, the seasoned investment professionals of our Investment Adviser, our experience and focus on middle-market companies, our disciplined investment philosophy, our extensive industry focus and relationships and our flexible transaction structuring.

We may lose Investment opportunities if we do not match our competitors’ pricing, terms and structure. If we match our competitors’ pricing, terms and structure, we may experience decreased net interest income and increased risk of credit loss. As a result of operating in such a competitive environment, we may make Investments that are on less favorable terms than what we may have originally anticipated, which may impact our return on these Investments. We cannot assure stockholders that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations.

Our Investment Adviser will be paid the Management Fee even if the value of stockholders’ investments declines and our Investment Adviser’s Incentive Fee may create incentives for it to make certain kinds of investments.

The Management Fee is payable even in the event the value of stockholders’ investments declines.

In addition, the Incentive Fee payable by us to our Investment Adviser may create an incentive for our Investment Adviser to make investments on our behalf that are risky or more speculative than would be the case in the absence of such a compensation arrangement and also to incur leverage, which will tend to enhance returns where our portfolio has positive returns. Our Investment Adviser receives the Incentive Fee based, in part, upon capital gains realized on our Investments. As a result, our Investment Adviser may have an incentive to invest more in companies whose securities are likely to yield capital gains, as compared to income-producing securities. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher Investment losses, particularly during cyclical economic downturns.

The Incentive Fee payable by us to our Investment Adviser also may create an incentive for our Investment Adviser to invest on our behalf in instruments that have a deferred interest feature. Under these Investments, we accrue the interest over the life of the Investment but do not receive the cash income from the Investment until the end of the term. Our net investment income used to calculate the income portion of our Incentive Fee, however, includes accrued interest. Thus, a portion of this Incentive Fee is based on income that we have not yet received in cash. This risk could be increased because our Investment Adviser is not obligated to reimburse us for any Incentive Fees received even if we subsequently incur losses or never receive in cash the accrued income (including accrued income with respect to original issue discount, payment-in-kind (“PIK”) interest and zero coupon securities). Furthermore, in the event of a listing, our Investment Adviser will be able to earn a higher Incentive Fee.

If we consummate a listing, the Management Fee and Incentive Fee will increase.

Subsequent to a listing, the Management Fee will be calculated as a percentage of the average value of our gross assets including borrowed funds (excluding cash or cash equivalents) at the end of the prior two completed calendar quarters, which will result in a higher Management Fee for a given level of assets when compared to the current Management Fee calculated based on NAV and will create an incentive for our Investment Adviser to incur leverage. In addition, subsequent to a listing, the Incentive Fee on income will increase from 15% to 20% of our Ordinary Income and the Incentive Fee on capital gains will increase from 15% to 20% of our aggregate realized capital gains net of our aggregate realized capital losses and our aggregate unrealized capital depreciation.

Beneficial owners of our equity securities may be subject to certain regulatory requirements based on their ownership percentages.

A beneficial owner, either directly or indirectly, of more than 25% of our voting securities is presumed to control us under the Investment Company Act. Certain events beyond an investor’s control may result in an increase in the percentage of such investor’s beneficial ownership of our shares, including the repurchase by us of shares from other stockholders. Control of us would also arise under the Investment Company Act if a person has the power to exercise a controlling influence over our management or policies, unless that power is solely the result of an official position with us. In the event a stockholder is or becomes a person that controls us, it and certain of its affiliated persons will be subject to, among other things, prohibitions or restrictions on engaging in certain transactions with us and certain of our affiliated persons. A beneficial owner of a large number of our equity securities may also become subject to public reporting obligations when we become a public reporting company under the Exchange Act.

Stockholders may be subject to filing requirements under the Exchange Act as a result of their investment in us.

When this Registration Statement becomes effective, ownership information for any person or group that beneficially owns more than 5% of our common stock will have to be disclosed in a Schedule 13G or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. Although we will provide in our quarterly statements the amount of outstanding stock, the responsibility for determining the filing obligation and preparing the filing remains with the investor. In addition beneficial owners of 10% or more of our common stock will be subject to reporting obligations under Section 16(a) of the Exchange Act.

Stockholders may be subject to the short-swing profits rules under the Exchange Act as a result of their investment in us.

When this Registration Statement becomes effective, persons with the right to appoint a director or who beneficially own more than 10% of our common stock may be subject to Section 16(b) of the Exchange Act, which recaptures for our benefit profits from the purchase and sale of registered stock within a six-month period.

Certain investors will be limited in their ability to make significant investments in us.

Private funds that are excluded from the definition of “investment company” either pursuant to Section 3(c)(1) or 3(c)(7) of the Investment Company Act are restricted from acquiring directly or through a controlled entity more than 3% of our total outstanding voting stock (measured at the time of the acquisition). Investment companies registered under the Investment Company Act are also subject to this restriction as well as other limitations under the Investment Company Act that would restrict the amount that they are able to invest in our securities. As a result, certain investors may be precluded from acquiring additional shares, at a time that they might desire to do so.

Investors may fail to pay their Undrawn Commitment.

The obligations of stockholders to fund Undrawn Commitments is without defense, counterclaim or offset of any kind. However, if a stockholder fails to pay any amount of its Commitment when called, other stockholders who have an Undrawn Commitment may be required to fund their respective Commitments sooner and in a greater amount (but not more than their Undrawn Commitment) than they otherwise would have absent such a default.

In addition, if funding of Commitments by other stockholders and borrowings by us are inadequate to cover defaulted Commitments, we may make fewer Investments and be less diversified than if all stockholders had paid their contributions. Additionally, we may be forced to obtain substitute sources of liquidity by selling Investments to meet our funding obligations. Such forced sales of investment assets by us may be at disadvantageous prices. In addition, if we are not able to obtain substitute sources of liquidity, we may default on our funding obligations.

Potential conflicts of interest with other businesses of Goldman Sachs could impact our investment returns.

There are significant potential conflicts of interest that could negatively impact our investment returns. A number of these potential conflicts of interest with affiliates of our Investment Adviser and GS Group are discussed in more detail under “Item 7(a). Transactions with Related Persons; Review, Approval or Ratification of Transactions with Related Persons—Potential Conflicts of Interest.”

GS Group, including its affiliates and personnel, is a bank holding company and a worldwide, full-service investment banking, broker-dealer, asset management and financial services organization, and a major participant in global financial markets that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, it acts as an investor, investment banker, research provider, investment manager, financer, advisor, market maker, proprietary trader, prime broker, lender, agent and principal. In those and other capacities, Goldman Sachs purchases, sells and holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own Accounts or for the Accounts of its customers, and has other direct and indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets in which we invest or may invest. Such additional businesses and interests will likely give rise to potential conflicts of interest and may restrict the way we operate our business. For example, (1) we may not be able to conduct transactions relating to investments in Portfolio Companies because our Investment Adviser is not permitted to obtain or use material nonpublic information in effecting purchases and sales in public securities transactions for us or (2) Goldman Sachs, the clients it advises, and its personnel may engage (or consider engaging) in commercial arrangements or transactions with us (subject to any limitations under the law), and/or may compete for commercial arrangements or transactions in the same types of companies, assets, securities or other assets or instruments as us. Transactions by, advice to and activities of such Accounts (including potentially Goldman Sachs acting on a proprietary basis), may involve the same or related companies, securities or other assets or instruments as those in which we invest and may negatively affect us (including our ability to engage in a transaction or other activities) or the prices or terms at which our transactions or other activities may be effected. For example, Goldman Sachs may be engaged to provide advice to an account that is considering entering into a transaction with us, and Goldman Sachs may advise the account not to pursue the transaction with us, or otherwise in connection with a potential transaction provide advice to the account that would be adverse to us.

Furthermore, Goldman Sachs is currently, and in the future expects to be, raising capital for new public and private investment vehicles that have, or when formed will have, the primary purpose of middle-market direct lending. These investment vehicles, as well as existing investment vehicles (including GS BDC and PMMC), will compete with us for investments. Although our Investment Adviser and its affiliates will endeavor to allocate investment opportunities among their clients, including us, in a fair and equitable manner and consistent with applicable allocation procedures, it is expected that, in the future, we may not be given the opportunity to participate in investments made by other clients or entities managed by our Investment Adviser or its affiliates or that we may participate in such investments to a lesser extent due to participation by such other clients or entities.

In addition, Goldman Sachs or another investment vehicle managed by Goldman Sachs may hold securities of a Portfolio Company in a different class or a different part of the capital structure of such Portfolio Company than us. As a result, Goldman Sachs or another investment account or vehicle may pursue or enforce rights or activities, or refrain from pursuing or enforcing rights or activities, on behalf of its own account, that could have an adverse effect on us. In addition, to the extent Goldman Sachs has invested in a Portfolio Company for its own account, Goldman Sachs may limit the transactions engaged in by us with respect to such Portfolio Company or issuer for reputational, legal, regulatory or other reasons.

Stockholders should note the matters discussed in “Item 7(a). Transactions with Related Persons; Review, Approval or Ratification of Transactions with Related Persons—Potential Conflicts of Interest.” and “Risks Relating to Our Business and Structure—Our ability to enter into transactions with our affiliates is restricted.”

Our Board of Directors may change our investment objective, operating policies and strategies without prior notice or stockholder approval.

Our Board of Directors has the authority to modify or waive certain of our operating policies and strategies without prior notice (except as required by the Investment Company Act or other applicable laws) and without stockholder approval. However, absent stockholder approval, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and value of our common stock. Nevertheless, the effects may adversely affect our business and impact our ability to make distributions.

Changes in laws or regulations governing our operations or the operations of our Portfolio Companies, changes in the interpretation thereof or newly enacted laws or regulations, or any failure by us or our Portfolio Companies to comply with these laws or regulations, could require changes to certain of our or our Portfolio Companies’ business practices, negatively impact our or our Portfolio Companies’ operations, cash flows or financial condition, impose additional costs on us or our Portfolio Companies or otherwise adversely affect our business or the business of our Portfolio Companies.

We and our Portfolio Companies are subject to regulation at the local, state, federal and, in some cases, foreign levels. These laws and regulations, as well as their interpretation, are likely to change from time to time, and new laws and regulations may be enacted. Accordingly, any change in these laws or regulations, changes in their interpretation, or newly enacted laws or regulations, or any failure by us or our Portfolio Companies to comply with these laws or regulations, could require changes to certain of our or our Portfolio Companies’ business practices, negatively impact our or our Portfolio Companies’ operations, cash flows or financial condition, impose additional costs on us or our Portfolio Companies or otherwise adversely affect our business or the business of our Portfolio Companies. In addition to the legal, tax and regulatory changes that are expected to occur, there may be unanticipated changes. The legal, tax and regulatory environment for BDCs, investment advisers and the instruments that they utilize (including derivative instruments) is continuously evolving. In addition, there is significant uncertainty regarding recently enacted legislation (including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations that have recently been adopted and future regulations that will need to be adopted pursuant to such legislation) and, consequently, the full impact that such legislation will ultimately have on us and the markets in which we trade and invest is not fully known. Such uncertainty and any resulting confusion may itself be detrimental to the efficient functioning of the markets and the success of certain investment strategies.

On July 21, 2010, President Obama signed into law the Dodd-Frank Act, which impacts many aspects of the financial services industry. Many of the provisions of the Dodd-Frank Act have been implemented, while others have extended implementation periods and delayed effective dates and require extensive rulemaking by regulatory authorities. While the full impact of the Dodd-Frank Act on us and our Portfolio Companies may not be known for an extended period of time, the Dodd-Frank Act, including current rules and regulations and proposed rules implementing its provisions and the interpretation of those rules, along with other legislative and regulatory proposals directed at the financial services industry or affecting taxation that are proposed or pending in the U.S. Congress, may negatively impact the operations, cash flows or financial condition of us and our Portfolio Companies, impose additional costs on us and our Portfolio Companies, intensify the regulatory supervision of us and our Portfolio Companies or otherwise adversely affect our business or the business of our Portfolio Companies.

Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension could negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of us or otherwise adversely affect our business.

Our Investment Adviser can resign on 60 days’ notice. We may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

Our Investment Adviser has the right, under the Investment Management Agreement, to resign at any time upon 60 days’ written notice, regardless of whether we have found a replacement. If our Investment Adviser resigns, we may not be able to find a new external investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected.

Our Investment Adviser’s responsibilities and its liability to us are limited under the Investment Management Agreement, which may lead our Investment Adviser to act in a riskier manner on our behalf than it would when acting for its own account.

The Investment Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by us in connection with the matters to which the Investment Management Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Investment Adviser’s part in the performance of its duties or from reckless disregard by the Investment Adviser of its obligations and duties under the Investment Management Agreement. Any person, even though also employed by the Investment Adviser, who may be or become an employee of and paid by us shall be deemed, when acting within the scope of his or her employment by us, to be acting in such employment solely for us and not as the Investment Adviser’s employee or agent. These protections may lead the Investment Adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account. See “—Risks Relating to Our Business and Structure—Our Investment Adviser will be paid the Management Fee even if the value of stockholders’investments declines and our Investment Adviser’s Incentive Fee may create incentives for it to make certain kinds of investments.”

Our ability to enter into transactions with our affiliates is restricted.

As a BDC, we are prohibited under the Investment Company Act from knowingly participating in certain transactions with our affiliates without the prior approval of a majority of our Independent Directors who have no financial interest in the transaction, or in some cases, the prior approval of the SEC. For example, any person that owns, directly or indirectly, 5% or more of our outstanding voting securities is deemed our affiliate for purposes of the Investment Company Act and, if this is the only reason such person is our affiliate, we are generally prohibited from buying any asset from or selling any asset (other than our capital stock) to such affiliate, absent the prior approval of such directors. The Investment Company Act also prohibits “joint transactions” with an affiliate, which could include joint investments in the same Portfolio Company, without approval of our Independent Directors or in some cases the prior approval of the SEC. Moreover, except in certain limited circumstances, we are prohibited from buying any asset from or selling any asset to a holder of more than 25% of our voting securities, absent prior approval of the SEC. The analysis of whether a particular transaction constitutes a joint transaction requires a review of the relevant facts and circumstances then existing.

In certain circumstances, negotiated co-investments may be made only if we receive an order from the SEC permitting us to do so. On January 4, 2017, the SEC granted GSAM, GS BDC, PMMC and the Company the Exemptive Relief, which will permit us to co-invest with GS BDC, PMMC and certain other funds that may be managed by GSAM, including the GSAM Credit Alternatives Team, in the future, subject to certain terms and conditions in the Exemptive Relief. As a result of the Exemptive Relief, there could be significant overlap in our investment portfolio and the investment portfolios of GS BDC, PMMC and/or other funds established by the GSAM Credit Alternatives Team. Additionally, if our Investment Adviser forms other funds in the future, we may co-invest on a concurrent basis with such other affiliates, subject to compliance with the Exemptive Relief, applicable regulations and regulatory guidance, as well as applicable allocation procedures. Additionally, except in certain circumstances, we will be unable to invest in any issuer in which another client sponsored or managed by our Investment Adviser has previously invested, including GS BDC and PMMC.

We may experience fluctuations in our quarterly results.

We could experience fluctuations in our quarterly operating results due to a number of factors, including interest rates payable on debt Investments we make, default rates on such Investments, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in certain markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

We will be exposed to risks associated with changes in interest rates.

Our debt Investments may be based on floating rates, such as London Interbank Offered Rate (“LIBOR”), Euro Interbank Offered Rate (“EURIBOR”), the Federal Funds Rate or the Prime Rate. General interest rate fluctuations may have a substantial negative impact on our Investments, the value of our common stock and our rate of return on invested capital. We expect that most of our floating rate Investments will be linked to LIBOR and it is unclear how increased regulatory oversight and changes in the method for determining LIBOR may affect the value of the financial obligations to be held by or issued to us that are linked to LIBOR, or how such changes could affect our results of operations or financial condition. In addition, any further changes or reforms to the determination or supervision of LIBOR may result in a sudden or prolonged increase or decrease in reported LIBOR, which could have an adverse impact on the market for or value of any LIBOR-linked securities, loans, and other financial obligations or extensions of credit held by or due to us or on our overall financial condition or results of operations.

Because we intend to borrow money and may issue preferred stock to finance Investments, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds or pay distributions on preferred stock and the rate that our Investments yield. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

A reduction in the interest rates on new Investments relative to interest rates on current Investments could also have an adverse impact on our net interest income. However, an increase in interest rates could decrease the value of any Investments we hold which earn fixed interest rates, including subordinated loans, senior and junior secured and unsecured debt securities and loans and high yield bonds, and also could increase our interest expense, thereby decreasing our net income. Also, an increase in interest rates available to investors could make investment in our common stock less attractive if we are not able to increase our dividend rate, which could reduce the value of our common stock.

In periods of rising interest rates, to the extent we borrow money subject to a floating interest rate, our cost of funds would increase, which could reduce our net investment income. Further, rising interest rates could also adversely affect our performance if we hold investments with floating interest rates, subject to specified minimum interest rates (such as a LIBOR floor), while at the same time engaging in borrowings subject to floating interest rates not subject to such minimums. In such a scenario, rising interest rates may increase our interest expense, even though our interest income from investments is not increasing in a corresponding manner as a result of such minimum interest rates.

If general interest rates rise, there is a risk that the portfolio companies in which we hold floating rate securities will be unable to pay escalating interest amounts, which could result in a default under their loan documents with us. Rising interest rates could also cause portfolio companies to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. In addition, rising interest rates may increase pressure on us to provide fixed rate loans to our portfolio companies, which could adversely affect our net investment income, as increases in our cost of borrowed funds would not be accompanied by increased interest income from such fixed-rate investments.

A change in the general level of interest rates can be expected to lead to a change in the interest rate we receive on many of our debt Investments. Accordingly, a change in the interest rate could make it easier for us to meet or exceed the performance threshold in the Investment Management Agreement and may result in a substantial increase in the amount of incentive fees payable to our Investment Adviser with respect to the portion of the Incentive Fee based on income.

Our activities may be limited as a result of potentially being deemed to be controlled by a bank holding company.

Goldman Sachs is a BHC under the BHCA and is therefore subject to supervision and regulation by the Federal Reserve. In addition, Goldman Sachs is a FHC under the BHCA, which is a status available to BHCs that meet certain criteria. FHCs may engage in a broader range of activities than BHCs that are not FHCs. However, the activities of FHCs and their affiliates remain subject to certain restrictions imposed by the BHCA and related regulations. Because Goldman Sachs may be deemed to “control” us within the meaning of the BHCA, these restrictions could apply to us as well. Accordingly, the BHCA and other applicable banking laws, rules, regulations and guidelines, and their interpretation and administration by the appropriate regulatory agencies, including the Federal Reserve, may restrict our investments, transactions and operations and may restrict the transactions and relationships between our Investment Adviser, Goldman Sachs and their affiliates, on the one hand, and us on the other hand. For example, the BHCA regulations applicable to Goldman Sachs and us may, among other things, restrict our ability to make certain investments or the size of certain investments, impose a maximum holding period on some or all of our Investments and restrict our and our Investment Adviser’s ability to participate in the management and operations of the companies in which we invest. In addition, certain BHCA regulations may require aggregation of the positions owned, held or controlled by related entities. Thus, in certain circumstances, positions held by Goldman Sachs and its affiliates (including our Investment Adviser) for client and proprietary Accounts may need to be aggregated with positions held by us. In this case, where BHCA regulations impose a cap on the amount of a position that may be held, Goldman Sachs may utilize available capacity to make investments for its proprietary Accounts or for the Accounts of other clients, which may require us to limit and/or liquidate certain Investments.

These restrictions may materially adversely affect us by, among other things, affecting our Investment Adviser’s ability to pursue certain strategies within our investment program or trade in certain securities. In addition, Goldman Sachs may cease in the future to qualify as an FHC, which may subject us to additional restrictions. Moreover, there can be no assurance that the bank regulatory requirements applicable to Goldman Sachs and us, or the interpretation thereof, will not change, or that any such change will not have a material adverse effect on us.

Goldman Sachs may in the future, in its sole discretion and without notice to investors, engage in activities impacting us and/or our Investment Adviser in order to comply with the BHCA or other legal requirements applicable to, or reduce or eliminate the impact or applicability of any bank regulatory or other restrictions on, Goldman Sachs, us or other Accounts managed by our Investment Adviser and its affiliates. Goldman Sachs may seek to accomplish this result by causing GSAM to resign as our Investment Adviser, voting for changes to our Board of Directors, causing Goldman Sachs personnel to resign from our Board of Directors, reducing the amount of Goldman Sachs’ investment in us (if any), revoking our right to use the Goldman Sachs name or any combination of the foregoing, or by such other means as it determines in its sole discretion. Any replacement investment adviser appointed by us may be unaffiliated with Goldman Sachs. See “Item 7(a). Transactions with Related Persons; Review, Approval or Ratification of Transactions with Related Persons—Potential Conflicts of Interest.”

Commodity Futures Trading Commission rulemaking may have a negative impact on us and our Investment Adviser.

The CFTC and the SEC have issued final rules establishing that certain swap transactions are subject to CFTC regulation. Engaging in such swap transactions may cause us to fall within the definition of “commodity pool” under the Commodity Exchange Act and related CFTC regulations. Our Investment Adviser has claimed no-action relief from CFTC regulation as a commodity pool operator pursuant to a CFTC staff no-action letter with respect to our operations, which means that we will be limited in our ability to use futures contracts or options on futures contracts or engage in swap transactions.

We are dependent on information systems, and systems failures, as well as operating failures, could significantly disrupt our business, which may, in turn, negatively affect our liquidity, financial condition or results of operations.

Our business is dependent on our Investment Adviser’s and third parties’ communications and information systems. Any failure or interruption of those systems, including as a result of the termination of the Investment Management Agreement or an agreement with any third-party service providers, could cause delays or other problems in our activities. Our financial, accounting, data processing, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond our control and adversely affect our business. There could be:

•	sudden electrical or telecommunications outages;

•	natural disasters such as earthquakes, tornadoes and hurricanes;

•	disease pandemics;

•	events arising from local or larger scale political or social matters, including terrorist acts; and

•	cyber-attacks.

In addition to our dependence on information systems, poor operating performance by our service providers could adversely impact us.

These events, in turn, could have a material adverse effect on our operating results and negatively affect the value of our common stock and our ability to pay distributions to our stockholders.

Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information and/or damage to our business relationships, all of which could negatively impact our business, financial condition and operating results.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our business relationships. As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those provided by Goldman Sachs and third-party service providers. Goldman Sachs and these third-party service providers have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions, but these measures, as well as our increased awareness of the nature and extent of a risk of a cyber incident, do not guarantee that a cyber incident will not occur and/or that our financial results, operations or confidential information will not be negatively impacted by such an incident.

Risks Relating to Our Portfolio Company Investments

Our Investments are very risky and highly speculative.

We will invest primarily through direct originations of secured debt, including first lien, unitranche, including last out portions of such loans, and second lien debt, and unsecured debt, including mezzanine debt, as well as select equity Investments. The securities in which we invest will generally not be rated by any rating agency, and if they were rated, they would be below investment grade (rated lower than “Baa3” by Moody’s Investors Service and lower than “BBB-” by Fitch Ratings or S&P). These securities, which may be referred to as “junk bonds,” “high yield bonds” or “leveraged loans,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Therefore, our investments may result in an above average amount of risk and volatility or loss of principal. We also may invest in other assets, including U.S. government securities and structured securities. These investments entail additional risks that could adversely affect our investment returns.

Secured Debt. When we make a secured debt investment, we generally take a security interest in the available assets of the Portfolio Company, including the equity interests of any subsidiaries, which we expect to help mitigate the risk that we will not be repaid. However, there is a risk that the collateral securing our debt investment may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the Portfolio Company to raise additional capital. In some circumstances, our lien could be subordinated to claims of other creditors, such as trade creditors. In addition, deterioration in a Portfolio Company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the debt investment. Consequently, the fact that our debt is secured does not guarantee that we will receive principal and interest payments according to the debt investment’s terms, or at all, or that we will be able to collect on the loan, in full or at all, should we enforce our remedies.

Unsecured Debt, including Mezzanine Debt. Our unsecured debt investments, including mezzanine debt investments, generally will be subordinated to senior debt in the event of an insolvency. This may result in an above average amount of risk and loss of principal.

Equity Investments. When we invest in secured debt or unsecured debt, including mezzanine debt, we may acquire equity securities from the company in which we make the investment. In addition, we may invest in the equity securities of Portfolio Companies independent of any debt investment. Our goal is ultimately to dispose of such equity interests and realize gains upon our disposition of such interests. However, the equity interests we hold may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

Investing in middle-market companies involves a number of significant risks.

Investing in middle-market companies involves a number of significant risks, including:

•	such companies may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment;

•	such companies typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•	such companies are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our Portfolio Companies and, in turn, on us;

•	such companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position;

•	there is generally little public information about these companies, they and their financial information are not subject to the reporting requirements of the Exchange Act and other regulations that govern public companies and we may be unable to uncover all material information about these companies, which may prevent us from making a fully informed investment decision and cause us to lose money on our Investments;

•	our executive officers, directors and Investment Adviser may, in the ordinary course of business, be named as defendants in litigation arising from our Investments in the Portfolio Companies; and

•	such companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness, including any debt securities held by us, upon maturity.

Many of our portfolio securities may not have a readily available market price and we will value these securities at fair value as determined in good faith under procedures adopted by our Board of Directors, which valuation is inherently subjective and may not reflect what we may actually realize for the sale of the Investment.

Our NAV is valued on a quarterly basis by the Board of Directors in conjunction with Independent Valuation Advisors.

The majority of our Investments are expected to be in debt instruments that do not have readily ascertainable market prices. The fair value of assets that are not publicly traded or whose market prices are not readily available will be determined in good faith under procedures adopted by our Board of Directors. Our Board of Directors is expected to utilize the services of independent third-party valuation firms (“Independent Valuation Advisors”) in determining the fair value of certain illiquid investments as of each quarter end. Investment professionals from our Investment Adviser will also prepare Portfolio Company valuations using sources and/or proprietary models, depending on the availability of information on our assets and the type of asset being valued, all in accordance with our valuation policy.

Because fair valuations, and particularly fair valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and are often based to a large extent on estimates, comparisons and qualitative evaluations of private information, it may be more difficult for investors to value accurately our Investments and could lead to undervaluation or overvaluation of our common stock. In addition, the valuation of these types of securities may result in substantial write-downs and earnings volatility.

Our NAV as of a particular date may be materially greater than or less than the value that would be realized if our assets were to be liquidated as of such date. For example, if we were required to sell a certain asset or all or a substantial portion of our assets on a particular date, the actual price that we would realize upon the disposition of such asset or assets could be materially less than the value of such asset or assets as reflected in our NAV. Volatile market conditions could also cause reduced liquidity in the market for certain assets, which could result in liquidation values that are materially less than the values of such assets as reflected in our NAV.

When our NAV is determined other than on a quarter-end (such as in connection with issuances of shares of our common stock on dates occurring mid-quarter), such determinations of NAV are typically made by our Investment Adviser, acting under delegated authority from, and subject to the supervision of our Board of Directors. While such NAV determinations are made in accordance with procedures adopted by our Board of Directors, such intra-quarter NAV determinations do not follow the same procedures as quarter-end NAV determinations, such as the input of our Audit Committee or Independent Valuation Advisors, which may heighten the risks described above. However, we intend to comply at all times with the limitations of Section 23 under the Investment Company Act (which generally prohibits us from issuing shares of common stock at a price below the then-current NAV, as determined within 48 hours, excluding Sundays and holidays, of such issuance, subject to certain exceptions).

The lack of liquidity in our Investments may adversely affect our business.

Various restrictions will render our Investments relatively illiquid, which may adversely affect our business. As we will generally make investments in private companies, substantially all of these Investments are subject to legal and other restrictions on resale or are otherwise less liquid than publicly traded securities. Our Investment Adviser is not permitted to obtain or use material non-public information in effecting purchases and sales in public securities transactions for us, which could create an additional limitation on the liquidity of our Investments. The illiquidity of our Investments may make it difficult for us to sell such Investments if the need arises. Therefore, if we are required to or desire to liquidate all or a portion of our portfolio quickly, we could realize significantly less than the value at which we have recorded our Investments or could be unable to dispose of our Investments in a timely manner or at such times as we deem advisable.

Our portfolio may be focused in a limited number of Portfolio Companies, which will subject us to a risk of significant loss if any of these companies default on their obligations under any of their debt instruments or if there is a downturn in a particular industry.

We are classified as a non-diversified investment company within the meaning of the Investment Company Act, which means that we are not limited by the Investment Company Act with respect to the proportion of our assets that we may invest in securities of a single issuer, excluding limitations on investments in certain other financial and investment companies. To the extent that we assume large positions in the securities of a small number of issuers or industries, our NAV may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. In addition, the aggregate returns we realize may be significantly adversely affected if a small number of Investments perform poorly or if we need to write down the value of any one Investment. Additionally, a downturn in any particular industry in which we are invested could significantly affect our aggregate returns. Further, any industry in which we are meaningfully concentrated at any given time could be subject to significant risks that could adversely impact our aggregate returns.

We will generally not be in a position to exercise control over our Portfolio Companies or to prevent decisions by management of our Portfolio Companies that could decrease the value of our investments.

We will not generally hold controlling equity positions in our Portfolio Companies. While we are obligated as a BDC to offer to make managerial assistance available to our Portfolio Companies, there can be no assurance that management personnel of our Portfolio Companies will accept or rely on such assistance. To the extent that we do not hold a controlling equity interest in a Portfolio Company, we are subject to the risk that such Portfolio Company may make business decisions with which we disagree, and the stockholders and management of such Portfolio Company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity for the debt and equity Investments that we may hold in our Portfolio Companies, we may not be able to dispose of our Investments in the event we disagree with the actions of a Portfolio Company, and may therefore suffer a decrease in the value of our Investments.

In addition, we may not be in a position to control any Portfolio Company by investing in its debt securities. As a result, we are subject to the risk that a Portfolio Company in which we invest may make business decisions with which we disagree and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests as debt investors.

We may form one or more CLOs, which may subject us to certain structured financing risks.

To finance investments, we may securitize certain of our Investments, including through the formation of one or more CLOs, while retaining all or most of the exposure to the performance of these Investments. This would involve contributing a pool of assets to a special purpose entity, and selling debt interests in such entity on a non-recourse or limited-recourse basis to purchasers. Any interest in any such CLO held by us may be considered a “non-qualifying asset” for purposes of the Investment Company Act.

If we create a CLO, we will depend on distributions from the CLO’s assets out of its earnings and cash flows to enable us to make distributions to our stockholders. The ability of a CLO to make distributions will be subject to various limitations, including the terms and covenants of the debt it issues. For example, tests (based on interest coverage or other financial ratios or other criteria) may restrict our ability, as holder of a CLO’s equity interests, to receive cash flow from these Investments. There is no assurance any such performance tests will be satisfied. Also, a CLO may take actions that delay distributions in order to preserve ratings and to keep the cost of present and future financings lower or the CLO may be obligated to retain cash or other assets to satisfy over-collateralization requirements commonly provided for holders of the CLO’s debt. As a result, there may be a lag, which could be significant, between the repayment or other realization on a loan or other assets in, and the distribution of cash out of, a CLO, or cash flow may be completely restricted for the life of the CLO. If we do not receive cash flow from any such CLO that is necessary to satisfy the annual distribution requirement for maintaining our RIC status, and we are unable to obtain cash from other sources necessary to satisfy this requirement, we could fail to maintain our qualification as a RIC, which would have a material adverse effect on our financial performance.

In addition, a decline in the credit quality of loans in a CLO due to poor operating results of the relevant borrower, declines in the value of loan collateral or increases in defaults, among other things, may force a CLO to sell certain assets at a loss, reducing their earnings and, in turn, cash potentially available for distribution to us for distribution to our stockholders.

To the extent that any losses are incurred by the CLO in respect of any collateral, such losses will be borne first by us as owner of equity interests. Finally, any equity interests that we retain in a CLO will not be secured by the assets of the CLO and we will rank behind all creditors of the CLO.

Our failure to make follow-on investments in our Portfolio Companies could impair the value of our portfolio.

Following an initial investment in a Portfolio Company, we may make additional investments in that Portfolio Company as “follow-on” investments, in order to:

•	increase or maintain in whole or in part our equity ownership percentage;

•	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

•	attempt to preserve or enhance the value of our Investment.

We will have the discretion to make any follow-on Investments, subject to the availability of capital resources and the limitations set forth in “Item 1(c). Description of Business.” The failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of a Portfolio Company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our concentration of risk, because we prefer other opportunities or because we are inhibited by compliance with BDC requirements or compliance with the requirements for maintenance of our RIC status.

Our Portfolio Companies may prepay loans, which may reduce stated yields in the future if the capital returned cannot be invested in transactions with equal or greater expected yields.

Certain of the loans we make will be prepayable at any time, with some prepayable at no premium to par. We cannot predict when such loans may be prepaid. Whether a loan is prepaid will depend both on the continued positive performance of the Portfolio Company and the existence of favorable financing market conditions that permit such Portfolio Company to replace existing financing with less expensive capital. In periods of rising interest rates, the risk of prepayment of floating rate loans may increase if other financing sources are available. As market conditions change frequently, it is unknown when, and if, this may be possible for each Portfolio Company. In the case of some of these loans, having the loan prepaid early may reduce the achievable yield for us in the future below the current yield disclosed for our portfolio if the capital returned cannot be invested in transactions with equal or greater expected yields.

Investments in common and preferred equity securities, many of which are illiquid with no readily available market, involve a substantial degree of risk.

Although common stock has historically generated higher average total returns than fixed income securities over the long term, common stock also has experienced significantly more volatility in those returns. Our equity investments may fail to appreciate and may decline in value or become worthless, and our ability to recover our investment will depend on our Portfolio Company’s success. Investments in equity securities involve a number of significant risks, including:

•	any equity investment we make in a Portfolio Company could be subject to further dilution as a result of the issuance of additional equity interests and to serious risks as a junior security that will be subordinate to all indebtedness (including trade creditors) or senior securities in the event that the issuer is unable to meet its obligations or becomes subject to a bankruptcy process;

•	to the extent that the Portfolio Company requires additional capital and is unable to obtain it, we may not recover our investment; and

•	in some cases, equity securities in which we invest will not pay current dividends, and our ability to realize a return on our investment, as well as to recover our investment, will be dependent on the success of the Portfolio Company.

Even if the Portfolio Company is successful, our ability to realize the value of our Investment may be dependent on the occurrence of a liquidity event, such as a public offering or the sale of the Portfolio Company. It is likely to take a significant amount of time before a liquidity event occurs or we can otherwise sell our Investment. In addition, the equity securities we receive or invest in may be subject to restrictions on resale during periods in which it could be advantageous to sell them.

There are special risks associated with investing in preferred securities, including:

•	preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without any adverse consequences to the issuer. If we own a preferred security that is deferring its distributions, we may be required to report income for tax purposes before we receive such distributions;

•	preferred securities are subordinated to debt in terms of priority to income and liquidation payments, and therefore will be subject to greater credit risk than debt;

•	preferred securities may be substantially less liquid than many other securities, such as common stock or U.S. government securities; and

•	generally, preferred security holders have no voting rights with respect to the issuing company, subject to limited exceptions.

Additionally, when we invest in debt securities, we may acquire warrants or other equity securities as well. Our goal is ultimately to dispose of such equity interests and realize gains upon our disposition of such interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

We may invest, to the extent permitted by law, in the equity securities of investment funds that are operating pursuant to certain exceptions to the Investment Company Act and, to the extent we so invest, will bear our ratable share of any such company’s expenses, including management and performance fees. We will also remain obligated to pay the Management Fee and Incentive Fee to our Investment Adviser with respect to the assets invested in the securities and instruments of such companies. With respect to each of these investments, each of our common stockholders will bear their pro rata share of the Management Fee and Incentive Fee due to our Investment Adviser as well as indirectly bearing the management and performance fees and other expenses of any such investment funds or advisers.

By originating loans to companies that are experiencing significant financial or business difficulties, we may be exposed to distressed lending risks.

As part of our lending activities, we may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to us, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. There is no assurance that we will correctly evaluate the value of the assets collateralizing our loans or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that we fund, we may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by us to the borrower.

We may be exposed to special risks associated with bankruptcy cases.

Many of the events within a bankruptcy case are adversarial and often beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, there can be no assurance that a bankruptcy court would not approve actions that may be contrary to our interests. Furthermore, there are instances where creditors can lose their ranking and priority if they are considered to have taken over management of a borrower.

The reorganization of a company can involve substantial legal, professional and administrative costs to a lender and the borrower; it is subject to unpredictable and lengthy delays; and during the process a company’s competitive position may erode, key management may depart and a company may not be able to invest its capital adequately. In some cases, the debtor company may not be able to reorganize and may be required to liquidate assets. The debt of companies in financial reorganization will, in most cases, not pay current interest, may not accrue interest during reorganization and may be adversely affected by an erosion of the issuer’s fundamental value.

In addition, lenders can be subject to lender liability claims for actions taken by them where they become too involved in the borrower’s business or exercise control over the borrower. For example, we could become subject to a lender’s liability claim, if, among other things, the borrower requests significant managerial assistance from us and we provide such assistance as contemplated by the Investment Company Act.

We will have broad discretion over the use of proceeds of the funds we raise from investors and will use proceeds in part to satisfy operating expenses.

There can be no assurance that we will be able to locate a sufficient number of suitable investment opportunities to allow us to successfully deploy capital that we raise from investors in a timeframe that will permit investors to earn above-market returns. To the extent we are unable to invest substantially all of the capital we raise within our contemplated timeframe, our investment income, and in turn our results of operations, will likely be materially adversely affected. Additionally, there could be a significant lag in time between any Drawdown Date and our funding of investments. See “—Risks Relating to Our Business and Structure—We are a new company and have no operating history.”

We intend to use substantially all of the proceeds from the offering of our common stock, net of expenses, to make investments in accordance with our investment objectives and using the strategies described in this Registration Statement. We anticipate that the remainder will be used for working capital and general corporate purposes, including the payment of operating expenses. However, subject to the restrictions of applicable law and regulations, including the Investment Company Act and the Code, we have significant flexibility in applying the proceeds of the funds we raise from investors and may use the net proceeds in ways with which stockholders may not agree, or for purposes other than those contemplated at the time of the capital raising. We may also pay operating expenses, and may pay other expenses such as due diligence expenses of potential new Investments, from net proceeds. Our ability to achieve our investment objective may be limited to the extent that net proceeds of the funds we raise from investors, pending full investment by us in Portfolio Companies, are used to pay operating expenses.

Declines in market prices and liquidity in the corporate debt markets can result in significant net unrealized depreciation of our portfolio, which in turn would reduce our NAV.

As a BDC, we are required to carry our Investments at market value or, if no market value is ascertainable, at fair value as determined in good faith under procedures adopted by our Board of Directors. We may take into account the following types of factors, if relevant, in determining the fair value of our Investments: the enterprise value of a Portfolio Company (the entire value of the Portfolio Company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time), the nature and realizable value of any collateral, the Portfolio Company’s ability to make payments and its earnings and discounted cash flow (taking into consideration current market interest rates and credit spreads), the markets in which the Portfolio Company does business, a comparison of the Portfolio Company’s securities to similar publicly traded securities and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation. While most of our Investments are not publicly traded, applicable accounting standards require us to assume as part of our valuation process that our Investments are sold in a principal market to market participants (even if we plan on holding an Investment through its maturity). As a result, volatility in the capital markets can also adversely affect our Investment valuations. Decreases in the market values or fair values of our Investments are recorded as unrealized depreciation. The effect of all of these factors on our portfolio can reduce our NAV by increasing net unrealized depreciation in our portfolio. Depending on market conditions, we could incur substantial realized losses and may suffer unrealized losses, which could have a material adverse impact on our business, financial condition and results of operations.

Economic recessions or downturns could impair our Portfolio Companies and harm our operating results.

Our Portfolio Companies may be susceptible to economic downturns or recessions and may be unable to repay our loans during these periods. Therefore, during these periods our non-performing assets may increase and the value of our portfolio may decrease if we are required to write down the values of our Investments. Adverse economic conditions may also decrease the value of collateral securing some of our loans and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit use. These events could prevent us from increasing investments and harm our operating results.

A Portfolio Company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on the Portfolio Company’s assets representing collateral for its obligations. This could trigger cross defaults under other agreements and jeopardize our Portfolio Company’s ability to meet its obligations under the debt that we hold and the value of any equity securities we own. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting Portfolio Company.

Our Portfolio Companies may have incurred or issued, or may in the future incur or issue, debt or equity securities that rank equally with, or senior to, our Investments in such companies, which could have an adverse effect on us in any liquidation of the Portfolio Company.

Our Portfolio Companies may have, or may be permitted to incur, other debt, or issue other equity securities that rank equally with, or senior to, our Investments. By their terms, such instruments may provide that the holders are entitled to receive payment of dividends, interest or principal on or before the dates on which we are entitled to receive payments in respect of our Investments. These debt instruments would usually prohibit the Portfolio Companies from paying interest on or repaying our Investments in the event and during the continuance of a default under such debt. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a Portfolio Company, holders of securities ranking senior to our Investment in that Portfolio Company typically are entitled to receive payment in full before we receive any distribution in respect of our Investment. After repaying such holders, the Portfolio Company may not have any remaining assets to use for repaying its obligation to us. In the case of securities ranking equally with our Investments, we would have to share on an equal basis any distributions with other security holders in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant Portfolio Company.

Additionally, certain loans that we make to Portfolio Companies may be secured on a second priority basis by the same collateral securing senior secured debt, which will be secured on a first priority basis. The first priority liens on the collateral will secure the Portfolio Company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the Portfolio Company under the agreements governing the loans. The holders of obligations secured by the first priority liens on the collateral will generally control the liquidation of and be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before us. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from the sale or sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens. If such proceeds are not sufficient to repay amounts outstanding under the loan obligations secured by the second priority liens, then we, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the Portfolio Company’s remaining assets, if any.

The rights we may have with respect to the collateral securing any junior priority loans we make to our Portfolio Companies may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of senior debt. Under such an intercreditor agreement, at any time that senior obligations are outstanding, we may forfeit certain rights with respect to the collateral to the holders of the senior obligations. These rights may include the right to commence enforcement proceedings against the collateral, the right to control the conduct of such enforcement proceedings, the right to approve amendments to collateral documents, the right to release liens on the collateral and the right to waive past defaults under collateral documents. We may not have the ability to control or direct such actions, even if our rights as junior lenders are adversely affected. In addition, a bankruptcy court may choose not to enforce an intercreditor agreement or other arrangement with creditors. Similar risks to the foregoing may apply where we hold the last out piece of a unitranche loan.

We may also make unsecured loans to Portfolio Companies, meaning that such loans will not benefit from any interest in collateral of such Portfolio Companies. Liens on such Portfolio Companies’ collateral, if any, will secure the Portfolio Company’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the Portfolio Company under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before us. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy our unsecured loan obligations after payment in full of all secured loan obligations. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then our unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the Portfolio Company’s remaining assets, if any.

Our Portfolio Companies may be highly leveraged.

Some of our Portfolio Companies may be highly leveraged, which may have adverse consequences to these Portfolio Companies and to us as an investor. These Portfolio Companies may be subject to restrictive financial and operating covenants and the leverage may impair these Portfolio Companies’ ability to finance their future operations and capital needs. As a result, these Portfolio Companies’ flexibility to respond to changing business and economic conditions and to take advantage of business opportunities may be limited. Further, a leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

Our Investments in non-U.S. companies may involve significant risks in addition to the risks inherent in U.S. Investments.

Our investment strategy contemplates potential Investments in securities of non-U.S. companies to the extent permissible under the Investment Company Act. Investing in non-U.S. companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of non-U.S. taxes (potentially at confiscatory levels), less liquid markets, less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.

Our Investments that are denominated in a non-U.S. currency will be subject to the risk that the value of a particular currency will change in relation to the U.S. dollar. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. We may employ hedging techniques to minimize these risks, but we cannot assure you that such strategies will be effective or without risk to us.

The United Kingdom referendum decision to leave the European Union may create significant risks and uncertainty for global markets and our Investments.

The recent decision made in the United Kingdom referendum to leave the European Union has led to volatility in global financial markets, and in particular in the markets of the United Kingdom and across Europe, and may also lead to weakening in consumer, corporate and financial confidence in the United Kingdom and Europe. The extent and process by which the United Kingdom will exit the European Union, and the longer term economic, legal, political and social framework to be put in place between the United Kingdom and the European Union are unclear at this stage and are likely to lead to ongoing political and economic uncertainty and periods of exacerbated volatility in both the United Kingdom and in wider European markets for some time. In particular, the decision made in the United Kingdom referendum may lead to a call for similar referenda in other European jurisdictions which may cause increased economic volatility and uncertainty in the European and global markets. This volatility and uncertainty may have an adverse effect on the economy generally and on the ability of us and our Portfolio Companies to execute our respective strategies and to receive attractive returns.

In particular, currency volatility may mean that the returns of us and our Portfolio Companies are adversely affected by market movements and may make it more difficult, or more expensive, for us to implement appropriate currency hedging. Potential decline in the value of the British Pound and/or the euro against other currencies, along with the potential downgrading of the United Kingdom’s sovereign credit rating, may also have an impact on the performance of our Portfolio Companies located in the United Kingdom or Europe.

We may expose ourselves to risks if we engage in hedging transactions.

Subject to applicable provisions of the Investment Company Act and applicable CFTC regulations, we may enter into hedging transactions in a manner consistent with SEC guidance, which may expose us to risks associated with such transactions. Such hedging may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates. Use of these hedging instruments may include counter-party credit risk.

Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the underlying portfolio positions should increase. Moreover, it may not be possible to hedge against an exchange rate or interest rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price.

The success of any hedging transactions we may enter into will depend on our ability to correctly predict movements in currencies and interest rates. Therefore, while we may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to (or be able to) establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations. See also “—Risks Relating to Our Business and Structure—We will be exposed to risks associated with changes in interest rates.”

We may initially invest a portion of the net proceeds from the offering of common stock primarily in high-quality short-term investments, which will generate lower rates of return than those expected from the interest generated on our intended investment program.

We may initially invest a portion of the net proceeds from the offering of common stock primarily in cash, cash equivalents, U.S. government securities and other high-quality short-term investments. These securities may earn yields substantially lower than the income that we anticipate receiving once we are fully invested in accordance with our investment objective. As a result, we may not be able to achieve our investment objective and/or pay any dividends during this period or, if we are able to do so, such dividends may be substantially lower than the dividends that we expect to pay when our portfolio is fully invested. If we do not realize yields in excess of our expenses, we may incur operating losses.

Risks Relating to the Offering and to Our Common Stock

Investors in offerings after the initial closing could receive fewer shares of common stock than anticipated.

The purchase price per share of our common stock in any closing after the initial closing is expected to be determined to ensure that such price is equal to our then-current NAV per share. As a result, in the event of an increase in our NAV per share, the purchase price for shares purchased in any closing after the initial closing may be higher than the prior monthly NAV per share, and therefore an investor may receive a smaller number of shares than if it had purchased shares in a prior offering. Additionally, in order to more fairly allocate such expenses among all stockholders, investors making capital commitments after the Initial Drawdown Date will be required to bear a pro rata portion of our Organizational Expenses at the time of their first investment in us.

Our common stock will be subject to significant transfer restrictions, and an investment in our common stock generally will be illiquid.

Shares of our common stock are subject to the restrictions on transfer described herein and as set forth in our certificate of incorporation. Purchasers of shares of our common stock prior to an IPO and listing (including purchasers in the offering) will not be permitted to transfer their shares after the consummation of such IPO and listing, including a transfer of solely an economic interest, without our prior written consent until a date to be established by us. If a listing does not occur, our common stockholders will be prohibited from transferring their shares without our prior written consent. For further details about circumstances pursuant to which we will give our consent to such a transfer, eligible offerees and resale restrictions, see “Item 11. Description of Registrant’s Securities to be Registered—Transfer and Resale Restrictions; Required Transfers.” An investment in our common stock is of further limited liquidity since our common stock is not freely transferable under the securities laws. Each investor in our common stock must be prepared to bear the economic risk of an investment in our common stock for an indefinite period.

We have no obligation to conduct an Exit Event and can offer no assurances as to whether or when we may conduct an Exit Event. Even if we consummate an Exit Event, we can offer no assurances as to the price at which our common stock will be valued in an Exit Event, and it could be valued below the price in the offering or the then-current NAV. Additionally, pre-Exit Event stockholders are not expected to be able to sell their common stock in any IPO.

Shares of our common stock have not been registered under the Securities Act and, therefore, under the securities laws, cannot be sold unless such shares are subsequently registered under the Securities Act or an exemption from such registration is available. See “Item 11. Description of Registrant’s Securities to be Registered—Transfer and Resale Restrictions; Required Transfers.” Shares of our common stock are illiquid assets for which there is not a secondary market and there is no guarantee that a secondary market will develop in the future. An investment in our common stock is therefore suitable only for certain sophisticated investors that can bear the risks associated with the illiquidity of their common stock.

If we have not consummated an Exit Event by the Wind-down Determination Date, our Board of Directors (to the extent consistent with its fiduciary duties and subject to any necessary stockholder approvals and applicable requirements of the Investment Company Act and the Code) will meet to consider our potential wind down and/or liquidation and dissolution.

If we have not consummated an Exit Event by the Wind-down Determination Date, our Board of Directors (to the extent consistent with its fiduciary duties and subject to any necessary stockholder approvals and applicable requirements of the Investment Company Act and the Code) will meet to consider our potential wind down and/or liquidation and dissolution. To the extent our Board determines to pursue a liquidation or dissolution, no assurances can be provided as to what price they will be able to obtain from selling or liquidating our Investments and we could end up being liquidated below our then NAV per share or at a price per share below what stockholders paid.

In the event of any liquidation, dissolution or winding up of our affairs, our common stockholders would receive any remaining net assets only after payment or provision or payment of our debts and other liabilities and subject to the prior rights of any outstanding preferred stock. In addition, we expect that we would incur certain costs associated with a liquidation or dissolution. Accordingly, to the extent our Board of Directors determines to proceed with our liquidation or dissolution, it could result in a loss for our common stockholders.

Investing in our common stock involves an above average degree of risk.

The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and volatility or loss of principal. Our Investments in Portfolio Companies may be highly speculative and aggressive, and therefore an investment in our common stock may not be suitable for someone with lower risk tolerance.

We will incur significant costs as a result of being subject to the reporting requirements of the Exchange Act.

Companies subject to the reporting requirements of the Exchange Act incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act, as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act, and other rules implemented by the SEC. Accordingly, once this Registration Statement becomes effective our common stock becomes registered under the Exchange Act, we will incur significant additional costs.

These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting, which requires significant resources and management oversight. We will implement procedures, processes, policies and practices for the purpose of addressing the standards and requirements applicable to public companies. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We expect to incur significant annual expenses related to these steps and directors’ and officers’ liability insurance, director fees, reporting requirements of the SEC, transfer agent fees, additional administrative expenses payable to the Administrator to compensate us for hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses associated with being subject to these reporting requirements.

The systems and resources necessary to comply with the reporting requirements of the Exchange Act will increase further once we cease to be an “emerging growth company” under the JOBS Act. As long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to public companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.

Efforts to comply with Section 404 of the Sarbanes-Oxley Act will involve significant expenditures, and noncompliance with Section 404 of the Sarbanes-Oxley Act may adversely affect us.

While we will not be required to comply with certain requirements of the Sarbanes-Oxley Act until we have been subject to the reporting requirements of the Exchange Act for a specified period of time or cease to be classified as an emerging growth company, under current SEC rules, we will be required to report on our internal control over financial reporting pursuant to Section 404 starting with our first full fiscal year after we become subject to the reporting requirements of the Exchange Act. Thereafter, we will be required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. Accordingly, our internal control over financial reporting does not currently meet all of the standards contemplated by Section 404 that we will eventually be required to meet. We will establish formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within our organization.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the date on which we are a “large accelerated filer” or an “accelerated filer” or the date we are no longer classified as an emerging growth company under the JOBS Act. Because we do not currently have comprehensive documentation of our internal control and have not yet tested our internal control in accordance with Section 404, we cannot conclude, as required by Section 404, that we do not have a material weakness in our internal control or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal control. As a public entity, we will be required to complete our initial assessment in a timely manner. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our operations, financial reporting or financial results could be adversely affected. Matters impacting our internal control may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC.

You will have limited opportunities to sell your common stock and, to the extent you are able to sell your common stock, you may not be able to recover the amount of your investment in our common stock.

Beginning with the end of the Investment Period, until an Exit Event, we expect that our Board of Directors will consider repurchase offers to allow you to tender your shares of common stock on a quarterly basis at a price per share we expect to reflect a recent NAV per share. Any such share repurchase offer will be at the discretion of our Board of Directors and subject to applicable law and that such repurchases do not give rise to adverse tax, ERISA or other regulatory consequences to us or our stockholders. Additionally, if we determine to make one or more repurchase offers, such offers are expected to include numerous restrictions that limit your ability to sell your shares of common stock pursuant to such offers. We expect to limit the number of shares of common stock repurchased pursuant to any share repurchase offer to 5% of our outstanding shares of common stock (with the exact amount to be set by our Board of Directors).

Although we expect that our Board of Directors will consider repurchase offers on a quarterly basis beginning with the end of the Investment Period, our Board of Directors has complete and absolute discretion to determine whether we will engage in any share repurchases and, if so, the terms of such repurchases. Therefore, we may ultimately not engage in any share repurchases or may cease share repurchases at any time, and you may not be able to sell your shares of common stock at all. You should not assume or rely upon any expectation that we will offer to repurchase any of our shares of our common stock.

The repurchase price per share of future repurchase offers, if any, may be lower than the price per share that stockholders paid for their shares of our common stock. In addition, in the event that a stockholder chooses to participate in a quarterly repurchase offer, the stockholder may be required to provide us with notice of intent to participate prior to knowing what the NAV per share will be on the repurchase date. A stockholder seeking to sell shares of our common stock to us as part of our quarterly share repurchase offer may be required to do so without knowledge of what the repurchase price per share of our common stock will be on the repurchase date.

We may have difficulty paying our required distributions if we recognize taxable income before or without receiving cash representing such income.

For U.S. federal income tax purposes, we will include in our taxable income certain amounts that we have not yet received in cash, such as original issue discount or accruals on a contingent payment debt instrument, which may occur if we receive warrants in connection with the origination of a loan or possibly in other circumstances or contracted PIK interest, which generally represents contractual interest added to the loan balance and due at the end of the loan term. Such original issue discount and PIK interest will be included in our taxable income before we receive any corresponding cash payments. We also may be required to include in our taxable income certain other amounts that we will not receive in cash. The credit risk associated with the collectability of deferred payments may be increased as and when a portfolio company increases the amount of interest on which it is deferring cash payment through deferred interest features. Our investments with a deferred interest feature may represent a higher credit risk than loans for which interest must be paid in full in cash on a regular basis. For example, even if the accounting conditions for income accrual are met, the borrower could still default when our actual collection is scheduled to occur upon maturity of the obligation.

Because in certain cases we may recognize taxable income before or without receiving cash representing such income, we may have difficulty making distributions to our stockholders that will be sufficient to enable us to meet the annual distribution requirement necessary for us to qualify as a RIC. Accordingly, we may need to sell some of our assets at times and/or at prices that we would not consider advantageous, we may need to raise additional equity or debt capital, or we may need to forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to our business) to enable us to make distributions to our stockholders that will be sufficient to enable us to meet the annual distribution requirement. If we are unable to obtain cash from other sources to meet the annual distribution requirement, we may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable U.S. state and local taxes). For additional discussion regarding the tax implications of a RIC, see “Item 1(c). Description of Business—Certain U.S. Federal Income Tax Considerations.”

We may in the future determine to issue preferred stock, which could adversely affect the market value of our common stock.

The issuance of shares of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the value of our common stock by making an investment in the common stock less attractive. In addition, the dividends on any preferred stock we issue must be cumulative. Payment of dividends and repayment of the liquidation preference of preferred stock must take preference over any distributions or other payments to our common stockholders, and holders of preferred stock are not subject to any of our expenses or losses and are not entitled to participate in any income or appreciation in excess of their stated preference (other than convertible preferred stock that converts into common stock). In addition, under the Investment Company Act, participating preferred stock and preferred stock each constitutes a “senior security” for purposes of the 2 to 1 asset coverage test.

Certain provisions of our certificate of incorporation and bylaws and the Delaware General Corporation Law (“DGCL”), as well as other aspects of our structure, could deter takeover attempts and have an adverse impact on the price of our common stock.

Our certificate of incorporation and bylaws, as well as the DGCL, contain provisions that may have the effect of discouraging a third party from making an acquisition proposal for us. Among other things, our certificate of incorporation and bylaws:

•	provide that our Board of Directors will be classified in the event of a listing, which may delay the ability of our stockholders to change the membership of a majority of our Board of Directors;

•	do not provide for cumulative voting;

•	provide that vacancies on our Board of Directors, including newly created directorships, may be filled only by a majority vote of directors then in office;

•	provide that our directors may be removed only for cause, and only by a supermajority vote of the stockholders entitled to elect such directors upon Board classification at the time of a listing;

•	provide that stockholders may only take action at an annual or special meeting of stockholders, and may not act by written consent;

•	restrict stockholders’ ability to call special meetings; and

•	require a supermajority vote of stockholders to effect certain amendments to our certificate of incorporation and bylaws.

We have provisions comparable to those of Section 203 of the DGCL (other than with respect to GS Group and its affiliates and certain of its or their direct or indirect transferees and any group as to which such persons are a party). These provisions generally prohibit us from engaging in mergers, business combinations and certain other types of transactions with “interested stockholders” (generally defined as persons or entities that beneficially own 15% or more of our voting stock), other than the exempt parties as described above, for a period of three years following the date the person became an interested stockholder unless, prior to such stockholder becoming an interested stockholder, our Board of Directors has approved the “business combination” that would otherwise be restricted or the transaction that resulted in the interested stockholder becoming an interested stockholder or the subsequent transaction with the interested stockholder has been approved by our Board of Directors and 66 2/3% of our outstanding voting stock (other than voting stock owned by the interested stockholder). Such provisions may discourage third parties from trying to acquire control of us and increase the difficulty of consummating such an offer.

These anti-takeover provisions may inhibit a change of control in circumstances that could give the holders of our common stock the opportunity to realize a premium over the value of our common stock. In addition, certain aspects of our structure, may have the effect of discouraging a third party from making an acquisition proposal for us.

We may not be able to pay you distributions on our common stock, our distributions to you may not grow over time and a portion of our distributions to you may be a return of capital for U.S. federal income tax purposes.

All distributions will be paid at the discretion of the Board of Directors and will depend on such factors as the Board determines to be relevant from time to time, including our earnings, financial condition and compliance with any debt covenants we may be subject to. Accordingly, we may not pay distributions to stockholders.

The distributions we pay to stockholders in a year may exceed our net ordinary income and capital gains for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes that would reduce a holder’s adjusted tax basis in its common stock and correspondingly increase such holder’s gain, or reduce such holder’s loss, on disposition of such common stock. Distributions in excess of a holder’s adjusted tax basis in its common stock will constitute capital gains to such holder. Stockholders who periodically receive the payment of a distribution from a RIC consisting of a return of capital for U.S. federal income tax purposes may be under the impression that they are receiving a distribution of a RIC’s net ordinary income or capital gains when they are not. Accordingly, stockholders should read carefully any written disclosure accompanying a distribution from us and the information about the specific tax characteristics of our distributions provided to stockholders after the end of each calendar year, and should not assume that the source of any distribution is our net ordinary income or capital gains.

Our stockholders may receive shares of our common stock as dividends, which could result in adverse tax consequences to them.

In order to satisfy the annual distribution requirement applicable to RICs, we will have the ability to declare a large portion of a dividend in shares of our common stock instead of in cash. We are not subject to restrictions on the circumstances in which we may declare a portion of a dividend in shares of our stock but would generally anticipate doing so only in unusual situations, such as, for example, if we do not have sufficient cash to meet our RIC distribution requirements under the Code. Generally, were we to declare such a dividend, it would allow stockholders to elect payment in cash and/or shares of our stock of equivalent value, with a percentage cap on the portion of the total dividend to be issued in cash (such that, if the aggregate stockholder elections exceeded such percentage cap, each stockholder’s cash portion would be reduced pro rata). The number of shares of our stock declared would thus depend on the applicable percentage cap, the stockholders’ individual elections to receive cash or stock, and the value of the shares of our stock. As long as a portion of such dividend is paid in cash and certain requirements are met, the entire distribution will generally be treated as a dividend for U.S. federal income tax purposes. As a result, a stockholder generally would be taxed on 100% of the fair market value of the dividend on the date the dividend is received by the stockholder in the same manner as a cash dividend, even though most of the dividend was paid in shares of our common stock. We currently do not intend to pay dividends in shares of our common stock, but there can be no assurance we will not do so in the future.

If we are not treated as a “publicly offered regulated investment company,” as defined in the Code, U.S. stockholders that are individuals, trusts or estates will be taxed as though they received a distribution of some of our expenses.

During the period when we have elected to be treated as a RIC, we generally expect to be treated as a “publicly offered regulated investment company” as a result of shares of our common stock being held by at least 500 persons at all times during a taxable year. However, we cannot assure a stockholder that we will be treated as a publicly offered regulated investment company for all years. If we are not treated as a publicly offered regulated investment company for any calendar year, each U.S. stockholder that is an individual, trust or estate will be treated as having received a dividend from us in the amount of such U.S. stockholder’s allocable share of the management and incentive fees paid to our Investment Adviser and certain of our other expenses for the calendar year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. stockholder. Miscellaneous itemized deductions generally are deductible by a U.S. stockholder that is an individual, trust or estate only to the extent that the aggregate of such U.S. stockholder’s miscellaneous itemized deductions exceeds 2% of such U.S. stockholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under the Code. See “Item 1(c). Description of Business—Certain U.S. Federal Income Tax Considerations.”

Non-U.S. stockholders may be subject to withholding of U.S. federal income tax on dividends we pay.

Distributions of our “investment company taxable income” to a non-U.S. stockholder that are not effectively connected with the non-U.S. stockholder’s conduct of a trade or business within the United States will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable income tax treaty) to the extent of our current or accumulated earnings and profits.

Certain properly reported dividends are generally exempt from withholding of U.S. federal income tax where they are paid in respect of our (i) “qualified net interest income” (generally, our U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we or the non-U.S. stockholder are at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our net long-term capital loss for such taxable year), and certain other requirements are satisfied.

NO ASSURANCE CAN BE GIVEN AS TO WHETHER ANY OF OUR DISTRIBUTIONS WILL BE ELIGIBLE FOR THIS EXEMPTION FROM WITHHOLDING OF U.S. FEDERAL INCOME TAX OR, IF ELIGIBLE, WILL BE REPORTED AS SUCH BY US. IN PARTICULAR, THIS EXEMPTION WILL NOT APPLY TO OUR DISTRIBUTIONS PAID IN RESPECT OF OUR NON-U.S. SOURCE INTEREST INCOME OR OUR DIVIDEND INCOME (OR ANY OTHER TYPE OF INCOME OTHER THAN GENERALLY OUR NON-CONTINGENT U.S.-SOURCE INTEREST INCOME RECEIVED FROM UNRELATED OBLIGORS AND OUR QUALIFIED SHORT-TERM CAPITAL GAINS). IN THE CASE OF OUR COMMON STOCK HELD THROUGH AN INTERMEDIARY, THE INTERMEDIARY MAY WITHHOLD U.S. FEDERAL INCOME TAX EVEN IF WE REPORT THE PAYMENT AS QUALIFIED

NET INTEREST INCOME OR QUALIFIED SHORT-TERM CAPITAL GAIN. SEE “ITEM 1(C). DESCRIPTION OF BUSINESS—CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS.” BECAUSE OUR COMMON STOCK WILL BE SUBJECT TO SIGNIFICANT TRANSFER RESTRICTIONS, AND AN INVESTMENT IN OUR COMMON STOCK WILL GENERALLY BE ILLIQUID, NON-U.S. STOCKHOLDERS WHOSE DISTRIBUTIONS ON OUR COMMON STOCK ARE SUBJECT TO WITHHOLDING OF U.S. FEDERAL INCOME TAX MAY NOT BE ABLE TO TRANSFER THEIR SHARES OF OUR COMMON STOCK EASILY OR QUICKLY OR AT ALL.

ITEM 2.	FINANCIAL INFORMATION.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Overview

MMLC LLC was formed on June 13, 2016. The Initial Member has made a capital contribution of $100 to MMLC LLC. MMLC LLC will not raise additional capital prior to the Initial Drawdown Date, at which point it will raise capital from the issuance of privately offered shares of common stock in the offering. On the Last Funding Date associated with the Initial Drawdown Date, MMLC LLC will be converted from a Delaware limited liability company to a Delaware corporation named Goldman Sachs Middle Market Lending Corp., which, by operation of law, will be deemed for purposes of Delaware law the same entity as MMLC LLC. The Initial Member is expected to withdraw from the Company on the Last Funding Date associated with the Initial Drawdown Date subsequent to the Conversion, at which time the Initial Member’s initial capital contribution to MMLC LLC will be returned or forfeited.

We have filed an election to be regulated as a BDC under the Investment Company Act. We also intend to elect to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Code. As a BDC and a RIC, we are required to comply with certain regulatory requirements. See “Item 1(c). Description of Business—Regulation as a Business Development Company” and “Item 1(c). Description of Business—Certain U.S. Federal Income Tax Considerations.”

We are currently in the development stage. We currently have not funded any Investments. Prior to the Initial Drawdown Date, the Initial Member, an affiliate of the Investment Adviser, was the sole owner of our membership interests, which were acquired for an initial capital contribution of $100. The Company will cancel the Initial Member’s interest in the Company on the Last Funding Date associated with the Initial Drawdown Date. Concurrent with the cancellation, investors (other than the Initial Member) will be required to make their initial capital contribution to purchase common stock.

For a discussion of the competitive landscape we face, please see “Item 1A. Risk Factors— Risks Relating to Our Business and Structure—We operate in a highly competitive market for investment opportunities.” and “Business—Competitive Advantages.”

Investments

We do not currently own any Investments. We anticipate commencing the funding of investments subsequent to the Initial Drawdown Date, which is expected to occur in the first quarter of 2017. See “Item 1A. Risk Factors—Risks Relating to our Business Structure—As a new company with no investments, our initial closing is of interests in a ‘blind pool.’ You will not have the opportunity to evaluate historical data or assess any of our Investments prior to participating in the initial closing.”

Our level of investment activity can and will vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to middle-market companies, the level of merger and acquisition activity for such companies, the general economic environment, the amount of capital we have available to us and the competitive environment for the type of investments we make.

As a BDC, we must not acquire any assets other than “qualifying assets” specified in the Investment Company Act, unless, at the time the acquisition is made, at least 70% of our total assets are qualifying assets (with certain limited exceptions). Qualifying assets include investments in “eligible portfolio companies.” Pursuant to rules adopted by the SEC, “eligible portfolio companies” include certain companies that do not have any securities listed on a national securities exchange and public companies whose securities are listed on a national securities exchange but whose market capitalization is less than $250 million. See “Item 1(c). Description of Business—Regulation as a Business Development Company.”

Revenues

We will generate revenue in the form of interest income on debt investments and, to a lesser extent, capital gains and distributions, if any, on equity securities that we may acquire in Portfolio Companies. Some of our investments may provide for deferred interest payments or PIK interest. The principal amount of the debt investments and any accrued but unpaid interest generally becomes due at the maturity date.

We generate revenues primarily through receipt of interest income from the investments we hold. In addition, we may generate revenue in the form of commitment, origination, structuring or diligence fees, fees for providing managerial assistance and consulting fees. Portfolio Company fees (directors’ fees, consulting fees, administrative fees, tax advisory fees and other similar compensation) will be paid to us, unless, to the extent required by applicable law or exemptive relief therefrom, we receive its allocable portion of such fees when invested in the same Portfolio Company as other Accounts, which other Accounts could receive their allocable portion of such fee. We do not expect to receive material Portfolio Company fees as it is not our principal investment strategy. We record contractual prepayment premiums on loans and debt securities as interest income.

Dividend income on common equity investments will be recorded on the record date for private Portfolio Companies and on the ex-dividend date for publicly traded Portfolio Companies. Interest and dividend income are presented net of withholding tax, if any.

Expenses

Our primary operating expenses will include the payment of the Management Fee and the Incentive Fee to our Investment Adviser, legal and professional fees, interest, fees and other expenses of Financings and other operating and overhead related expenses. The Management Fee and Incentive Fee will compensate our Investment Adviser for its work in identifying, evaluating, negotiating, closing and monitoring our Investments. We bear all other costs and expenses of our operations and transactions in accordance with the Investment Management Agreement and Administration Agreement (as defined below), including those relating to:

•	our operational and organizational expenses;

•	fees and expenses, including travel expenses, incurred by our Investment Adviser or payable to third parties related to our Investments, including, among others, professional fees (including the fees and expenses of consultants and experts) and fees and expenses from evaluating, monitoring, researching and performing due diligence on Investments and prospective Investments;

•	interest, fees and other expenses payable on Financings, if any, incurred by us;

•	fees and expenses incurred by us in connection with membership in investment company organizations;

•	brokers’ commissions;

•	fees and expenses associated with calculating our NAV (including the costs and expenses of any Independent Valuation Advisor);

•	legal, auditing or accounting expenses;

•	taxes or governmental fees;

•	the fees and expenses of our Administrator, transfer agent or sub-transfer agent;

•	the cost of preparing stock certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of the shares;

•	the expenses of, and fees for, registering or qualifying common stock for sale, maintaining our registration and qualifying and registering the Company as a broker or a dealer;

•	the fees and expenses of our Independent Directors;

•	the cost of preparing and distributing reports, proxy statements and notices to holders of our equity interests, the SEC and other regulatory authorities;

•	costs of holding stockholder meetings;

•	listing fees, if any,

•	the fees or disbursements of custodians of our assets, including expenses incurred in the performance of any obligations enumerated by our organizational documents insofar as they govern agreements with any such custodian;

•	insurance premiums; and

•	costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with our business and the amount of any judgment or settlement paid in connection therewith, or the enforcement of our rights against any person and indemnification or contribution expenses payable by us to any person and other extraordinary expenses not incurred in the ordinary course of our business.

Our Investment Adviser will not be required to pay expenses of activities which are primarily intended to result in sales of common stock, including all costs and expenses associated with the preparation and distribution of this Registration Statement and the Subscription Agreements.

Leverage

We expect from time to time to borrow funds for a variety of purposes, subject to the limitations of the Investment Company Act, including to bridge fundings for Investments in advance of drawdowns, as part of our investment strategy, to meet other short-term liquidity needs, including to pay the Management Fee, and to facilitate our hedging activities. Sources of leverage include the issuance of senior securities (including preferred stock) and other credit facilities (secured by Investments and/or pledges of Undrawn Commitments).

The above borrowing of funds is known as “leverage” and could increase or decrease returns to stockholders. The use of leverage involves significant risks. As a BDC, with certain limited exceptions, under current law, we will only be permitted to borrow amounts such that our asset coverage ratio, as defined in the Investment Company Act, equals at least 200% after such borrowing. Certain trading practices and investments, such as reverse repurchase agreements, may be considered borrowings or involve leverage and thus may be subject to Investment Company Act restrictions. In accordance with applicable SEC staff guidance and interpretations, if we engage in such transactions, instead of maintaining an asset coverage ratio of at least 200%, we intend to segregate or earmark liquid assets, or enter into an offsetting position, in an amount at least equal to our exposure, on a mark-to-market basis, to such transactions (as calculated pursuant to requirements of the SEC). Short-term credits necessary for the settlement of securities transactions and arrangements with respect to securities lending will not be considered borrowings for these purposes. Practices and investments that may involve leverage but are not considered borrowings are not subject to the Investment Company Act’s asset coverage requirement and we will not otherwise segregate or earmark liquid assets or enter into offsetting positions for such transactions. The amount of leverage that we employ will depend on our assessment of market conditions and other factors at the time of any proposed borrowing. Additionally, we will be able to incur additional leverage if we are able to obtain exemptive relief from the SEC to exclude the debt of any SBIC subsidiary we may form in the future from the leverage requirements otherwise applicable to BDCs. We have not yet applied to the SBA for approval to form an SBIC and we can offer no assurances as to whether or when we will be able to form an SBIC subsidiary or obtain such exemptive relief.

In connection with obtaining leverage, we may assign and/or pledge to the provider of such leverage the stockholder’s Undrawn Commitments (including our right to make drawdowns and to enforce the stockholder’s funding obligations). If we pledge to the provider of leverage Undrawn Commitments, and the amount of such Undrawn Commitments decreases as drawdowns are made by us, we may be required to make additional drawdowns, use distributable proceeds or otherwise reduce our outstanding borrowings. In addition, the use of borrowed funds will result in us paying interest as well as financing, transaction and other fees and costs to the lender, which will reduce the actual cash returns realized by the stockholders as compared to situations in which there was no borrowing or in which the borrowed funds were repaid at an earlier date. Gains made with borrowed funds generally will increase the returns realized by stockholders. However, losses incurred with borrowed funds will magnify the losses realized by stockholders. For the avoidance of doubt, we may exclude from such pledge all or a portion of the Undrawn Commitment of any investors that are officers, directors or certain significant investors of the Company, and certain other persons, to the extent restricted under, or considered by the Board to be necessary or desirable to facilitate compliance with, applicable laws or regulations, including ERISA, the Investment Company Act and the Sarbanes-Oxley Act.

The SEC has proposed a new rule under the Investment Company Act that would govern the use of derivatives (defined to include any swap, security-based swap, futures contract, forward contract, option or any similar instrument) by BDCs. Under the proposed rule, a BDC would be required to comply with one of two alternative portfolio limitations and manage the risks associated with derivatives transactions by segregating certain assets. Furthermore, a BDC that engages in more than a limited amount of derivatives transactions or that uses complex derivatives would be required to establish a formalized derivatives risk management program. If the SEC adopts this rule in the form proposed, our ability to enter into transactions involving such instruments may be hindered, which could have an adverse effect on our operations and profitability.

For a description of risks associated with our ability to borrow, see “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—We may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us.”

Hedging

Subject to applicable provisions of the Investment Company Act and applicable CFTC regulations, we may enter into hedging transactions in a manner consistent with SEC guidance. To the extent that any of our loans are denominated in a currency other than U.S. dollars, we may enter into currency hedging contracts to reduce our exposure to fluctuations in currency exchange rates. We may also enter into interest rate hedging agreements. Such hedging activities, which will be subject to compliance with applicable legal requirements, may include the use of futures, options, swaps and forward contracts. Costs incurred in entering into such contracts or in settling them, if any, will be borne by us. The Investment Adviser has claimed no-action relief from CFTC registration and regulation as a commodity pool operator pursuant to the BDC CFTC No-Action Letter with respect to our operations, with the result that we will be limited in our ability to use futures contracts or options on futures contracts or engage in swap transactions. Specifically, the BDC CFTC No-Action Letter imposes strict limitations on using such derivatives other than for hedging purposes, whereby the use of derivatives not used solely for hedging purposes is generally limited to situations where (i) the aggregate initial margin and premiums required to establish such positions do not exceed five percent of the liquidation value of our portfolio, after taking into account unrealized profits and unrealized losses on any such contracts we have entered into; or (ii) the aggregate net notional value of such derivatives does not exceed 100% of the liquidation value of our portfolio. Moreover, we anticipate entering into transactions involving such derivatives to a very limited extent solely for hedging purposes or otherwise within the limitations of the BDC CFTC No-Action Letter. Since we have not yet commenced operations, we have not used any hedging arrangements.

Financial Condition, Liquidity and Capital Resources

The primary use of existing funds and any funds raised in the future is expected to be for our investments in Portfolio Companies, cash distributions to, or stock repurchases from, our stockholders or for other general corporate purposes, including paying for operating expenses or debt service to the extent we borrow or issue senior securities.

We expect to raise equity capital by selling shares of our common stock in the initial closing until the Final Closing Date. Subsequent to the Final Closing Date, we may seek to raise additional equity capital through additional private placement offerings of shares of our common stock or in an IPO.

To the extent we determine that additional capital would allow us to take advantage of additional investment opportunities, if the market for debt financing presents attractively priced debt financing opportunities, or if our Board of Directors otherwise determines that leveraging our portfolio would be in our best interest and the best interests of our stockholders, we may enter into one or more credit facilities, including revolving credit facilities, or issue senior securities. We would expect any such credit facilities may be secured by certain of our assets and may contain advance rates based upon pledged collateral. The pricing and other terms of any such facilities would depend upon market conditions when we enter into any such facilities as well as the performance of our business, among other factors.

In addition, we may raise capital by securitizing certain of our investments, including through the formation of one or more CLOs or warehouse facilities, while retaining all or most of the exposure to the performance of these investments. This would involve contributing a pool of assets to a special purpose entity, and selling debt interests in such entity on a non-recourse or limited-recourse basis to purchasers. We may also pursue other forms of debt financing, including potentially from the SBA through a future SBIC subsidiary.

We will generate cash primarily from the net proceeds of the offering and any future offerings of securities and cash flows from operations, including interest earned from the temporary investment of cash in U.S. government securities and other high-quality debt investments that mature in one year or less.

Contractual Obligations

We have entered into certain contracts under which we have future commitments. Payments under the Investment Management Agreement, pursuant to which GSAM has agreed to serve as our Investment Adviser, are equal to (1) a percentage of value of our average NAV (or our average adjusted gross assets following the occurrence (if any) of a listing), and (2) a two-part Incentive Fee. Under the Administration Agreement, pursuant to which State Street Bank and Trust Company has agreed to furnish us with the administrative services necessary to conduct our day-to-day operations, we pay our administrator such fees as may be agreed between us and our administrator that we determine are commercially reasonable in our sole discretion. Either party may terminate the Investment Management Agreement without penalty on least 60 days’ written notice to the other party. Either party may terminate the Administration Agreement without penalty upon at least 30 days’ written notice to the other party.

Off-Balance Sheet Arrangements

We may become a party to financial instruments with off-balance sheet risk in the normal course of our business to meet the financial needs of our Portfolio Companies. These instruments may include commitments to extend credit and involve, to varying degrees, elements of liquidity and credit risk in excess of the amount recognized in the balance sheet.

Quantitative and Qualitative Disclosures about Market Risk

We are subject to financial market risks, most significantly changes in interest rates. Interest rate sensitivity refers to the change in our earnings that may result from changes in the level of interest rates. Because we expect to fund a portion of our investments with borrowings, our net investment income is expected to be affected by the difference between the rate at which we invest and the rate at which we borrow. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

We regularly measure our exposure to interest rate risk. We assess interest rate risk and manage our interest rate exposure on an ongoing basis by comparing our interest rate sensitive assets to our interest rate sensitive liabilities.

We may, in the future, hedge against interest rate fluctuations by using standard hedging instruments such as futures, options and forward contracts subject to the requirements of the Investment Company Act. While hedging activities may insulate us against adverse changes in interest rates, they may also limit our ability to participate in benefits of lower interest rates with respect to our portfolio of investments with fixed interest rates.

ITEM 3.	PROPERTIES.

We do not own any real estate or other properties materially important to our operations. Our executive offices are located at 200 West Street, New York, New York 10282 and our telephone number is (212) 357-7718. We believe that our office facilities will be suitable and adequate for our business as it is contemplated to be conducted.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The Company will cancel the Initial Member’s interest in the Company in connection with Initial Drawdown Date. Concurrent with the cancellation, investors (other than the Initial Member) will be required to make their initial capital contribution to purchase our common stock.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS.

The Company’s business and affairs will be managed under the direction of its Board of Directors. The Board of Directors consists of four members, three of whom are Independent Directors. “Independent Directors” are directors who (1) are not deemed to be “interested persons,” of the Company (as defined in the Investment Company Act), (2) meet the definition of “independent directors” under the corporate governance standards of the New York Stock Exchange and (3) meet the independence requirements of Section 10A(m)(3) of the Exchange Act. The Board of Directors elects our officers, who serve at the discretion of the Board of Directors. The responsibilities of the Board of Directors include quarterly valuation of our assets, corporate governance activities, oversight of our financing arrangements and oversight of our investment activities.

The Board of Directors’ role in the management of the Company is one of oversight. Oversight of our investment activities extends to oversight of the risk management processes employed by our Investment Adviser as part of its day-to-day management of our investment activities. The Board of Directors reviews risk management processes at both regular and special Board meetings throughout the year, consulting with appropriate representatives of our Investment Adviser as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board of Directors’ risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. The Board’s oversight function cannot, however, eliminate all risks or ensure that particular events do not adversely affect the value of the investments held by the Company. The Board of Directors also has primary responsibility for the valuation of our assets.

The Board of Directors has established an Audit Committee, Governance and Nominating Committee (the “Governance and Nominating Committee”), Compliance Committee (the “Compliance Committee”), and Contract Review Committee (the “Contract Review Committee”). The scope of each committee’s responsibilities is discussed in greater detail below.

Board of Directors and Executive Officers

Holders of our common stock will vote together as a class for the election of directors. Under our certificate of incorporation, our directors will each serve for a one year term, but immediately prior to a listing, our Board of Directors will be divided into three classes. At such time, each class of directors will hold office for a three-year term. However, the initial members of the three classes will have initial terms of one, two and three years, respectively. At each annual meeting of our stockholders following our adoption of a classified board, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Each director will hold office for the term to which he or she is elected or appointed and until his or her successor is duly elected and qualifies, or until his or her earlier death, resignation, retirement, disqualification or removal. In addition, our Board of Directors has adopted polices which provide that (a) no director shall hold office for more than 15 years and (b) a director shall retire as of December 31st of the calendar year in which he or she reaches his or her 74th birthday, unless a waiver of such requirement has been adopted by a majority of the other directors. These policies may be changed by the directors without a stockholder vote.

Directors

Information regarding the initial members of the Board of Directors is as follows:

Name and Age	Term of Office	Principal Occupation(s) During Past 5 Years	Other Directorships

Independent Directors

Carlos E. Evans (65)	Director since June 2016

Mr. Evans is retired. He is Director, Sykes Enterprises, Inc. (2016-Present); Director, Highwoods Properties, Inc. (2015-Present); Queens University of Charlotte (2015-Present); National Coatings and Supplies Inc. (2015-Present); American Welding & Gas Inc. (2015-Present); and Johnson Management (2015-Present). He was formerly Executive Vice President and Group Head of Wells Fargo Eastern Commercial Banking and National Head of Government and Institutional Banking (2009-2014).

Director—the Company

Sykes Enterprises, Inc. (an international provider of outsourced customer contact management services); Highwoods Properties, Inc. (a real estate investment trust); Queens University of Charlotte; National Coatings and Supplies Inc.; American Welding & Gas Inc.; and Johnson Management

Richard A. Mark (63)	Director since June 2016

Mr. Mark is retired. He is Director, Almost Home Kids (2016-Present). He was formerly Partner, Deloitte & Touche LLP (2002-2015) and Chairman and member of the Audit Committee, Katy Industries, Inc. (2015-2016).

Director—the Company

Almost Home Kids (an organization which provides care to children with complicated health needs)

Timothy J. Leach (61)	Director since July 2016

Mr. Leach is retired. He is a member of the investment advisory board of American Bankers Association (2014-Present); and Treasurer and Director, National Committee to Preserve Social Security & Medicare (2014-Present). He was formerly Chief Investment Officer, US Bank Wealth Management (2008-2016).

Director—the Company

American Bankers Association; and National Committee to Preserve Social Security & Medicare

Interested Director*

Katherine (“Kaysie”) Uniacke (55)	Director since June 2016

Chair of the Board—Goldman Sachs Asset Management International (2013–Present);

Director—Goldman Sachs Funds, plc (2013–Present); Advisory Director—Goldman Sachs (2013–Present); Global Chief Operating Officer—GSAM (2007–2012); Partner, Goldman Sachs (2002–Present); and Managing Director—Goldman Sachs (1997–2002).

None
Director—the Company, GS BDC and PMMC

*	Ms. Uniacke is considered to be an “Interested Director” because she holds positions with Goldman Sachs and owns securities issued by GS Group. Ms. Uniacke holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser, administrator and/or distributor.

Executive Officers

Information regarding the Company’s executive officers who are not directors is as follows:

Name	Age	Position(s)
Brendan McGovern	45	Chief Executive Officer and President
Jon Yoder	43	Chief Operating Officer
Jonathan Lamm	42	Chief Financial Officer and Treasurer
Maya Teufel	44	Chief Compliance Officer
Salvatore Lentini	44	Executive Vice President
David Yu	35	Executive Vice President and Head of Research
Scott Turco	39	Executive Vice President

The address for each director and executive officer is c/o Goldman Sachs Asset Management, L.P., 200 West Street, New York, New York 10282. Each officer holds office at the pleasure of the Board until the next election of officers or until his or her successor is duly elected and qualifies.

Biographical Information

Directors

Independent Directors:

Carlos E. Evans. Mr. Evans was appointed as one of our directors in June 2016. Mr. Evans is retired. Mr. Evans is currently a member of the Board of Directors of Sykes Enterprises, Incorporated, an international provider of outsourced customer contact management services, and is a member of the Board of Directors of Highwoods Properties, Inc., a real estate investment trust, where he serves as chair of the Compensation/Governance Committee and as a member of the Executive Committee. Prior to his retirement in 2014, Mr. Evans worked for Wells Fargo Bank, most recently serving as executive vice president and group head of the eastern division of Wells Fargo commercial banking. From 2006 until Wachovia Corporation’s merger with Wells Fargo in 2009, Mr. Evans served as wholesale banking executive and an executive vice president for the Wachovia general banking group. Previously, he held senior management positions with First Union National Bank and with Bank of America and its predecessors, including NationsBank, North Carolina National Bank and Bankers Trust of South Carolina, which he joined in 1973. Mr. Evans is chairman emeritus of the board of the Spoleto Festival USA and chairman of the board of the Medical University of South Carolina Foundation. Mr. Evans also serves on the boards of Queens University of Charlotte and three private companies, National Coatings and Supplies Inc., American Welding & Gas Inc. and Johnson Management. Based on the foregoing, Mr. Evans is experienced with financial and investment matters.

Richard A. Mark. Mr. Mark was appointed as one of our directors in June 2016. Mr. Mark has been designated as the Board of Director’s “audit committee financial expert” given his extensive accounting and finance experience. Mr. Mark is retired. Prior to his retirement in 2015, Mr. Mark was a partner at Deloitte & Touche LLP, most recently leading the corporate development function of the advisory business of Deloitte. Mr. Mark began his career at Arthur Andersen & Co. and held various positions with Arthur Andersen, including audit partner, before joining Deloitte in 2002. Mr. Mark also served until August 2016 as Chairman of the Board of Directors and as a member of the Audit Committee of Katy Industries, Inc., a manufacturer, importer and distributor of commercial cleaning and consumer storage products. Mr. Mark is a certified public accountant. Mr. Mark is a Director of Almost Home Kids, an organization which provides care to children with complicated health needs. Based on the foregoing, Mr. Mark is experienced with accounting, financial and investment matters.

Timothy J. Leach. Mr. Leach was appointed as one of our directors in July 2016. Mr. Leach is retired. From 2008 until his retirement in July 2016, Mr. Leach served as chief investment officer of US Bank Wealth Management. Prior to joining US Bank, Mr. Leach held senior management positions with U.S. Trust Company and various investment advisers and asset managers, including Wells Fargo Private Investment Advisors, Wells Fargo Alternative Asset Management, ABN Amro Global Asset Management, ABN Amro Asset Management (USA) and Qualivest Capital Management. Mr. Leach currently serves as a member of the investment advisory board of American Bankers Association and as treasurer and a member of the board of the National Committee to Preserve Social Security & Medicare. Based on the foregoing, Mr. Leach is experienced with financial and investment matters.

Interested Directors:

Kaysie Uniacke. Ms. Uniacke has been one of our directors and the Chairperson of our Board of Directors since June 2016. Ms. Uniacke is the chair of the board of Goldman Sachs Asset Management International, serves on the boards of the Goldman Sachs Luxembourg and Dublin family of funds, GS BDC and PMMC and is an advisory director to GS Group. Previously, she was global chief operating officer of GSAM’s portfolio management business until 2012 and served on the Investment Management Division Client and Business Standards Committee. Prior to this, she was president of Goldman Sachs Trust, the GS mutual fund family, and was head of the Fiduciary Management business within Global Manager Strategies, responsible for business development and client service globally. Earlier in her career, Ms. Uniacke managed GSAM’s U.S. and Canadian Distribution groups. In that capacity, she was responsible for overseeing all North American institutional and third-party sales channels, marketing and client service functions, for which client assets exceeded $200 billion. Before that, Ms. Uniacke was head of GSAM’s Global Cash Services business, where she was responsible for overseeing the management of assets exceeding $100 billion. Ms. Uniacke joined Goldman Sachs in 1983 and was named managing director in 1997 and partner in 2002. Ms. Uniacke serves on the board of Person-to-Person, a not-for-profit organization that supports the working poor in lower Fairfield County, CT. Based on the foregoing, Ms. Uniacke is experienced with financial and investment matters.

Executive Officers who are not Directors:

Brendan McGovern. Mr. McGovern was appointed as our chief executive officer and president in June 2016. Mr. McGovern heads GSAM’s Private Credit Group, is chief executive officer and president of GS BDC and PMMC and also serves as co-head and senior portfolio manager of the GSAM Credit Alternatives investment team. He is also the Chair and a voting member of the Private Credit Group’s Investment Committee, which is responsible for evaluating and approving all of the Company’s investments. Mr. McGovern joined the firm as a managing director in 2006 and was made partner in 2016. Prior to joining the firm, Mr. McGovern served as a managing director in the Global Investment Group at Amaranth Advisors, where he co-headed the fund’s private placement efforts for both debt and equity linked products in the United States. He is also president and board member of the Oxalosis and Hyperoxaluria Foundation.

Jon Yoder. Mr. Yoder was appointed as our chief operating officer in June 2016. Mr. Yoder is chief operating officer of GS BDC and PMMC and a member of GSAM’s Private Credit Group with a focus on sourcing, structuring and executing privately negotiated debt financings. He is also a voting member of the Private Credit Group’s Investment Committee, which is responsible for evaluating and approving all of the Company’s investments. Mr. Yoder joined the firm in 2005. Prior to joining the firm, he was a member of the mergers and acquisitions and private equity groups at Paul, Weiss, Rifkind, Wharton & Garrison, LLP.

Jonathan Lamm. Mr. Lamm was appointed as our chief financial officer and treasurer in June 2016. Mr. Lamm is also chief financial officer and treasurer of GS BDC and PMMC and chief operating officer of the GSAM Credit Alternatives portfolio management team, responsible for the operations of the business, including business financials, infrastructure support, and IT project management, as well as the continuous improvement of the control environment. Mr. Lamm is secretary and a non-voting member of the Private Credit Group’s Investment Committee, which is responsible for evaluating and approving all of the Company’s investments. He joined the firm in 2002. Prior to joining the firm, Mr. Lamm worked in the securities audit practice at Deloitte & Touche LLP.

Maya Teufel. Ms. Teufel was appointed as our chief compliance officer in December 2016. Ms. Teufel is currently the chief compliance officer of GS BDC, PMMC and Goldman Sachs Trust II. Prior to joining GSAM in September 2016, she was, from November 2013 to August 2016, the General Counsel and Chief Compliance Officer of Emerging Global Advisors, LLC (currently part of Ameriprise Financial). While at Emerging Global Advisors, Ms. Teufel also held the position of fund chief compliance officer from October 2015 to August 2016. Prior to joining Emerging Global Advisors, she was, from July 2005 to November 2013, Vice President, Corporate Counsel at Prudential Insurance Company of America, a subsidiary of Prudential Financial Inc., an insurance and financial services company. Prior to Prudential, Ms. Teufel was an associate in the mergers and acquisitions groups of Sullivan & Cromwell LLP and Gibson, Dunn & Crutcher LLP.

Salvatore Lentini. Mr. Lentini was appointed as an executive vice president of the Company in June 2016. Mr. Lentini is executive vice president of GS BDC and PMMC and co-head and senior portfolio manager of the GSAM Credit Alternatives investment team and also serves as its head of liquid credit and trading. Mr. Lentini is also a voting member of Private Credit Group’s Investment Committee, which is responsible for evaluating and approving all of the Company’s investments. Mr. Lentini joined the firm in 2006. Prior to joining the firm, Mr. Lentini was a managing director in the Global Investments Group at Amaranth Advisors, where he was responsible for trading all credit products within the United States. Before joining Amaranth, he was responsible for trading high yield and crossover debt at the Royal Bank of Scotland (RBS). Earlier, Mr. Lentini traded high yield fixed income for PaineWebber.

David Yu. Mr. Yu was appointed as an executive vice president of the Company in June 2016. Mr. Yu is executive vice president of GS BDC and PMMC and a member of the GSAM Private Credit Group with a focus on sourcing, structuring and executing privately negotiated debt financings and serves as its Head of Research. Mr. Yu is a voting member of the Private Credit Group’s Investment Committee, which is responsible for evaluating and approving all of the Company’s investments. Mr. Yu joined the firm in 2006. Prior to joining the firm, Mr. Yu was an associate in the Global Investments Group at Amaranth Advisors, where he similarly worked with public and private issuers to structure and execute debt and equity financings. Prior to joining Amaranth, he worked in the Leveraged Finance and Sponsor Coverage Group at CIBC World Markets.

Scott Turco. Mr. Turco was appointed as an executive vice president of the Company in June 2016. Mr. Turco is executive vice president of GS BDC and PMMC and a member of the GSAM Private Credit Group with a focus on sourcing, structuring and executing privately negotiated debt financings. He is also a voting member of the Private Credit Group’s Investment Committee, which is responsible for evaluating and approving all of the Company’s investments. Mr. Turco joined the firm in 2013. Prior to joining the firm, Mr. Turco was a Director at THL Credit, Inc., where he focused on sourcing and underwriting investments across the capital structure of middle-market public and private companies. Before THL Credit, Mr. Turco was an associate at Gabelli & Company, Inc., where he was responsible for originating, researching and advising hedge fund, mutual fund and private equity clients on equity and preferred equity investments in public and private companies.

Committees of the Board of Directors

Audit Committee. The members of the Audit Committee are Carlos E. Evans, Richard A. Mark and Timothy J. Leach, each of whom is an Independent Director and meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act and none of whom is an “interested person” of the Company as defined in Section 2(a)(19) of the Investment Company Act. Richard A. Mark serves as Chairman of the Audit Committee. The Board and the Audit Committee have determined that Richard A. Mark is an “audit committee financial expert,” as defined in Item 407 of Regulation S-K under the Exchange Act. The Audit Committee is responsible for overseeing matters relating to the appointment and activities of our auditors, audit plans and procedures, various accounting and financial reporting issues and changes in accounting policies, and reviewing the results and scope of the audit and other services provided by our independent public accountants. The Audit Committee is also responsible for aiding the Board in fair value pricing debt and equity securities that are not publicly traded or for which current market values are not readily available.

Governance and Nominating Committee. The Governance and Nominating Committee members are Kaysie Uniacke, Carlos E. Evans, Richard A. Mark and Timothy J. Leach. Kaysie Uniacke serves as the Chairman of the Governance and Nominating Committee. The Governance and Nominating Committee is responsible for identifying, researching and nominating Independent Directors for election by our stockholders, when necessary, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management. The Governance and Nominating Committee will consider nominees properly recommended by our stockholders See “Item 11. Description of Registrant’s Securities to be Registered—Provisions of the DGCL and Our Certificate of Incorporation and Bylaws—Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals.”

Compliance Committee. The Compliance Committee members are Kaysie Uniacke, Carlos E. Evans, Richard A. Mark and Timothy J. Leach. Kaysie Uniacke serves as Chairman of the Compliance Committee. The Compliance Committee is responsible for overseeing our compliance processes, and insofar as they relate to services provided to us, the compliance processes of our Investment Adviser, principal underwriters, administrator and transfer agent, except that compliance processes relating to the accounting and financial reporting processes and certain related matters are overseen by the Audit Committee. In addition, the Compliance Committee provides assistance to the full Board with respect to compliance matters.

Contract Review Committee. The Contract Review Committee members are Kaysie Uniacke, Carlos E. Evans, Richard A. Mark and Timothy J. Leach. Kaysie Uniacke serves as Chairman of the Contract Review Committee. The Contract Review Committee is responsible for overseeing the processes of the Board for reviewing and monitoring performance under our investment management, placement agency, underwriting (if any), transfer agency and certain other agreements with our Investment Adviser and its affiliates. The Contract Review Committee provides appropriate assistance to the Board in connection with the Board’s approval, oversight and review of our other service providers, including our custodian/accounting agent, sub-transfer agents, placement agent, professional (legal and accounting) firms and printing firms.

ITEM 6.	EXECUTIVE COMPENSATION.

Compensation of Executive Officers

None of our executive officers are currently compensated by us. We do not currently have any employees. Our day-to-day operations are managed by Investment Adviser.

Compensation of Directors

Each Independent Director is compensated with a unitary annual fee of $75,000 for his or her services as one of our directors and as a member of the Audit Committee and Governance and Nominating Committee. The director designated as “audit committee financial expert” receives an additional $5,000 for his services in such capacity. The Independent Directors of the Board of Directors and each committee are also reimbursed for travel and other expenses incurred in connection with attending meetings. We may also pay the incidental costs of a director to attend training or other types of conferences relating to the business development company industry.

	Total Compensation From the Company	Total Compensation From the Goldman Sachs Fund Complex
	For Fiscal Year 2016	For Fiscal Year 2016
Interested Director
Kaysie Uniacke (1)	—	—
Independent Directors
Carlos E. Evans	$75,000	$75,000
Richard A. Mark(2)	$80,000	$80,000
Timothy J. Leach	$75,000	$75,000

(1)	Kaysie Uniacke is an interested director and, as such, will not receive compensation from us or the Goldman Sachs Fund Complex for her service as director or trustee.
(2)	Includes compensation as audit committee financial expert.

No compensation will be paid to directors who are “interested persons,” as that term is defined in the Investment Company Act.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

(a) Transactions with Related Persons; Review, Approval or Ratification of Transaction with Related Persons

Investment Management and Advisory Agreement

GSAM serves as our Investment Adviser. GSAM has been registered as an investment adviser with the SEC since 1990 and is a subsidiary of GS Group, a bank holding company.

Subject to the supervision of the Board of Directors, our Investment Adviser provides day-to-day advice regarding our portfolio transactions and is responsible for our business affairs and other administrative matters.

The Investment Management Agreement between the Company and the Investment Adviser was approved by the Initial Member of the Company, and was approved by the Board of Directors at an in person meeting held in June 14, 2016 and entered into prior to the Initial Drawdown Date.

License Agreement

The Company is party to a license agreement with an affiliate of Goldman Sachs pursuant to which the Company has been granted a non-exclusive, royalty-free license to use the “Goldman Sachs” name. Under this agreement, the Company shall not have a right to use the Goldman Sachs name if GSAM or another affiliate of Goldman Sachs is not the Company’s Investment Adviser or if the Company’s continued use of such license results in a violation of applicable law, results in a regulatory burden or has adverse regulatory consequences. Other than with respect to this limited license, the Company has no legal right to the “Goldman Sachs” name.

Potential Conflicts of Interest

General Categories of Conflicts Associated with the Company

Goldman Sachs (which, for purposes of this “Potential Conflicts of Interest” section, shall mean, collectively, GS Group, our Investment Adviser and their affiliates, directors, partners, trustees, managers, members, officers and employees) is a worldwide, full-service investment banking, broker-dealer, asset management and financial services organization and a major participant in global financial markets. As such, Goldman Sachs provides a wide range of financial services to a substantial and diversified client base. In those and other capacities, Goldman Sachs advises clients in all markets and transactions and purchases, sells, holds and recommends a broad array of investments for its own Accounts and for the Accounts of clients and of its personnel, through client Accounts and the relationships and products it sponsors, manages and advises. Goldman Sachs has direct and indirect interests in the global fixed income, currency, commodity, equities, bank loan and other markets, and the securities and issuers, in which we may directly and indirectly invest. As a result, Goldman Sachs’ activities and dealings, including on behalf of the Company, may affect the Company in ways that may disadvantage or restrict the Company and/or benefit Goldman Sachs or other Accounts.

The following are descriptions of certain conflicts and potential conflicts that may be associated with the financial or other interests that our Investment Adviser and Goldman Sachs may have in transactions effected by, with, or on behalf of the Company. They are not, and are not intended to be, a complete enumeration or explanation of all of the potential conflicts of interest that may arise. Additional information about potential conflicts of interest regarding our Investment Adviser and Goldman Sachs is set forth in our Investment Adviser’s Form ADV. A copy of Part 1 and Part 2A of our Investment Adviser’s Form ADV is available on the SEC’s website (www.adviserinfo.sec.gov).

Other Activities of Goldman Sachs, the Sale of our Common Stock and the Allocation of Investment Opportunities

Sales Incentives and Related Conflicts Arising from Goldman Sachs’ Financial and Other Relationships with Intermediaries

Goldman Sachs and its personnel, including employees of our Investment Adviser, may have relationships (both involving and not involving us, and including without limitation placement, brokerage, advisory and board relationships) with distributors, consultants and others who recommend, or engage in transactions with or for, us. Such distributors, consultants and other parties may receive compensation from Goldman Sachs or us in connection with such relationships. As a result of these relationships, distributors, consultants and other parties may have conflicts that create incentives for them to promote us.

To the extent permitted by applicable law, Goldman Sachs may make payments to authorized dealers and other financial intermediaries and to salespersons (collectively, “Intermediaries”) from time to time to promote us. These payments may be made out of Goldman Sachs’ assets, or amounts payable to Goldman Sachs. These payments may create an incentive for a particular Intermediary to highlight, feature or recommend us.

Allocation of Investment Opportunities Among the Company and Other Accounts

Our investment objectives and investment strategies may be similar to those of other Accounts managed by our Investment Adviser (including GS BDC, the JV and PMMC), and an investment appropriate for us may also be appropriate for those Accounts or the JV. This creates potential conflicts in allocating investment opportunities among us and such other Accounts, particularly in circumstances where the availability of such investment opportunities is limited, where the liquidity of such investment opportunities is limited or where co-investments by us and such other Accounts are not permitted under applicable law.

We are prohibited under the Investment Company Act from participating in certain transactions with our affiliates without the prior approval of the Independent Directors and, in some cases, of the SEC. Any person that owns, directly or indirectly, five percent or more of our outstanding voting securities will be our affiliate for purposes of the Investment Company Act, and we are generally prohibited from buying or selling any assets from or to, or entering into certain “joint” transactions (which could include investments in the same Portfolio Company) with such affiliates, absent the prior approval of the Independent Directors. Our Investment Adviser and its affiliates, including persons that control, or are under common control with, us or our Investment Adviser, are also considered to be our affiliates under the Investment Company Act, and we are generally prohibited from buying or selling any assets from or to, or entering into “joint” transactions with, such affiliates without exemptive relief from the SEC.

Subject to applicable law, Goldman Sachs or Accounts may invest alongside us. In certain circumstances, negotiated co-investments by us and other funds managed by our Investment Adviser may be made only pursuant to an order from the SEC permitting us to do so. On January 4, 2017, the SEC granted GSAM, GS BDC, PMMC and the Company the Exemptive Relief, which will permit us to co-invest with GS BDC, PMMC and certain other funds that may be managed by GSAM, including the GSAM Credit Alternatives Team, in the future, subject to certain terms and conditions in the Exemptive Relief. As a result of the Exemptive Relief, there could be significant overlap in our investment portfolio and the investment portfolios of GS BDC, PMMC and/or other funds established by GSAM, including the GSAM Credit Alternatives Team that are able to rely on the order. In the event the Exemptive Relief may not be relied upon to make certain co-investments, when our Investment Adviser identifies certain negotiated investments, it will be required to determine which Accounts should make the investment at the potential exclusion of other Accounts. In such circumstances, our Investment Adviser will adhere to its investment allocation policy in order to determine the Account to which to allocate the opportunity. The policy provides that our Investment Adviser allocate opportunities through a rotation system or in such other manner as our Investment Adviser determines to be equitable. Accordingly, it is possible that we may not be given the opportunity to participate in certain investments made by other Accounts.

We may also invest alongside other Accounts advised by our Investment Adviser and its affiliates in certain circumstances where doing so is consistent with applicable law and SEC staff guidance and interpretations. For example, we may invest alongside Accounts consistent with guidance promulgated by the staff of the SEC permitting us and such other Accounts to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that our Investment Adviser, acting on our behalf and on behalf of its other clients, negotiates no term other than price. We may also invest alongside our Investment Adviser’s other clients as otherwise permissible under SEC staff guidance and interpretations, applicable regulations and the allocation policy of our Investment Adviser.

To address these potential conflicts, our Investment Adviser has developed allocation policies and procedures that provide that personnel of our Investment Adviser making portfolio decisions for Accounts will make purchase and sale decisions and allocate investment opportunities among such Accounts consistent with its fiduciary obligations. To the extent permitted by applicable law, these policies and procedures may result in the pro rata allocation of limited opportunities across such eligible Accounts managed by a particular portfolio management team, but in many other cases the allocations reflect numerous other factors as described below. Accounts managed outside of the GSAM Private Credit Group are generally viewed separately for allocation purposes. There will be cases where certain Accounts receive an allocation of an investment opportunity when we do not and vice versa.

In some cases, due to information barriers that are in place, other Accounts may compete with us for specific investment opportunities without being aware that we are competing against each other. Goldman Sachs has a conflicts system in place above these information barriers to identify potential conflicts early in the process and determine if an allocation decision needs to be made. If the conflicts system detects a potential conflict, the legal and compliance departments of Goldman Sachs assess investment opportunities to determine whether a particular investment opportunity is required to be allocated to a particular Account (including us) or is prohibited from being allocated to a particular Account. Subject to a determination by the legal and compliance departments (if applicable), portfolio management teams are then charged with ensuring that investment opportunities are allocated to the appropriate Account.

Personnel of our Investment Adviser involved in decision-making for Accounts may make allocation related decisions for us and other Accounts by reference to one or more factors, including: the Account’s portfolio and its investment horizons, objectives, guidelines and restrictions (including legal and regulatory restrictions); strategic fit and other portfolio management considerations, including different desired levels of investment for different strategies; the expected future capacity of the applicable Accounts; cash and liquidity considerations; and the availability of other appropriate investment opportunities. Suitability considerations, reputational matters and other considerations may also be considered. The application of these considerations may cause differences in the performance of different Accounts that have similar strategies. In addition, in some cases our Investment Adviser may make investment recommendations to Accounts where such Accounts make the investment independently of our Investment Adviser, which may result in a reduction in the availability of the investment opportunity for other Accounts (including us) irrespective of our Investment Adviser’s policies regarding allocation of investments. With respect to GS BDC, the Investment Adviser may also make allocation-related decisions by reference to the JV, consistent with the nature of the relationship between GS BDC and the JV, even though there is no formal investment advisory relationship between the Investment Adviser and the JV. Consideration of the JV in respect of allocation-related decisions could adversely impact the allocation of investment opportunities to the Company. Additional information about our Investment Adviser’s allocation policies is set forth in Item 6 (“Performance-based Fees and Side-by-Side Management—Side-by-Side Management of Advisory Accounts; Allocation of Opportunities”) of our Investment Adviser’s Form ADV.

Our Investment Adviser, including the GSAM Credit Alternatives Team, may, from time to time, develop and implement new trading strategies or seek to participate in new investment opportunities and trading strategies. These opportunities and strategies may not be employed in all Accounts or pro rata among Accounts where they are employed, even if the opportunity or strategy is consistent with the objectives of such Accounts.

During periods of unusual market conditions, our Investment Adviser may deviate from its normal trade allocation practices. For example, this may occur with respect to the management of unlevered and/or long-only Accounts that are typically managed on a side-by-side basis with levered and/or long-short Accounts.

We may receive opportunities sourced by Goldman Sachs businesses and affiliates, but in no event do we have any rights with respect to such opportunities. Such opportunities or any portion thereof may be offered to other Accounts, Goldman Sachs, all or certain of our investors, or such other persons or entities as determined by Goldman Sachs in its sole discretion. We will have no rights and will not receive any compensation related to such opportunities.

Goldman Sachs’ Financial and Other Interests May Incentivize Goldman Sachs to Promote the Sale of our Common Stock or Favor Other Accounts

Goldman Sachs and its personnel have interests in promoting sales of our common stock, and the compensation from such sales may be greater than the compensation relating to sales of interests in other Accounts (including business development companies (including GS BDC and PMMC) and other investment funds managed by our Investment Adviser). Therefore, Goldman Sachs and its personnel may have a financial interest in promoting our common stock over interests in other Accounts.

Our Investment Adviser receives performance-based compensation in respect of its investment management activities on our behalf, which rewards our Investment Adviser for positive performance of our investment portfolio. As a result, our Investment Adviser may make investments for us that present a greater potential for return but also a greater risk of loss or that are more speculative than would be the case in the absence of performance-based compensation. In addition, our Investment Adviser may simultaneously manage other Accounts (including other business development companies (including GS BDC and PMMC)) for which our Investment Adviser may be entitled to receive greater fees or other compensation (as a percentage of performance or otherwise) than it receives in respect of us. In addition, subject to applicable law, Goldman Sachs may invest in other Accounts (including other business development companies (including GS BDC and PMMC)), and such investments may constitute substantial percentages of such other Accounts’ outstanding equity interests. Therefore, our Investment Adviser may have an incentive to favor such other Accounts over us. To address these types of conflicts, the Investment Adviser has adopted policies and procedures under which investment opportunities will be allocated in a manner that it believes is consistent with its obligations as an investment adviser. However, the amount, timing, structuring or terms of an investment by us may differ from, and performance may be different than, the investments and performance of other Accounts.

Management of the Company by the Investment Adviser

Considerations Relating to Information Held by Goldman Sachs

Goldman Sachs has established certain information barriers and other policies to address the sharing of information between different businesses within Goldman Sachs. As a result of information barriers, our Investment Adviser generally will not have access, or will have limited access, to information and personnel in other areas of Goldman Sachs, and generally will not be able to manage us with the benefit of information held by such other areas. Such other areas, including without limitation, Goldman Sachs’ prime brokerage and administration businesses, will have broad access to detailed information that is not available to our Investment Adviser, including information in respect of markets and investments, which, if known to our Investment Adviser, might cause our Investment Adviser to seek to dispose of, retain or increase interests in Investments held by us or acquire certain positions on our behalf, or take other actions. Goldman Sachs will be under no obligation or fiduciary or other duty to make any such information available to our Investment Adviser or personnel of our Investment Adviser involved in decision-making for us. There may be circumstances in which, as a result of information held by certain of our Investment Adviser’s portfolio management teams, our Investment Adviser limits an activity or a transaction for us, including if the team holding such information is not managing us. In addition, regardless of the existence of information barriers, Goldman Sachs will not have any obligation to make available any information regarding its trading activities, strategies or views, or the activities, strategies or views used for other Accounts, for our benefit.

Valuation of our Investments

Our Investment Adviser performs certain valuation services related to securities and assets held in the Company. Our Investment Adviser, pursuant to delegated authority, and subject to the supervision of the Board of Directors, values our securities and assets according to our valuation policies and may value an identical asset differently than another division or unit within Goldman Sachs or another Account values the asset, including because such other division or unit or Account has information or uses valuation techniques and models that it does not share with us or our Investment Adviser. This is particularly the case in respect of difficult-to-value assets. Our Investment Adviser will face a conflict with respect to valuations generally because of their effect on our Investment Adviser’s fees and other compensation.

Goldman Sachs’ and our Investment Adviser’s Activities on Behalf of Other Accounts

Our Investment Adviser’s decisions and actions on our behalf may differ from those on behalf of other Accounts. Advice given to, or investment or voting decisions made for, one or more Accounts, may compete with, affect, differ from, conflict with, or involve timing different from, advice given to or investment or voting decisions made for us.

Goldman Sachs engages in a variety of activities in the global financial markets. The extent of Goldman Sachs’ activities in the global financial markets, including without limitation in its capacity as an investment banker, market maker, lender, investor, broker, advisor and research provider, may have potential adverse effects on us. Goldman Sachs, the clients it advises, and its personnel have interests in and advise Accounts which have investment objectives or portfolios similar to, related to or opposed to ours.

Goldman Sachs (including GSAM), the clients it advises, and its personnel have interests in and advise Accounts that have investment objectives or portfolios similar to, related to or opposed to ours. Goldman Sachs may receive greater fees or other compensation (including performance-based fees) from such Accounts than it does from us. In addition, Goldman Sachs (including GSAM), the clients it advises, and its personnel may engage (or consider engaging) in commercial arrangements or transactions with Accounts, and/or may compete for commercial arrangements or transactions in the same types of companies, assets, securities and other instruments, as the Company. Transactions by, advice to and activities of such Accounts may involve the same or related companies, securities or other assets or instruments as those in which we invest, and such Accounts may engage in a strategy while we are undertaking the same or a differing strategy, any of which could directly or indirectly disadvantage us (including our ability to engage in a transaction or other activities) or the prices or terms at which our transactions or other activities may be effected. For example, Goldman Sachs may be engaged to provide advice to an Account that is considering entering into a transaction with us, and Goldman Sachs may advise such Account not to pursue the transaction with us, or otherwise in connection with a potential transaction provide advice to such Account that would be adverse to us. Additionally, we may buy a security and Goldman Sachs may establish a short position in that same security or in similar securities. This short position may result in the impairment of the price of the security that we hold or may be designed to profit from a decline in the price of the security. We could similarly be adversely impacted if we establish a short position, following which Goldman Sachs takes a long position in the same security or in similar securities. To the extent we engage in transactions in the same or similar types of securities as other Accounts, we and the other Accounts may compete for such transactions, and transactions by such other Accounts may negatively affect our Investments (including our ability to engage in such a transaction or other activities), or the price or terms at which our transactions or other activities may be effected. Moreover, Goldman Sachs or Accounts, on the one hand, and we, on the other hand, may vote differently on or take or refrain from taking different actions with respect to the same security, which may be disadvantageous to us.

Goldman Sachs and its personnel may make investment decisions or recommendations, provide differing investment views or have views with respect to research or valuations that are inconsistent with, or adverse to, our interests and activities. Members may be offered access to advisory services through several different Goldman Sachs advisory businesses (including Goldman, Sachs & Co. and GSAM). Different advisory businesses within Goldman Sachs manage Accounts according to different strategies and may also apply different criteria to the same or similar strategies and may have differing investment views in respect of an issuer or a security. Similarly, within our Investment Adviser, certain portfolio management teams may have differing or opposite investment views in respect of an issuer or a security, and the actions our portfolio management team takes in respect of our investments may be inconsistent with, or adversely affected by, the interests and activities of the Accounts advised by other portfolio management teams of our Investment Adviser. Research analyses or viewpoints may be available to clients or potential clients at different times. Goldman Sachs will not have any obligation to make available to us any research or analysis prior to its public dissemination. Our Investment Adviser is responsible for making investment decisions on our behalf and such investment decisions can differ from investment decisions or recommendations by Goldman Sachs on behalf of other Accounts. Goldman Sachs may, on behalf of other Accounts and in accordance with its management of such Accounts, implement an investment decision or strategy ahead of, or contemporaneously with, or behind similar investment decisions or strategies made for us. The relative timing for the implementation of investment decisions or strategies among Accounts and us may disadvantage us. Certain factors, for example, market impact, liquidity constraints, or other circumstances, could result in our receiving less favorable trading results or incurring increased costs associated with implementing such investment decisions or strategies, or being otherwise disadvantaged.

Subject to applicable law, our Investment Adviser may cause us to invest in securities, loans or other obligations of companies affiliated with Goldman Sachs or in which Goldman Sachs or Accounts have an equity, debt or other interest, or to engage in investment transactions that may result in other Accounts being relieved of obligations or otherwise divesting of investments, which may enhance the profitability of Goldman Sachs’ or other Accounts’ investments in and activities with respect to such companies.

When our Investment Adviser wishes to place an order for different types of Accounts (including us) for which aggregation is not practicable, our Investment Adviser may use a trade sequencing and rotation policy to determine which type of Account is to be traded first. Under this policy, each portfolio management team may determine the length of its trade rotation period and the sequencing schedule for different categories of clients within this period provided that the trading periods and these sequencing schedules are designed to be fair and equitable over time. The portfolio management teams currently base their trading periods and rotation schedules on the relative amounts of assets managed for different client categories (e.g., unconstrained client accounts, “wrap program” accounts, etc.) and, as a result, we may trade behind other Accounts. Within a given trading period, the sequencing schedule establishes when and how frequently a given client category will trade first in the order of rotation. Our Investment Adviser may deviate from the predetermined sequencing schedule under certain circumstances, and our Investment Adviser’s trade sequencing and rotation policy may be amended, modified or supplemented at any time without prior notice to clients.

Potential Conflicts Relating to Follow-On Investments

To the extent permitted by law, from time to time, our Investment Adviser will provide opportunities to Accounts (including potentially us) to make investments in companies in which certain Accounts have already invested. Such follow-on investments can create conflicts of interest, such as the determination of the terms of the new investment and the allocation of such opportunities among Accounts (including us). Follow-on investment opportunities may be available to us notwithstanding that we have no existing Investment in the issuer, resulting in our assets potentially providing value to, or otherwise supporting the investments of, other Accounts. Accounts (including us) may also participate in releveraging and recapitalization transactions involving companies in which other Accounts have invested or will invest. Conflicts of interest in recapitalization transactions arise between Accounts with existing investments in a company and Accounts (including us) making an initial investment in the company, which have opposing interests regarding pricing and other terms.

Diverse Interests

The various types of investors in and beneficiaries of the Company, including to the extent applicable our Investment Adviser and its affiliates, may have conflicting investment, tax and other interests with respect to their interest in us. When considering a potential investment for us, our Investment Adviser will generally consider our investment objectives, not the investment objectives of any particular investor or beneficiary. Our Investment Adviser may make decisions, including with respect to tax matters, from time to time that may be more beneficial to one type of investor or beneficiary than another, or to our Investment Adviser and its affiliates than to investors or beneficiaries unaffiliated with our Investment Adviser. In addition, Goldman Sachs may face certain tax risks based on positions taken by us, including as a withholding agent. Goldman Sachs reserves the right on behalf of itself and its affiliates to take actions adverse to us or other Accounts in these circumstances, including withholding amounts to cover actual or potential tax liabilities.

Selection of Service Providers

We expect to engage service providers (including attorneys and consultants) that may also provide services to other Goldman Sachs affiliates. Our Investment Adviser intends to select these service providers based on a number of factors, including expertise and experience, knowledge of related or similar products, quality of service, reputation in the marketplace, and price. These service providers may have business, financial, or other relationships with Goldman Sachs, which may or may not influence our Investment Adviser’s selection of these service providers for us. Notwithstanding the foregoing, the selection of service providers for us will be conducted in accordance with our Investment Adviser’s fiduciary obligations to us. The service providers selected by our Investment Adviser may charge different rates to different recipients based on the specific services provided, the personnel providing the services, or other factors. As a result, the rates paid with respect to these service providers by us, on the one hand, may be more or less favorable than the rates paid by Goldman Sachs, on the other hand.

Investments in Goldman Sachs Funds

To the extent permitted by applicable law, we may invest in money market and other funds sponsored, managed or advised by Goldman Sachs. In connection with any such investments, we, to the extent permitted by the Investment Company Act, will generally pay all advisory, administrative or Rule 12b-1 fees applicable to the investment, and fees to our Investment Adviser in its capacity as manager will not be reduced thereby (i.e., there could be “double fees” involved in making any such investment because Goldman Sachs could receive fees with respect to both our management and such money market fund), other than in certain cases. In such circumstances, as well as in all other circumstances in which Goldman Sachs receives any fees or other compensation in any form relating to the provision of services, no accounting or repayment to us will be required.

Goldman Sachs May In-Source or Outsource

Subject to applicable law, Goldman Sachs, including our Investment Adviser, may from time to time and without notice to investors in-source or outsource certain processes or functions in connection with a variety of services that it provides to us in its administrative or other capacities. Such in-sourcing or outsourcing may give rise to additional conflicts of interest.

Potential Merger with or Asset Sale to Another Fund Managed by GSAM

The Investment Adviser may in the future recommend to the Board of Directors that we merge with or acquire all or substantially all of our assets to one or more funds including a fund that could be managed by the Investment Adviser (which may include GS BDC, PMMC or other BDCs that may be formed in the future and managed by the Investment Adviser). We do not expect that the Investment Adviser would recommend any such Merger or Asset Sale unless it determines that it would be in our best interests, with such determination dependent on factors it deems relevant, which may include historical and projected financial performance of us and any proposed merger partner, portfolio composition, potential synergies from the Merger or Asset Sale, available alternative options, and market conditions. In addition, no such Merger or Asset Sale would be consummated absent the meeting of various conditions required by applicable law or contract, at such time, which may include approval of the board of directors and common equity holders of both funds. If the Investment Adviser is the investment adviser of both funds, various conflicts of interest would exist with respect to any such transaction. Such conflicts of interest may potentially arise from, among other things, differences between the compensation payable to the Investment Adviser by us and by the entity resulting from such a Merger or Asset Sale or efficiencies or other benefits to the Investment Adviser as a result of managing a single, larger fund instead of two separate funds.

Goldman Sachs May Act in a Capacity Other Than Investment Adviser to the Company

Investments in Different Parts of a Portfolio Company’s Capital Structure

When permitted by applicable law, Goldman Sachs or Accounts, on the one hand, and the Company, on the other hand, may invest in or extend credit to different classes of securities or different parts of the capital structure of a single issuer. As a result, Goldman Sachs (including GSAM) or Accounts may take actions that adversely affect us. In addition, when permitted by applicable law, Goldman Sachs (including GSAM) may advise Accounts with respect to different parts of the capital structure of the same issuer, or classes of securities that are subordinate or senior to securities, in which we invest. Goldman Sachs (including GSAM) may pursue rights, provide advice or engage in other activities, or refrain from pursuing rights, providing advice or engaging in other activities, on behalf of itself or other Accounts with respect to an issuer in which we have invested, and such actions may have a material adverse effect on us.

For example, in the event that Goldman Sachs (including GSAM) or an Account holds loans, securities or other positions in the capital structure of an issuer that ranks senior in preference to our holdings in the same issuer, and the issuer were to experience financial or operational difficulties, Goldman Sachs (including GSAM), acting on behalf of itself or such Account, may seek a liquidation, reorganization or restructuring of the issuer, or terms in connection with the foregoing, that may have an adverse effect on or otherwise conflict with the interests of our holdings in the issuer. Alternatively, in situations in which we hold a more senior position in the capital structure of an issuer experiencing financial or other difficulties as compared to positions held by other Accounts (which may include those of Goldman Sachs, including GSAM), our Investment Adviser may determine not to pursue actions and remedies that may be available to us or particular terms that might be unfavorable to the Accounts holding the less senior position. In addition, in the event that Goldman Sachs (including GSAM) or Accounts hold voting securities of an issuer in which we hold loans, bonds or other credit-related assets or securities, Goldman Sachs (including GSAM) or such Accounts may vote on certain matters in a manner that has an adverse effect on the positions held by us. Conversely, such Accounts may hold voting securities of an issuer in which Goldman Sachs (including GSAM) or such Accounts hold credit-related assets or securities, and our Investment Adviser may determine on behalf of such Accounts not to vote in a manner adverse to Goldman Sachs (including GSAM) or such Accounts.

Also in connection with a conflicted situation regarding the Company, or to an Account other than us or our own account, Goldman Sachs may determine to rely on the actions of similarly situated holders of loans or securities rather than taking such actions itself on behalf of such Account. As a result of the various conflicts and related issues described in this paragraph, we could sustain losses during periods in which Goldman Sachs and other Accounts achieve profits generally or with respect to particular holdings, or could achieve lower profits or higher losses than would have been the case had the conflicts described above not existed. The negative effects described above may be more pronounced in connection with transactions in, or our use of, small capitalization, emerging market, distressed or less liquid strategies.

Cross Transactions

When permitted by applicable law and our Investment Adviser’s and our policies, our Investment Adviser, acting on our behalf, may enter into transactions in securities and other instruments with or through Goldman Sachs, and may cause us to engage in transactions in which our Investment Adviser, advises both sides of a transaction (cross transactions) and acts as broker for, and receives a commission from, us on one side of a transaction and a brokerage account on the other side of the transaction (agency cross transactions). There may be potential conflicts of interest or regulatory restrictions relating to these transactions which could limit our Investment Adviser’s ability to engage in these transactions for us. Goldman Sachs will have potentially conflicting division of loyalties and responsibilities to the parties in such transactions, including with respect to a decision to enter into such transactions as well as with respect to valuation, pricing and other terms. Our Investment Adviser has developed policies and procedures in relation to such transactions and conflicts. However, there can be no assurance that such transactions will be effected in the manner that is most favorable to us as a party to any such transaction. Cross transactions may disproportionately benefit some other Accounts relative to other Accounts, including us, due to the relative amount of market savings obtained by the Accounts. Cross or agency cross transactions will be effected in accordance with fiduciary requirements and applicable law (which will generally require disclosure to and consent of the Independent Directors).

Goldman Sachs May Act in Multiple Commercial Capacities

To the extent permitted by applicable law, Goldman Sachs may act as broker, dealer, agent, lender or advisor or in other commercial capacities for us or issuers of securities held by us. Goldman Sachs may be entitled to compensation in connection with the provision of such services, and we will not be entitled to any such compensation. Goldman Sachs will have an interest in obtaining fees and other compensation in connection with such services that are favorable to Goldman Sachs, and may take commercial steps in its own interests in connection with providing such services that negatively affect us. For example, Goldman Sachs may require repayment of all or part of a loan at any time and from time to time or declare a default under an agreement with us or a Portfolio Company of ours, liquidate our assets or redeem positions more rapidly (and at significantly lower prices) than might otherwise be desirable. In addition, due to its access to and knowledge of funds, markets and securities based on its other businesses, Goldman Sachs may make decisions based on information or take (or refrain from taking) actions with respect to interests in investments of the kind held directly or indirectly by us in a manner that may be adverse to us. Goldman Sachs may also derive benefits from providing services to us, which may enhance Goldman Sachs’ relationships with various parties, facilitate additional business development and enable Goldman Sachs to obtain additional business and generate additional revenue.

Goldman Sachs’ activities on behalf of its clients may also restrict investment opportunities that may be available to us. For example, Goldman Sachs is often engaged by companies as a financial advisor, or to provide financing or other services, in connection with commercial transactions that may be potential investment opportunities for us. There may be circumstances in which we are precluded from participating in such transactions as a result of Goldman Sachs’ engagement by such companies. Goldman Sachs reserves the right to act for these companies in such circumstances, notwithstanding the potential adverse effect on us. Please also refer to “—Management of the Company by the Investment Adviser–Considerations Relating to Information Held by Goldman Sachs” above and “Related Party Transaction Review Policy —Potential Limitations and Restrictions on Investment Opportunities and Activities of the Investment Adviser and the Company” below.

Subject to applicable law, Goldman Sachs or Accounts may invest in us and such investments may constitute substantial percentages of our outstanding equity interests.

To the extent permitted by applicable law, Goldman Sachs may create, write, sell, issue, invest in or act as placement agent or distributor of derivative instruments related to us, or with respect to our underlying securities or assets, or which may be otherwise based on or seek to replicate or hedge our performance. Such derivative transactions, and any associated hedging activity, may differ from and be adverse to our interests.

Goldman Sachs may make loans or enter into asset-based or other credit facilities or similar transactions that are secured by a client’s assets or interests, including our equity, interests in an Account or assets in which we or an Account have an interest. In connection with its rights as lender, Goldman Sachs may take actions that adversely affect an Account and which may in turn adversely affect us (e.g., if we hold the same type of security that is providing the credit support to the borrower Account, such holding may be disadvantaged when the borrower Account liquidates assets in response to an action taken by Goldman Sachs).

Code of Ethics and Personal Trading

Each of the Company, GSAM, as our Investment Adviser, and Goldman, Sachs & Co. and Goldman Sachs International, as principal underwriters, has adopted a Code of Ethics (the “Code of Ethics”) in compliance with Section 17(j) of the Investment Company Act designed to provide that our directors, personnel of our Investment Adviser, and certain additional Goldman Sachs personnel who support our Investment Adviser, comply with applicable federal securities laws and place the interests of clients first in conducting personal securities transactions. The Code of Ethics imposes certain restrictions on securities transactions in the personal accounts of covered persons to help avoid conflicts of interest. Subject to the limitations of the Code of Ethics, covered persons may buy and sell securities or other investments for their personal accounts, including investments in the Company, and may also take positions that are the same as, different from, or made at different times than, positions taken by us. Additionally, Goldman Sachs personnel, including personnel of our Investment Adviser, are subject to firm-wide policies and procedures regarding confidential and proprietary information, information barriers, private investments, outside business activities and personal trading.

Related Party Transaction Review Policy

The Audit Committee will conduct quarterly reviews of any potential related party transactions brought to its attention and, during these reviews, it will consider any conflicts of interest brought to its attention pursuant to our Code of Ethics. Each of our directors and executive officers will be instructed and periodically reminded to inform GSAM Compliance of any potential related party transactions. In addition, each such director and executive officer will complete a questionnaire on an annual basis designed to elicit information about any potential related party transactions.

Proxy Voting by the Investment Adviser

Our Investment Adviser has implemented processes designed to prevent conflicts of interest from influencing proxy voting decisions that it makes on behalf of advisory clients, including us, and to help ensure that such decisions are made in accordance with its fiduciary obligations to its clients. Notwithstanding such proxy voting processes, proxy voting decisions made by our Investment Adviser with respect to securities held by us may benefit the interests of Goldman Sachs and Accounts other than us. “Item 1(c). Description of Business—Proxy Voting Policies and Procedures.”

Potential Limitations and Restrictions on Investment Opportunities and Activities of the Investment Adviser and the Company

Our Investment Adviser may restrict its investment decisions and activities on our behalf in various circumstances, including as a result of applicable regulatory requirements, information held by Goldman Sachs, Goldman Sachs’ roles in connection with other clients and in the capital markets (including in connection with advice it may give to such clients or commercial arrangements or transactions that may be undertaken by such clients or by Goldman Sachs) and Goldman Sachs’ internal policies and/or potential reputational risk or disadvantage to Accounts, including us, and Goldman Sachs. Our Investment Adviser might not engage in transactions or other activities for, or enforce certain rights in favor of, us due to Goldman Sachs’ activities outside services provided to us and regulatory requirements, policies and reputational risk assessments.

In addition, our Investment Adviser may restrict or limit the amount of our investment, or restrict the type of governance or voting rights it acquires or exercises, where we (potentially together with Goldman Sachs and other Accounts) exceed a certain ownership interest, or possess certain degrees of voting or control, if the foregoing could require a filing or license or other regulatory or corporate consent, which could, among other things, result in additional costs and disclosure obligations for, or impose regulatory restrictions on, Goldman Sachs, including GSAM, or on other Accounts, or where exceeding the aggregate amount is prohibited or may result in regulatory or other restrictions. In certain cases, restrictions and limitations will be applied to avoid approaching such aggregate amount. Circumstances in which such restrictions or limitations may arise include: (i) a strict prohibition against owning more than a certain percentage of an issuer’s securities; (ii) a “poison pill” that would have a material dilutive impact on the holdings of the Company in the issuer should a threshold be exceeded; (iii) provisions that would cause Goldman Sachs to be considered an “interested stockholder” of an issuer should a threshold be exceeded; and (iv) provisions that may cause Goldman Sachs to be considered an “affiliate” or “control person” of the issuer.

When faced with the foregoing limitations, Goldman Sachs will generally avoid exceeding the threshold because exceeding the threshold could have an adverse impact on the ability of Goldman Sachs to conduct its business activities. Our Investment Adviser may also reduce our interest in an investment opportunity that has limited availability or where Goldman Sachs has determined to cap its aggregate investment in consideration of certain regulatory or other requirements so that other Accounts that pursue similar investment strategies may be able to acquire an interest in the investment opportunity. In circumstances in which we and one or more other clients of Goldman Sachs are permitted under applicable law to make side-by-side investments, Goldman Sachs, acting on our behalf, may be limited in the terms of the transactions that it may negotiate under applicable law. This may have the effect of limiting our ability to participate in certain transactions or result in terms that are less favorable to us than would have otherwise been the case.

Our Investment Adviser is not permitted to use material non-public information in effecting purchases and sales in public securities transactions for us. Our Investment Adviser may limit an activity or transaction (such as a purchase or sale transaction) which might otherwise be engaged in by the Company, including as a result of information held by Goldman Sachs (including information held by a portfolio management team in GSAM other than the team managing us). For example, directors, officers and employees of Goldman Sachs may take seats on the boards of directors of, or have board of directors observer rights with respect to, companies in which Goldman Sachs invests on our behalf. Generally, Goldman Sachs takes such seats or acquires such observer rights only with respect to private (not publicly traded) companies. However, to the extent a director, officer or employee of Goldman Sachs were to take a seat on the board of directors of, or have board of directors observer rights with respect to, a public company, our Investment Adviser (or certain of its investment teams) would be limited and/or restricted in its or their ability to trade in the securities of the company to the extent our Investment Adviser (or certain of its investment teams) possessed or were deemed to possess material non-public information regarding the company.

Our Investment Adviser may also limit the activities and transactions engaged in by the Company, and may limit its exercise of rights on the Company’s behalf or in respect of the Company, for reputational or other reasons, including where Goldman Sachs is providing (or may provide) advice or services to an entity involved in such activity or transaction, where Goldman Sachs or an Account is or may be engaged in the same or a related activity or transaction to that being considered on behalf of the Company, where Goldman Sachs or an Account has an interest in an entity involved in such activity or transaction, or where such activity or transaction or the exercise of such rights on behalf of the Company or in respect of the Company could affect Goldman Sachs, our Investment Adviser or their activities.

Furthermore, GSAM operates a program reasonably designed to ensure compliance generally with economic and trade sanctions-related obligations applicable directly to its activities (although such obligations are not necessarily the same obligations that we may be subject to). Such economic and trade sanctions prohibit, among other things, transactions with and the provision of services to, directly or indirectly, certain countries, territories, entities and individuals. These economic and trade sanctions, and the application by GSAM of its compliance program in respect thereof, may significantly restrict or limit our intended investment activities.

In light of the BHCA and the “Volcker Rule,” our Investment Adviser may be required to, or may choose to, dispose of certain investments on our behalf earlier or at a different time than our Investment Adviser would otherwise have determined to do so (or earlier or at a different time than may be the case for Accounts that are not pooled investment vehicles).

In order to engage in certain transactions on our behalf, our Investment Adviser will be subject to (or cause us to become subject to) the rules, terms and/or conditions of any venues through which it trades securities, derivatives or other instruments. This includes, but is not limited to, where our Investment Adviser and/or the Company may be required to comply with the rules of certain exchanges, execution platforms, trading facilities, clearinghouses and other venues, or may be required to consent to the jurisdiction of any such venues. The rules, terms and/or conditions of any such venue may result in our Investment Adviser and/or the Company being subject to, among other things, margin requirements, additional fees and other charges, disciplinary procedures, reporting and recordkeeping, position limits and other restrictions on trading, settlement risks and other related conditions on trading set out by such venues.

From time to time, we, our Investment Adviser or its affiliates and/or its service providers or agents may be required, or may determine that it is advisable, to disclose certain information about us, including, but not limited to, investments held by us, and the names and percentage interest of beneficial owners thereof, to third parties, including local governmental authorities, regulatory organizations, taxing authorities, markets, exchanges, clearing facilities, custodians, brokers and trading counterparties of, or service providers to, our Investment Adviser or us. Our Investment Adviser generally expects to comply with requests to disclose such information, including through electronic delivery platforms; however, our Investment Adviser may determine to cause the sale of certain assets for us rather than make certain required disclosures, and such sale may be at a time that is inopportune from a pricing or other standpoint.

Pursuant to the BHCA, for so long as GSAM acts as our Investment Adviser or in certain other capacities, the periods during which certain investments may be held are limited. As a result, we may be required to dispose of investments at an earlier date than would otherwise have been the case had the BHCA not been applicable. In addition, under the “Volcker Rule,” the size of Goldman Sachs’ ownership interest in certain types of funds is limited, and as a result, to the extent Goldman Sachs holds shares of our common stock, it may be required to dispose of all or a portion of its investment in us, if applicable, including at times that other investors in us may not have the opportunity to dispose of their fund investments. Any such sale of our interests by Goldman Sachs could reduce the alignment of interest of Goldman Sachs with other investors in us.

Goldman Sachs may become subject to additional restrictions on its business activities that could have an impact on our activities. In addition, to the extent permitted by law, our Investment Adviser may restrict its investment decisions and activities on our behalf and not on behalf of other Accounts.

Brokerage Transactions

Our Investment Adviser may select broker-dealers (including affiliates of our Investment Adviser) that furnish our Investment Adviser, us, its affiliates and other Goldman Sachs personnel with proprietary or third-party brokerage and research services (collectively, “brokerage and research services”) that provide, in our Investment Adviser’s view, appropriate assistance to our Investment Adviser in the investment decision-making process. Our Investment Adviser may pay for such brokerage and research services with “soft” or commission dollars.

Brokerage and research services may be used to service us and any or all other Accounts, including in connection with Accounts other than those that pay commissions to the broker-dealer relating to the brokerage and research service arrangements. As a result, the brokerage and research services (including soft dollar benefits) may disproportionately benefit other Accounts relative to us based on the amount of commissions paid by us in comparison to such other Accounts. Our Investment Adviser does not attempt to allocate soft dollar benefits proportionately among clients or to track the benefits of brokerage and research services to the commissions associated with a particular Account or group of Accounts.

Because we will generally acquire and dispose of investments in privately negotiated transactions, we will infrequently use brokers in the normal course of our business. Subject to policies established by our Board of Directors, our Investment Adviser will be primarily responsible for the execution of the publicly traded securities portion of its portfolio transactions and the allocation of brokerage commissions. Our Investment Adviser does not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While our Investment Adviser generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, our Investment Adviser may select a broker based partly upon brokerage or research services provided to our Investment Adviser and us and any other Accounts. In return for such services, we may pay a higher commission than other brokers would charge if our Investment Adviser determines in good faith that such commission is reasonable in relation to the services provided.

Aggregation of Trades by Our Investment Adviser

Our Investment Adviser follows policies and procedures pursuant to which, subject to applicable law, it may combine or aggregate purchase or sale orders for the same security or other instrument for multiple clients (sometimes referred to as “bunching”) (including Accounts that are proprietary to Goldman Sachs), so that the orders can be executed at the same time and block trade treatment of any such orders can be elected when available. Our Investment Adviser aggregates orders, when subject to applicable law, our Investment Adviser considers doing so appropriate and in the interests of its clients generally and may elect block trade treatment when available. In addition, under certain circumstances and subject to applicable law, trades for the Company may be aggregated with Accounts that contain Goldman Sachs assets.

When a bunched order or block trade is completely filled, our Investment Adviser generally will allocate the securities or other instruments purchased or the proceeds of any sale pro rata among the participating Accounts, based on our relative size order. If an order is filled at several different prices, through multiple trades (whether at a particular broker-dealer or among multiple broker-dealers), generally all participating Accounts will receive the average price and pay the average commission, however, this may not always be the case (due to, e.g., odd lots, rounding, market practice or constraints applicable to particular Accounts).

Our Investment Adviser does not bunch or aggregate orders for different Accounts, elect block trade treatment or net buy and sell orders for the same Account, if portfolio management decisions relating to the orders are made separately, or if bunching, aggregating, electing block trade treatment or netting is not appropriate or practicable from our Investment Adviser’s operational or other perspective. Our Investment Adviser may be able to negotiate a better price and lower commission rate on aggregated trades than on trades that are not aggregated, and incur lower transaction costs on netted trades than trades that are not netted. Where transactions for an Account are not aggregated with other orders, or not netted against orders for us or other Accounts, we may not benefit from a better price and lower commission rate or lower transaction cost. Aggregation and netting of trades may disproportionately benefit some Accounts relative to other Accounts, including us, due to the relative amount of market savings obtained by such Accounts.

Other present and future activities of Goldman Sachs may give rise to additional conflicts of interest.

Certain Business Relationships

Certain of our current directors and officers are directors or officers of affiliated Goldman Sachs entities.

Indebtedness of Management

None.

(b)	Promoters and Certain Control Persons

The Investment Adviser may be deemed a promoter of the Company. We have entered into the Investment Management Agreement with the Investment Adviser. The Investment Adviser, for its services to us, will be entitled to receive Management Fees and Incentive Fees. In addition, under the Investment Management Agreement, we expect, to the extent permitted by applicable law and in the discretion of our Board of Directors, to indemnify the Investment Adviser and certain of its affiliates. See “Item 1(c). Description of Business—Investment Management Agreement.”

(c)	Director Independence

For information regarding the independence of our directors, see “Item 5. Directors and Executive Officers.”

ITEM 8.	LEGAL PROCEEDINGS.

We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under loans to or other contracts with our portfolio companies. While the outcome of these legal proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Our common stock is offered and sold in transactions exempt from registration under the Securities Act under Regulation D and Regulation S. Each purchaser will be required to represent that it is (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of common stock sold outside the United States, is not a “U.S. person” in accordance with Regulation S of the Securities Act and (ii) is acquiring the common stock purchased by it for investment and not with a view to resale or distribution.

Because the common stock is being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our common stock may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) our consent is granted, and (ii) the common stock is registered under applicable securities laws or specifically exempted from registration (in which case the stockholders may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the common stock until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of common stock may be made except by registration of the transfer on our books. Each purchaser of our common stock will be required to complete and deliver to the appropriate Placement Agent, if any, and us, prior to the acceptance of any order, a subscription agreement substantiating the purchaser’s eligibility to purchase shares and including limitations on resales and transfers of our common stock.

There is currently no public market for the common stock, and we do not expect one to develop in the future.

Stockholders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the stockholders. Prior to the Initial Drawdown Date, the Initial Member, an affiliate of the Investment Adviser, made a capital contribution of $100 to MMLC LLC. The Company will cancel the Initial Member’s interest in the Company on the Last Funding Date associated with Initial Drawdown Date. Concurrent with the cancellation, investors (other than the Initial Member) will be required to make their initial capital contribution to purchase common stock.

Valuation of Portfolio Investments

As a BDC, we conduct the valuation of our assets, pursuant to which our NAV is determined, at all times consistent with GAAP and the Investment Company Act. The Board of Directors, with the assistance of its Audit Committee, determines the fair value of our assets on at least a quarterly basis, in accordance with the terms of FASB Accounting Standards Codification Topic 820, Fair Value Measurement and Disclosures (“ASC 820”). Our valuation procedures are described in more detail below.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is a market-based measurement, not an entity-specific measurement. For some assets and liabilities, observable market transactions or market information might be available. For other assets and liabilities, observable market transactions and market information might not be available. However, the objective of a fair value measurement in both cases is the same—to estimate the price when an orderly transaction to sell the asset or transfer the liability would take place between market participants at the measurement date under current market conditions (that is, an exit price at the measurement date from the perspective of a market participant that holds the asset or owes the liability).

ASC 820 establishes a hierarchal disclosure framework which ranks the observability of inputs used in measuring financial instruments at fair value. The observability of inputs is impacted by a number of factors, including the type of financial instruments and their specific characteristics. Financial instruments with readily available quoted prices, or for which fair value can be measured from quoted prices in active markets, generally will have a higher degree of market price observability and a lesser degree of judgment applied in determining fair value. The levels used for classifying investments are not necessarily an indication of the risk associated with investing in these securities.

The three-level hierarchy for fair value measurement is defined as follows:

Level 1—inputs to the valuation methodology are quoted prices available in active markets for identical instruments as of the reporting date. The types of financial instruments included in Level 1 include unrestricted securities, including equities and derivatives, listed in active markets.

Level 2—inputs to the valuation methodology are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. The type of financial instruments in this category includes less liquid and restricted securities listed in active markets, securities traded in other than active markets, government and agency securities, and certain over-the-counter derivatives where the fair value is based on observable inputs.

Level 3—inputs to the valuation methodology are unobservable and significant to overall fair value measurement. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in this category include investments in privately held entities and certain over-the-counter derivatives where the fair value is based on unobservable inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the determination of which category within the fair value hierarchy is appropriate for any given financial instrument is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment and considers factors specific to the financial instrument.

The majority of our Investments are expected to fall within Level 3 of the fair value hierarchy. We do not expect that there will be readily available market values for most of the Investments which will be in its portfolio, and we will value such Investments at fair value as determined in good faith by or under the direction of the Board of Directors using a documented valuation policy, described below, and a consistently applied valuation process. The factors that may be taken into account in pricing the Investments at fair value include, as relevant, the nature and realizable value of any collateral, the Portfolio Company’s ability to make payments and its earnings and discounted cash flow, and the markets in which the Portfolio Company does business, comparison to publicly traded securities and other relevant factors. Available current market data are considered such as applicable market yields and multiples of publicly traded securities, comparison of financial ratios of peer companies, and changes in the interest rate environment and the credit markets that may affect the price at which similar investments would trade in their principal market, and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the Board of Directors will consider the pricing indicated by the external event to corroborate or revise its valuation.

With respect to Investments for which market quotations are not readily available, or for which market quotations are deemed not reflective of the fair value, the valuation procedures adopted by the Board of Directors contemplates a multi-step valuation process each quarter, as described below:

(1)	The quarterly valuation process will begin with each Portfolio Company or Investment being initially valued by the investment professionals of our Investment Adviser responsible for the Portfolio Company or Investment;

(2)

The Board of Directors has engaged Independent Valuation Advisors to provide independent valuations of the Investments for which market quotations are not readily available, or are readily available but deemed not reflective of the fair value of an Investment. The Independent Valuation Advisors will independently value such Investments using quantitative and qualitative information provided by the investment professionals of our Investment Adviser as well as any market quotations obtained from independent pricing services, brokers, dealers or market dealers. The Independent Valuation Advisors will also provide analyses to support their valuation methodology and calculations. The Independent Valuation Advisors provide an opinion on a final range of values on such Investments to the Board of Directors or the Audit Committee. The Independent Valuation Advisors will define fair value in accordance with ASC 820 and utilize valuation techniques including the market approach, the income approach or both. A portion of the portfolio will be reviewed on a quarterly basis, and all Investments in the portfolio for which market quotations are not readily available, or are readily available, but deemed not reflective of the fair value of an Investment, will be reviewed at least annually by an Independent Valuation Advisor;

(3)	The Independent Valuation Advisors’ preliminary valuations will be reviewed by our Investment Adviser and the Valuation Oversight Group (“VOG”), a team that is part of the Controllers Department within the Finance Division of Goldman Sachs. The Independent Valuation Advisors’ ranges will be compared to our Investment Adviser’s valuations to ensure our Investment Adviser’s valuations are reasonable. VOG will present the valuations to the Private Investment Valuation Sub-Committee of the Investment Management Division Valuation Committee, which is comprised of representatives from GSAM who are independent of the investment making decision process;

(4)	The Investment Management Division Valuation Committee will ratify fair valuations and makes recommendations to the Audit Committee;

(5)	The Audit Committee will review valuation information provided by the Investment Management Division Valuation Committee, our Investment Adviser and the Independent Valuation Advisors. The Audit Committee then will assess such valuation recommendations; and

(6)	The Board of Directors will discuss the valuations and, within the meaning of the Investment Company Act, determine the fair value of the Investments in good faith, based on the input of our Investment Adviser, the Independent Valuation Advisors and the Audit Committee.

Common stock will not be issued at a purchase price below the then-current NAV per share.

When our NAV is determined other than on a quarter-end (such as in connection with issuances of common stock on dates occurring mid-quarter), it is determined by our Investment Adviser, acting under delegated authority from, and subject to the supervision of, our Board of Directors and in accordance with procedures adopted by our Board of Directors. See “Item 1A. Risk Factors—Risks Relating to Our Portfolio Company Investments—Many of our portfolio securities may not have a readily available market price and we will value these securities at fair value as determined in good faith under procedures adopted by our Board of Directors, which valuation is inherently subjective and may not reflect what we may actually realize for the sale of the Investment.”

Distributions

We intend to pay quarterly distributions to our stockholders out of assets legally available for distribution. Future quarterly distributions, if any, will be determined by our Board of Directors. All future distributions will be subject to lawfully available funds therefor, and no assurance can be given that we will be able to declare such distributions in future periods.

We intend to elect to be treated, and expect to qualify annually, as a RIC under Subchapter M of the Code, commencing with our taxable year that includes the Initial Drawdown Date. To obtain and maintain RIC status, we must, among other things, timely distribute to our stockholders at least 90% of our investment company taxable income for each taxable year. We intend to timely distribute to our stockholders substantially all of our annual taxable income for each year, except that we may retain certain net capital gains (i.e., realized net long-term capital gains in excess of realized net short-term capital losses) for reinvestment and, depending upon the level of taxable income and net capital gain earned in a year, we may choose to carry forward taxable income or net capital gain for distribution in the following year and pay any applicable tax. We generally will be required to pay such U.S. federal excise tax if our distributions during a calendar year do not exceed the sum of (1) 98.0% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of our capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (3) any net ordinary income and capital gains in excess of capital losses for preceding years that were not distributed during such years. If we retain net capital gains, we may treat such amounts as deemed distributions to our stockholders. In that case, a stockholder will be treated as if it had received an actual distribution of the capital gains we retained and then the stockholder reinvested the net after-tax proceeds in our common stock. In general, a stockholder also will be eligible to claim a tax credit (or, in certain circumstances, obtain a tax refund) equal to its allocable share of the tax we paid on the capital gains deemed distributed to you. Stockholders should read carefully any written disclosure accompanying a distribution from us and should not assume that the source of any distribution is our net ordinary income or capital gains. The distributions we pay to our stockholders in a year may exceed our net ordinary income and capital gains for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes. The specific tax characteristics of our distributions will be reported to stockholders after the end of the calendar year. Please refer to “Item 1(c). Description of Business —Certain U.S. Federal Income Tax Considerations.” for further information regarding the tax treatment of our distributions and the tax consequences of our retention of net capital gains. See also “Item 1A. Risk Factors—Risks Relating to the Offering and Our Common Stock—We may not be able to pay you distributions on our common stock, our distributions to you may not grow over time and a portion of our distributions to you may be a return of capital for U.S. federal income tax purposes.”

Recycling

Subject to the requirements of Subchapter M of the Code and the terms of any indebtedness, proceeds realized by us prior to the Wind-down Determination Date from the sale or repayment of any Investment (as opposed to investment income) up to the cost of any such Investment, may be retained and reinvested by us. Any amounts so reinvested will not reduce a stockholder’s Undrawn Commitment.

To the extent that we retain net capital gains for reinvestment or carry forward taxable income for distribution in the following year, there may be certain tax consequences to us and the stockholders. See “Item 1(c). Description of Business —Certain U.S. Federal Income Tax Considerations.”

Reports to Stockholders

In order to be regulated as a BDC under the Investment Company Act, we have filed this Registration Statement for our common stock with the SEC under the Exchange Act. Subsequent to the effectiveness of this Registration Statement, we will be required to file annual reports, quarterly reports and current reports with the SEC. This information will be available at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 and on the SEC’s website at www.sec.gov. Information on the operation of the SEC’s public reference room may be obtained by calling the SEC at (202) 551-8090 or (800)-SEC-0330.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES.

The Initial Member, an affiliate of the Investment Adviser, was the sole owner of our membership interests, which were acquired for an initial capital contribution of $100 on January 13, 2017 in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act. The Company will cancel the Initial Member’s interest in the Company in connection with Initial Drawdown Date. Concurrent with the cancellation, investors (other than the Initial Member) will be required to make their initial capital contribution to purchase common stock.

Each purchaser of common stock in the offering will be required to represent that it is (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of common stock sold outside the United States, is not a “U.S. person” in accordance with Regulation S of the Securities Act and (ii) is acquiring the common stock purchased by it for investment and not with a view to resale or distribution. We did not engage in general solicitation or advertising with regard to the private placement and did not offer securities to the public in connection with such issuance and sale.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Description of our Common Stock

The following description of our capital stock is based on relevant portions of the DGCL and on our certificate of incorporation and bylaws, which will take effect upon our Conversion. This summary is not necessarily complete, and we refer you to the DGCL and our certificate of incorporation and bylaws for a more detailed description of the provisions summarized below.

Capital Stock

Our authorized stock will consist of 200,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. There will be no outstanding options or warrants to purchase our stock. Under Delaware law, our stockholders will generally not be personally liable for our debts or obligations. Unless our Board of Directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and other distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends or distributions may be made or paid to the holders of our common stock if, as and when declared by our Board of Directors out of funds legally available therefor, subject to the rights of holders of shares of any series of our preferred stock then outstanding. Shares of our common stock have no exchange, conversion or redemption rights. Shares of our common stock are subject to the transfer restrictions set forth in our certificate of incorporation, as described more fully below, as well as any restrictions on transfer arising under federal and state securities laws or by contract. Following the time at which the transfer restrictions contained in our certificate of incorporation terminate, shares of our common stock will be freely transferable, except when their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock is entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of shares of any series of our preferred stock then outstanding. For the avoidance of doubt, a merger or consolidation of the Company with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Company (which shall not in fact result in the liquidation of the Company and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Company. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders generally, including the election of directors elected by a vote of stockholders generally. Except as provided with respect to any other class or series of stock, including our preferred stock, as more fully described below, the holders of our common stock possess exclusive voting power. There is no cumulative voting in the election of our Board of Directors, which means that holders of a majority of the outstanding shares of our capital stock entitled to vote in the election of such directors are entitled to elect that number of nominees equal to the number of directors to be elected by such holders, and holders of less than a majority of such shares are unable to elect one or more specific directors for any available directorship.

Our certificate of incorporation provides that shares of our common stock issued prior to our IPO and listing may not be transferred without our prior written consent until a date to be established by us. If an IPO and listing does not occur, our common stockholders will be prohibited from transferring their shares without our prior written consent. While we expect not to unreasonably withhold our prior written consent to transfers by our common stockholders, adverse tax consequences for certain of our U.S. stockholders may arise if we have fewer than 500 beneficial owners of our capital stock. Accordingly, we expect to withhold our consent if any such transfer would or may result in our having fewer than 550 beneficial owners of our capital stock. We may also require as a condition to our consent to any such transfer that the transferring stockholder retain an amount of our common stock worth at least $1,000.

In addition, following an IPO and listing, unless we otherwise determine in our discretion to waive such restriction, those of our stockholders who purchased shares prior to the IPO and listing (including purchasers in the offering) (i) will be prohibited from transferring their shares without our prior written consent until a date to be established by us, and (ii) may be required to retain an amount of our common stock worth at least $1,000 until the first day of our taxable year following our taxable year in which our IPO and listing, if any, occurs.

For further details about eligible offerees and resale restrictions, see “Item 11. Description of Registrant’s Securities to be Registered—Transfer and Resale Restrictions; Required Transfers.”

Preferred Stock

Our certificate of incorporation authorizes our Board of Directors to create and issue one or more series of preferred stock to the extent permitted by the Investment Company Act. Prior to the issuance of shares of each series of preferred stock, our Board of Directors will be required by Delaware law and by our certificate of incorporation to establish the voting powers (full or limited, or no voting powers), and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of each series of our preferred stock. Thus, to the extent permitted by the Investment Company Act, the Board of Directors could authorize the issuance of shares of a series of our preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Any issuance of preferred stock must comply with the requirements of the Investment Company Act. The Investment Company Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class voting separately to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two full years or more. Certain matters under the Investment Company Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock (as determined in accordance with the Investment Company Act), including our outstanding perpetual preferred stock, voting together as a separate class. For example, the vote of such holders of preferred stock would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

Transfer and Resale Restrictions; Required Transfers

Our common stock offered in the offering has not been registered under the Securities Act or the securities laws of any other jurisdiction. Accordingly, we and the Placement Agents are offering our common stock only (1) to “accredited investors” (as defined in Rule 501 under the Securities Act) and (2) outside the United States in compliance with Regulation S, in reliance upon exemptions from the registration requirements of the Securities Act.

Each purchaser of our common stock will be required to complete and deliver to the appropriate Placement Agent, if any, and us, prior to the acceptance of any order, a subscription agreement substantiating the purchaser’s eligibility to purchase shares and including limitations on resales and transfers of our common stock.

We may seek to list our common stock at some point in the future, including in connection with an IPO. However, there can be no assurances as to when or whether a listing may occur. Prior to a listing, if any, our common stockholders will be prohibited from transferring their shares without our prior written consent. In addition, purchasers of shares of our common stock prior to a listing, if any, (including purchasers in the offering) will not be permitted to transfer their shares following an IPO and listing, without our prior written consent until a date to be established by us, which may be a significant amount of time after the consummation of an IPO and listing. While we expect not to unreasonably withhold our consent to transfers by our common stockholders, adverse tax consequences for certain of our U.S. stockholders may arise if we have fewer than 500 beneficial owners of our capital stock. Accordingly, we expect to withhold our consent if any such transfer would or may result in our having fewer than 550 beneficial owners of our capital stock. We may also require as a condition to our consent to any such transfer that the transferring stockholder retain an amount of our common stock worth at least $1,000 until the first day of our taxable year following our taxable year in which an IPO and listing, if any, occurs. We also expect to withhold consent if any such transfer would (i) be prohibited by or trigger a prepayment under our debt or other credit facilities, (ii) result in a violation of applicable securities law, (iii) result in the Company being subject to additional regulatory or compliance requirements imposed by laws other than the Exchange Act, or the Investment Company Act, or (iv) result in our assets becoming “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974, as amended.

Additionally, to the extent we approve any transfers or the foregoing restriction lapses, investors will be subject to restrictions on resale and transfer associated with securities sold pursuant to Regulation D, Regulation S and other exemptions from registration under the Securities Act. Until such time as a transfer of our common stock is registered under the Securities Act, our common stock may be transferred only in transactions that are exempt from registration under the Securities Act and the applicable securities laws of other jurisdictions.

Any transfers of shares of our common stock in violation of the foregoing provisions will be void, and any intended recipient of our common stock will acquire no rights in such shares and will not be treated as our stockholder for any purpose. We also reserve the right to charge fees for the review and processing of any transfer requests.

Provisions of the DGCL and Our Certificate of Incorporation and Bylaws

Limitation on Liability of Directors and Officers; Indemnification and Advancement of Expenses

The indemnification of our officers and directors is governed by Section 145 of the DGCL and our certificate of incorporation and bylaws. Section 145(a) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if (1) such person acted in good faith, (2) in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and (3) with respect to any criminal action or proceeding, such person had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of the corporation has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Section 145(d) of the DGCL provides that in all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it will be made by the corporation only if it is consistent with the Investment Company Act and as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person to be indemnified has met the applicable standard of conduct set forth in those subsections. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

Section 145(e) authorizes the corporation to pay expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person to whom the advancement will be made to repay the advanced amounts if it is ultimately determined that he or she was not entitled to be indemnified by the corporation as authorized by Section 145. Section 145(e) also provides that such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation, or persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) provides that indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of such Section are not to be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 145(g) authorizes the corporation to purchase and maintain insurance on behalf of its current and former directors, officers, employees and agents (and on behalf of any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, regardless of whether the corporation would have the power to indemnify such persons against such liability under Section 145.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation a provision that limits or eliminates the personal liability of a director of the corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not limit or eliminate the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock or (4) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides that our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the current DGCL or as the DGCL may hereafter be amended.

Our certificate of incorporation requires us to indemnify to the full extent permitted by Section 145 of the DGCL all persons whom we may indemnify under that section. Our certificate of incorporation also provides that expenses incurred by our officers or directors in defending any action, suit or proceeding for which they may be entitled to indemnification under our certificate of incorporation shall be paid in advance of the final disposition of the action, suit or proceeding. However, any indemnification or payment or reimbursement of expenses made pursuant to such provisions of our certificate of incorporation is subject to the applicable requirements of the Investment Company Act. In addition, our bylaws provide that, except for certain proceedings initiated by our directors or officers, we must indemnify, and advance expenses to, our current and former directors and officers to the fullest extent permitted by the DGCL, but provide that any indemnification or reimbursement of expenses thereunder is subject to the applicable requirements of the Investment Company Act.

Delaware Anti-Takeover Law

The DGCL contains, and our certificate of incorporation and bylaws contain, provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our stockholders. We believe, however, that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because the negotiation of such proposals may improve their terms.

We have elected in our certificate of incorporation not to be subject to Section 203 of the DGCL, an antitakeover law. However, our certificate of incorporation contains provisions that, at any point in time in which our common stock is registered under Section 12(b) or Section 12(g) of the Exchange Act, have the same effect as Section 203, except that it exempts GS Group and its affiliates, and certain of its or their respective direct or indirect transferees and any group as to which such persons are a party, from the effect of those provisions. In general, these provisions will prohibit us from engaging in any “business combination” with any “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers of the corporation; or

•	at or subsequent the such time the business combination is approved by the Board of Directors and authorized at a meeting of stockholders, and not by written consent, by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

•	These provisions define “business combination” to include the following:

•	any merger or consolidation involving the corporation or any direct or indirect majority-owned subsidiary of the corporation with the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of such corporation, to or with the interested stockholder, of 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder;

•	any transaction involving the corporation or any direct or indirect majority owned subsidiary of the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series (or securities convertible into the stock of any class or series) of the corporation or of any such subsidiary owned by the interested stockholder, except as to immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the corporation) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any direct or indirect majority-owned subsidiary.

In general, these provisions define an “interested stockholder” as any entity or person that is the beneficial owner of 15% or more of our outstanding voting stock or is an affiliate or associate of us and was the beneficial owner of 15% or more of our outstanding voting stock at any time within the three year period immediately prior to the relevant date, and the affiliates or associates of any such entity or person, but GS Group and its affiliates and certain of its or their respective direct or indirect transferees and any group as to which such persons are a party are excluded from the definition of interested stockholder.

These provisions could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Election of Directors

Our bylaws provide that, unless otherwise provided in our certificate of incorporation (including with respect to the special rights of holders of one or more series of our preferred stock to elect directors), our directors will be elected by the affirmative vote of the holders of a majority of the votes cast by stockholders entitled to vote thereon present in person or by proxy at a meeting of stockholders called for the purpose of electing directors. Under our certificate of incorporation, our Board of Directors has the power to amend our bylaws, including the provisions specifying the vote required to elect directors. Under Section 216 of the DGCL, however, a bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board of Directors.

Classified Board of Directors

Under our certificate of incorporation, subject to the special right of the holders of one or more series of preferred stock to elect additional preferred directors, all of our directors are elected annually for one year terms; provided that, immediately prior to the consummation of a listing, our directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, serving staggered three-year terms, with the term of office of directors in only one of the three classes expiring each year. Our certificate of incorporation provides that the Board of Directors may assign members of the Board of Directors already in office to the several classes at the time the classification becomes effective. As a result, approximately one-third of such directors will then be elected each year. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that, if we become a public company, the longer time required to elect a majority of a classified Board of Directors will help to ensure the continuity and stability of our management and policies.

Number of Directors; Removal; Vacancies

Our certificate of incorporation provides that, subject to any rights of holders of one or more series of preferred stock to elect Additional Preferred Directors, the total number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors. Under the DGCL, unless the certificate of incorporation provides otherwise (which our certificate of incorporation will not), directors on a classified board may be removed only for cause. Prior to the time at which our directors are classified, any of our directors may be removed, with or without cause, by the holders of a majority in voting power of the outstanding shares of our capital stock entitled to elect such directors. Our certificate of incorporation provides that, once our directors are divided into classes serving staggered three-year terms, such directors may only be removed for cause, and only upon the affirmative vote of holders of at least two-thirds of the outstanding shares entitled to vote generally in the election of directors. Under our certificate of incorporation, subject to the applicable requirements of the Investment Company Act and the rights of the holders of one or more series of preferred stock, any vacancy on the Board of Directors resulting from the death, resignation, retirement, removal or disqualification of a director or other cause, or any vacancy resulting from an increase in the number of directors, may be filled only by vote of a majority of the directors then in office, even though less than a quorum or by a sole remaining director; provided that when the holders of any class or series of our stock are entitled under the certificate of incorporation to elect directors, vacancies in directorships elected by such class, classes or series may be filled by a majority of the remaining directors so elected. Any such limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third-party to acquire, or discourage a third-party from seeking to acquire, control of us.

Action by Stockholders

Our certificate of incorporation provides that our stockholders will be able to take action by written consent, provided that, upon the consummation of a listing, stockholder action will only be able to be taken at an annual or special meeting of stockholders and may not be taken by written consent of stockholders in lieu of a meeting. This may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders after the consummation of a listing, nominations of persons for election to the Board of Directors and the proposal of other business to be considered by stockholders may be made only (1) by or at the direction of the Board of Directors (or a duly authorized committee thereof), (2) pursuant to our notice of meeting or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. For any nomination or business proposal to be properly brought by a stockholder for a meeting after the consummation of a listing, such stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our bylaws will specify requirements as to the form and content of any such stockholder’s notice. Our bylaws will also allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. Our bylaws will further provide that, from and after the consummation of a listing, nominations of persons for election to the Board of Directors at a special meeting may be made only by or at the direction of the Board of Directors, and provided that the Board of Directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business after a listing is to afford our Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws will not give our Board of Directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action that are made in compliance with applicable advance notice procedures, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Stockholder Meetings

Our certificate of incorporation and bylaws provide that any action required or permitted to be taken by stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting. From and after the consummation of a listing, if any, stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to the secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Calling of Special Meetings of Stockholders

Our certificate of incorporation and bylaws provide that special meetings of stockholders may be called by our Board of Directors, the Chairperson of the Board and our chief executive officer, and not by any other person.

Amendments to the Certificate of Incorporation and Bylaws

Section 242 of the DGCL generally provides any amendment to the certificate of incorporation must be approved and declared advisable by the Board of Directors and adopted by the affirmative vote of holders of a majority of the outstanding shares of capital stock entitled to vote thereon, and by a majority of the outstanding stock of each class entitled to vote thereon as a class. Section 109 of the DGCL provides that, after a corporation has received payment for its capital stock, the power to adopt, amend or repeal the bylaws shall be in the stockholders entitled to vote, but any corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. Our certificate of incorporation provides our Board of Directors with such power. The DGCL provides that the certificate of incorporation may contain provisions requiring for any corporate action the vote of a larger portion of the stock or of any class or series thereof than is required by the DGCL. Our certificate of incorporation provides that the following provisions, among others, may be amended by our stockholders only by a vote of at least two-thirds of the outstanding shares of our capital stock entitled to vote thereon:

•	the provisions regarding the classification of our Board of Directors;

•	the provisions specifying the percentage of votes required to remove directors for cause;

•	the provisions limiting stockholder action by written consent;

•	the provisions regarding the calling of special meetings;

•	the provisions regarding the number of directors and filling vacancies on our Board of Directors and newly created directorships;

•	the provision requiring a supermajority vote to amend our bylaws;

•	the limitation of directors’ personal liability to us or our stockholders for breach of fiduciary duty as a director;

•	the provisions regarding indemnification and advancement of expenses under our certificate of incorporation;

•	the provision regarding restrictions on business combinations with interested stockholders; and

•	the amendment provision requiring that the above provisions be amended only with a two-thirds supermajority vote.

Our bylaws are able to be amended by approval of (i) a majority of the total number of authorized directors or (ii) the affirmative vote of the holders of at least two-thirds of the outstanding shares of our capital stock entitled to vote thereon.

Conflict with Investment Company Act

Our bylaws provide that, if and to the extent that any provision of the DGCL or any provision of our certificate of incorporation or bylaws conflicts with any provision of the Investment Company Act, the applicable provision of the Investment Company Act will control.

Books and Reports

The Company is required to keep appropriate books of its business at the principal offices of the Company. The books will be maintained for both tax and financial reporting purposes on an accrual basis in accordance with GAAP. For financial reporting purposes, the Company’s fiscal year is a calendar year ending December 31.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

See “Item 11. Description of Registrant’s Securities to be Registered—Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses.”

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Set forth below is a list of our audited financial statements included in this Registration Statement.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	List separately all financial statements filed

The financial statements included in this Registration Statement are listed in Item 13 and commence on page F-1.

(b)	Exhibits

Exhibit Index

3.1	Form of Articles of Incorporation.

3.2	Form of Bylaws.

10.1*	Investment Management Agreement

10.2*	Administration Agreement.

10.3*	License Agreement

10.4*	Custodian Contract

*	to be filed by amendment

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer

Date: January 27, 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Unitholder of Goldman Sachs Middle Market Lending LLC

In our opinion, the accompanying statement of assets and liabilities and the related statement of operations present fairly, in all material respects, the financial position of Goldman Sachs Middle Market Lending LLC (the “Company”) as of January 13, 2017, and the results of its operations for the period from January 11, 2017 (commencement of operations) to January 13, 2017 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

January 27, 2017

Goldman Sachs Middle Market Lending LLC

Statement of Assets and Liabilities

As of January 13, 2017
Assets
Cash	$100
Deferred offering costs	1,081,980
Deferred financing costs	42,221

Total assets	$1,124,301

Liabilities
Accrued deferred offering costs	$1,090,947
Accrued organization costs	431,516
Accrued deferred financing costs	42,221
Directors’ fees payable	249,688
Accrued expenses	67,927

Total liabilities	$1,882,299

Commitments and Contingencies (Note 4)
Member’s Capital
Preferred units (no units issued and outstanding)	$—
Common units (5 units issued and outstanding)	100
Accumulated investment loss	(758,098)

TOTAL MEMBER’S CAPITAL	$(757,998)

TOTAL LIABILITIES AND MEMBER’S CAPITAL	$1,124,301

Net asset value per unit	$(151,600)

The accompanying notes are part of these financial statements.

Goldman Sachs Middle Market Lending LLC

Statement of Operations

For the period from January 11, 2017 (commencement of operations) to January 13, 2017
Revenue	$—
Organization costs	431,516
Directors’ fees	249,688
Professional fees	67,927
Offering costs	8,967

Net Loss	$(758,098)

Weighted average number of units outstanding
Loss per unit (basic and diluted)	$(151,620)
Weighted average units outstanding	5

The accompanying notes are part of these financial statements.

Goldman Sachs Middle Market Lending LLC

Notes to Financial Statements

1.	ORGANIZATION

Goldman Sachs Middle Market Lending LLC (the “Company”) is a Delaware limited liability company formed on June 13, 2016. Before the Initial Drawdown Date (as defined below), the Company intends to convert into a corporation and elect to be treated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”). In addition, the Company intends to elect to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company’s investment objective is to generate current income and, to a lesser extent, capital appreciation. The Company will seek to achieve this objective primarily through direct originations of secured debt, including first lien, unitranche, including last out portions of such loans, and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments.

Goldman Sachs Asset Management, L.P. (“GSAM”), a Delaware limited partnership and an affiliate of Goldman, Sachs & Co., is the investment adviser (the “Investment Adviser”) of the Company.

The Company is conducting an offering pursuant to which investors will make a capital commitment (a “Commitment”) to purchase shares of the Company’s common stock pursuant to a subscription agreement entered into with the Company pursuant to which the investor will agree to purchase common stock for an aggregate purchase price equal to its Commitment. Each investor will be required to purchase shares of the Company’s common stock each time the Company delivers a drawdown notice at least five business days prior to the required funding date (the “Drawdown Date”). The offering and sale of common stock will be exempt from registration pursuant to Regulation D and Regulation S promulgated under the U.S. Securities Act of 1933, as amended, for offers and sales of securities that do not involve a public offering and for offers and sale of securities outside of the United States.

The Company has entered into an agreement with each of Goldman, Sachs & Co. and Goldman Sachs International pursuant to which Goldman, Sachs & Co. and Goldman Sachs International will assist the Company in conducting its private placement offering.

In connection with the first Drawdown Date (the “Initial Drawdown Date”), the Company will be converted from a Delaware limited liability company to a Delaware corporation named Goldman Sachs Middle Market Lending Corp., which by operation of law, will be deemed for purposes of Delaware law the same entity as the Company.

Through January 13, 2017, the Company received a capital commitment of $100 from an affiliate of the Investment Adviser (the “Initial Member”). The Initial Member is expected to withdraw from the Company on the Initial Drawdown Date subsequent to the Company’s conversion to a corporation, at which time the Initial Member’s initial capital contribution to the Company will be returned or forfeited.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to Regulation S-X. This requires the Company’s management to make estimates and assumptions that may affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Organization Costs

Organization costs include costs relating to the formation and incorporation of the Company. These costs are expensed as incurred. Upon the initial drawdown date, shareholders will bear such cost. Shareholders making capital commitments after the initial drawdown date will bear a pro rata portion of such cost.

Deferred Offering Costs

Offering costs in connection with the continuous offering of common shares of the Company are recognized as a deferred charge and are amortized on a straight line basis over 12 months beginning on the date of commencement of operations.

Deferred Financing Costs

In connection with the Company’s preparation of entering into a revolving credit facility (the “Revolving Credit Facility”), the Company has incurred certain legal fees, which have been recorded as deferred financing costs on the Statement of Assets and Liabilities. These costs are recognized as a deferred charge and will be amortized over the life of the Revolving Credit Facility, beginning on the date the Company enters into the Revolving Credit Facility agreement.

Cash

Cash consists of deposits held at a custodian bank. As of January 13, 2017, the Company held $100 in cash.

Income Taxes

As of January 13, 2017, the Company is a single member limited liability company, which is a disregarded entity for U.S. tax purposes. As such the Company has adopted an accounting policy of not recording a tax provision.

The Company intends to elect to be treated as a RIC under the Code. So long as the Company maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its stockholders as dividends. Rather, any tax liability related to income earned by the Company and distributed to its stockholders generally represents obligations of the Company’s investors and generally will not be reflected in the Statement of Assets and Liabilities of the Company.

New Accounting Pronouncements

Management does not believe any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

3.	SIGNIFICANT AGREEMENTS AND RELATED PARTIES Investment Management Agreement

The Company entered into an investment management agreement (the “Investment Management Agreement”) with the Investment Adviser, pursuant to which the Investment Adviser will manage the Company’s investment program and related activities.

Under the terms of the Investment Management Agreement, the Company will pay the Investment Adviser a base management fee and may also pay an incentive fee. The cost of both the management fee and the incentive fee will ultimately be borne by the Company’s shareholders.

There were no management fees or incentive fee incurred through the period from January 11, 2017 (commencement of operations) to January 13, 2017.

Placement Agent Agreements

The Company has entered into an agreement with each of Goldman, Sachs & Co. and Goldman Sachs International pursuant to which Goldman, Sachs & Co. and Goldman Sachs International will assist the Company in conducting private placement offerings. Goldman, Sachs & Co. and Goldman Sachs International have entered into or will enter into sub-placement agreements (together with the agreements with Goldman, Sachs & Co. and Goldman Sachs International, the “Placement Agent Agreements”) with various sub-placement agents to assist in conducting the private placement offering. The Placement Agents are not expected to be compensated by the Company for their services, but may charge investors a placement fee with respect to their investment in the Company. The Placement Agents may also be compensated by the Investment Adviser, in its discretion, for certain services including promotional and marketing support, shareholder servicing, operational and recordkeeping, sub-accounting, networking or administrative services. These payments are made out of the Investment Adviser’s own resources and/or assets, including from the revenues or profits derived from the advisory fees the Investment Adviser receives from the Company.

Director Fees

As of January 13, 2017, the Company owed its independent directors $249,688 in director fees. Each of the Company’s independent directors is compensated with a unitary annual fee of $75,000 for his or her services as one of the Company’s directors and as a member of the Audit Committee and Governance and Nominating Committee. The director designated as “audit committee financial expert” receives an additional $5,000 for his services in such capacity.

4.	COMMITMENTS AND CONTINGENCIES

Commitments

As of January 13, 2017, the Company had $609.57 million in total capital commitments from investors, of which all was unfunded.

Contingencies

In the normal course of business, the Company enters into contracts that provide a variety of general indemnifications. Any exposure to the Company under these arrangements could involve future claims that may be made against the Company. Currently, no such claims exist or are expected to arise and, accordingly, the Company has not accrued any liability in connection with such indemnifications.

5.	CAPITAL DRAWDOWNS

On January 11, 2017 (commencement of operations), the Company delivered its first capital drawdown notice to investors for an aggregate amount of $30.48 million in exchange for 1,523,919 of the Company’s common shares. The shares are expected to be issued on or around January 31, 2017.

6.	SUBSEQUENT EVENTS

Management has performed an evaluation of subsequent events through January 27, 2017, the date of issuance of the financial statements. There are no other items which require adjustment or disclosure.

ANNEX A	Effective: March 2016

GSAM Proxy Voting Guidelines Summary

The following is a summary of the material GSAM Proxy Voting Guidelines (the “Guidelines”), which form the substantive basis of GSAM’s Policy on Proxy Voting for Investment Advisory Clients (the “Policy”). As described in the main body of the Policy, one or more GSAM portfolio management teams may diverge from the Guidelines and a related Recommendation on any particular proxy vote or in connection with any individual investment decision in accordance with the Policy.

A.	US proxy items:

1.	Operational Items	page 1
2.	Board of Directors	page 2
3.	Executive Compensation	page 4
4.	Director Nominees and Proxy Access	page 7
5.	Shareholder Rights and Defenses	page 7
6.	Mergers and Corporate Restructurings	page 8
7.	State of Incorporation	page 8
8.	Capital Structure	page 9
9.	Corporate Social Responsibility (CSR)/Environmental, Social, Governance (ESG) Issues	page 9

B.	Non-U.S. proxy items:

1.	Operational Items	page 12
2.	Board of Directors	page 13
3.	Compensation	page 15
4.	Board Structure	page 16
5.	Capital Structure	page 16
6.	Mergers and Corporate Restructurings & Other	page 18
7.	Corporate Social Responsibility (CSR)/Environmental, Social, Governance (ESG) Issues	page 18

U.S. Proxy Items

The following section is a summary of the Guidelines, which form the substantive basis of the Policy with respect to U.S. public equity investments.

1. Operational Items

Auditor Ratification

Vote FOR proposals to ratify auditors, unless any of the following apply within the last year:

•	An auditor has a financial interest in or association with the company, and is therefore not independent;

•	There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position;

•	Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of GAAP; or material weaknesses identified in Section 404 disclosures; or

•	Fees for non-audit services are excessive (generally over 50% or more of the audit fees).

Vote CASE-BY-CASE on shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services or asking for audit firm rotation.

2. Board of Directors

The board of directors should promote the interests of shareholders by acting in an oversight and/or advisory role; the board should consist of a majority of independent directors and should be held accountable for actions and results related to their responsibilities.

When evaluating board composition, GSAM believes a diversity of ethnicity, gender and experience is an important consideration.

Classification of Directors

Where applicable, the New York Stock Exchange or NASDAQ Listing Standards definition is to be used to classify directors as insiders or affiliated outsiders. General definitions are as follows:

•	Inside Director

•	Employee of the company or one of its affiliates

•	Among the five most highly paid individuals (excluding interim CEO)

•	Listed as an officer as defined under Section 16 of the Securities and Exchange Act of 1934

•	Current interim CEO

•	Beneficial owner of more than 50 % of the company’s voting power (this may be aggregated if voting power is distributed among more than one member of a defined group)

•	Affiliated Outside Director

•	Board attestation that an outside director is not independent

•	Former CEO or other executive of the company within the last 3 years

•	Former CEO or other executive of an acquired company within the past three years

•	Independent Outside Director

•	No material connection to the company other than a board seat

Additionally, GSAM will consider compensation committee interlocking directors to be affiliated (defined as CEOs who sit on each other’s compensation committees).

Voting on Director Nominees in Uncontested Elections

Vote on director nominees should be determined on a CASE-BY-CASE basis.

Vote AGAINST or WITHHOLD from individual directors who:

•	Attend less than 75 % of the board and committee meetings without a disclosed valid excuse for each of the last two years;

•	Sit on more than six public operating and/or holding company boards;

•	Are CEOs of public companies who sit on the boards of more than two public companies besides their own--withhold only at their outside boards.

Other items considered for an AGAINST vote include specific concerns about the individual or the company, such as criminal wrongdoing or breach of fiduciary responsibilities, sanctions from government or authority, violations of laws and regulations, or other issues related to improper business practice.

Vote AGAINST or WITHHOLD from Inside Directors and Affiliated Outside Directors (per the Classification of Directors above) in the case of operating and/or holding companies when:

•	The Inside Director or Affiliated Outside Director serves on the Audit, Compensation, or Nominating Committees; and

•	The company lacks an Audit, Compensation or Nominating Committee so that the full board functions as such committees and Insider Directors or Affiliated Outside Directors are participating in voting on matters that independent committees should be voting on.

Vote AGAINST or WITHHOLD from members of the appropriate committee for the following reasons (or independent chairman or lead director in cases of a classified board and members of appropriate committee are not up for reelection). Extreme cases may warrant a vote against the entire board.

•	Material failures of governance, stewardship, or fiduciary responsibilities at the company;

•	Egregious actions related to the director(s)’ service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company;

•	At the previous board election, any director received more than 50 % withhold/against votes of the shares cast and the company has failed to address the underlying issue(s) that caused the high withhold/against vote (members of the Nominating or Governance Committees);

•	The board failed to act on a shareholder proposal that received approval of the majority of shares cast for the previous two consecutive years (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken); an adopted proposal that is substantially similar to the original shareholder proposal will be deemed sufficient; (vote against members of the committee of the board that is responsible for the issue under consideration). If GSAM did not support the shareholder proposal in both years, GSAM will still vote against the committee member(s).

Vote AGAINST or WITHHOLD from the members of the Audit Committee if:

•	The non-audit fees paid to the auditor are excessive (generally over 50% or more of the audit fees);

•	The company receives an adverse opinion on the company’s financial statements from its auditor and there is not clear evidence that the situation has been remedied; or

•	There is persuasive evidence that the Audit Committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Vote CASE-BY-CASE on members of the Audit Committee and/or the full board if poor accounting practices, which rise to a level of serious concern are identified, such as fraud, misapplication of GAAP and material weaknesses identified in Section 404 disclosures.

Examine the severity, breadth, chronological sequence and duration, as well as the company’s efforts at remediation or corrective actions, in determining whether negative vote recommendations are warranted against the members of the Audit Committee who are responsible for the poor accounting practices, or the entire board.

See section 3 on executive and director compensation for reasons to withhold from members of the Compensation Committee.

In limited circumstances, GSAM may vote AGAINST or WITHHOLD from all nominees of the board of directors (except from new nominees who should be considered on a CASE-BY-CASE basis and except as discussed below) if:

•	The company’s poison pill has a dead-hand or modified dead-hand feature for two or more years. Vote against/withhold every year until this feature is removed; however, vote against the poison pill if there is one on the ballot with this feature rather than the director;

•	The board adopts or renews a poison pill without shareholder approval, does not commit to putting it to shareholder vote within 12 months of adoption (or in the case of an newly public company, does not commit to put the pill to a shareholder vote within 12 months following the IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold/against recommendation for this issue;

•	The board failed to act on takeover offers where the majority of the shareholders tendered their shares;

•	If in an extreme situation the board lacks accountability and oversight, coupled with sustained poor performance relative to peers.

Shareholder proposal regarding Independent Chair (Separate Chair/CEO)

Vote on a CASE-BY-CASE basis.

GSAM will generally recommend a vote AGAINST shareholder proposals requiring that the chairman’s position be filled by an independent director, if the company satisfies 3 of the 4 following criteria:

•	Designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties;

•	Two-thirds independent board;

•	All independent “key” committees (audit, compensation and nominating committees); or

•	Established, disclosed governance guidelines.

Shareholder proposal regarding board declassification

GSAM will generally vote FOR proposals requesting that the board adopt a declassified structure in the case of operating and holding companies.

Majority Vote Shareholder Proposals

GSAM will vote FOR proposals requesting that the board adopt majority voting in the election of directors provided it does not conflict with the state law where the company is incorporated.

GSAM also looks for companies to adopt a post-election policy outlining how the company will address the situation of a holdover director.

Cumulative Vote Shareholder Proposals

GSAM will generally support shareholder proposals to restore or provide cumulative voting in the case of operating and holding companies unless:

•	The company has adopted (i) majority vote standard with a carve-out for plurality voting in situations where there are more nominees than seats and (ii) a director resignation policy to address failed elections.

3. Executive Compensation

Pay Practices

Good pay practices should align management’s interests with long-term shareholder value creation. Detailed disclosure of compensation criteria is preferred; proof that companies follow the criteria should be evident and retroactive performance target changes without proper disclosure is not viewed favorably. Compensation practices should allow a company to attract and retain proven talent. Some examples of poor pay practices include: abnormally large bonus payouts without justifiable performance linkage or proper disclosure, egregious employment contracts, excessive severance and/or change in control provisions, repricing or replacing of underwater stock options/stock appreciation rights without prior shareholder approval, and excessive perquisites. A company should also have an appropriate balance of short-term vs. long-term metrics and the metrics should be aligned with business goals and objectives.

If the company maintains problematic or poor pay practices, generally vote:

•	AGAINST Management Say on Pay (MSOP) Proposals; or

•	AGAINST an equity-based incentive plan proposal if excessive non-performance-based equity awards are the major contributor to a pay-for-performance misalignment.

•	If no MSOP or equity-based incentive plan proposal item is on the ballot, vote AGAINST/WITHHOLD from compensation committee members.

Equity Compensation Plans

Vote CASE-BY-CASE on equity-based compensation plans. Evaluation takes into account potential plan cost, plan features and grant practices. While a negative combination of these factors could cause a vote AGAINST, other reasons to vote AGAINST the equity plan could include the following factors:

•	The plan permits the repricing of stock options/stock appreciation rights (SARs) without prior shareholder approval; or

•	There is more than one problematic material feature of the plan, which could include one of the following: unfavorable change-in-control features, presence of gross ups and options reload.

Advisory Vote on Executive Compensation (Say-on-Pay, MSOP) Management Proposals

Vote FOR annual frequency and AGAINST shareholder or management proposals asking for any frequency less than annual.

Vote CASE-BY-CASE on management proposals for an advisory vote on executive compensation. For U.S. companies, consider the following factors in the context of each company’s specific circumstances and the board’s disclosed rationale for its practices. In general more than one factor will need to be present in order to warrant a vote AGAINST.

Pay-for-Performance Disconnect:

•	GSAM will consider there to be a disconnect based on a quantitative assessment of the following: CEO pay vs. TSR and peers, CEO pay as a percentage of the median peer group or CEO pay vs. shareholder return over time.

Additional Factors Considered Include:

•	Boards responsiveness if company received 70% or less shareholder support in the previous year’s MSOP vote;

•	Abnormally large bonus payouts without justifiable performance linkage or proper disclosure;

•	Egregious employment contracts;

•	Excessive perquisites or excessive severance and/or change in control provisions;

•	Repricing or replacing of underwater stock options without prior shareholder approval;

•	Excessive pledging or hedging of stock by executives;

•	Egregious pension/SERP (supplemental executive retirement plan) payouts;

•	Extraordinary relocation benefits;

•	Internal pay disparity;

•	Lack of transparent disclosure of compensation philosophy and goals and targets, including details on short-term and long-term performance incentives; and

•	Long-term equity-based compensation is 100% time-based.

Other Compensation Proposals and Policies

Employee Stock Purchase Plans — Non-Qualified Plans

Vote CASE-BY-CASE on nonqualified employee stock purchase plans taking into account the following factors:

•	Broad-based participation;

•	Limits on employee contributions;

•	Company matching contributions; and

•	Presence of a discount on the stock price on the date of purchase.

Option Exchange Programs/Repricing Options

Vote CASE-BY-CASE on management proposals seeking approval to exchange/reprice options, taking into consideration:

•	Historic trading patterns--the stock price should not be so volatile that the options are likely to be back “in-the-money” over the near term;

•	Rationale for the re-pricing;

•	If it is a value-for-value exchange;

•	If surrendered stock options are added back to the plan reserve;

•	Option vesting;

•	Term of the option—the term should remain the same as that of the replaced option;

•	Exercise price—should be set at fair market or a premium to market;

•	Participants—executive officers and directors should be excluded.

Vote FOR shareholder proposals to put option repricings to a shareholder vote.

Other Shareholder Proposals on Compensation

Advisory Vote on Executive Compensation (Frequency on Pay)

Vote FOR annual frequency.

Stock retention holding period

Vote FOR shareholder proposals asking for a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs if the policy requests retention for two years or less following the termination of their employment (through retirement or otherwise) and a holding threshold percentage of 50% or less.

Also consider:

•	Whether the company has any holding period, retention ratio, or officer ownership requirements in place and the terms/provisions of awards already granted.

Elimination of accelerated vesting in the event of a change in control

Vote AGAINST shareholder proposals seeking a policy eliminating the accelerated vesting of time-based equity awards in the event of a change-in-control.

Performance-based equity awards and pay-for-superior-performance proposals

Generally support unless there is sufficient evidence that the current compensation structure is already substantially performance-based. GSAM considers performance-based awards to include awards that are tied to shareholder return or other metrics that are relevant to the business.

Say on Supplemental Executive Retirement Plans (SERP)

Generally vote AGAINST proposals asking for shareholder votes on SERP.

4. Director Nominees and Proxy Access

Voting for Director Nominees (Management or Shareholder)

Vote CASE-BY-CASE on the election of directors of operating and holding companies in contested elections, considering the following factors:

•	Long-term financial performance of the target company relative to its industry;

•	Management’s track record;

•	Background of the nomination, in cases where there is a shareholder nomination;

•	Qualifications of director nominee(s);

•	Strategic plan related to the nomination and quality of critique against management; and

•	Likelihood that the Board will be productive as a result.

Proxy Access

Vote CASE-BY-CASE on shareholder or management proposals asking for proxy access.

GSAM may support proxy access as an important right for shareholders of operating and holding companies and as an alternative to costly proxy contests and as a method for GSAM to vote for directors on an individual basis, as appropriate, rather than voting on one slate or the other. While this could be an important shareholder right, the following factors will be taken into account when evaluating the shareholder proposals:

•	The ownership thresholds, percentage and duration proposed (GSAM generally will not support if the ownership threshold is less than 3%);

•	The maximum proportion of directors that shareholders may nominate each year (GSAM generally will not support if the proportion of directors is greater than 25%); and

•	Other restricting factors that when taken in combination could serve to materially limit the proxy access provision.

When evaluating companies that adopted proxy access either proactively or in response to a shareholder proposal, GSAM will take into account the factors listed above. A vote against governance committee members could result if provisions exist that materially limit the right to proxy access.

Reimbursing Proxy Solicitation Expenses

Vote CASE-BY-CASE on proposals to reimburse proxy solicitation expenses. When voting in conjunction with support of a dissident slate, vote FOR the reimbursement of all appropriate proxy solicitation expenses associated with the election.

5. Shareholders Rights & Defenses

Shareholder Ability to Act by Written Consent

In the case of operating and holding companies, generally vote FOR shareholder proposals that provide shareholders with the ability to act by written consent, unless:

•	The company already gives shareholders the right to call special meetings at a threshold of 25% or lower; and

•	The company has a history of strong governance practices.

Shareholder Ability to Call Special Meetings

In the case of operating and holding companies, generally vote FOR management proposals that provide shareholders with the ability to call special meetings.

In the case of operating and holding companies, generally vote FOR shareholder proposals that provide shareholders with the ability to call special meetings at a threshold of 25% or lower if the company currently does not give shareholders the right to call special meetings. However, if a company already gives shareholders the right to call special meetings at a threshold of at least 25%, vote AGAINST shareholder proposals to further reduce the threshold.

Advance Notice Requirements for Shareholder Proposals/Nominations

In the case of operating and holding companies, vote CASE-BY-CASE on advance notice proposals, giving support to proposals that allow shareholders to submit proposals/nominations reasonably close to the meeting date and within the broadest window possible, recognizing the need to allow sufficient notice for company, regulatory and shareholder review.

Poison Pills

Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it UNLESS the company has: (1) A shareholder-approved poison pill in place; or (2) the company has adopted a policy concerning the adoption of a pill in the future specifying certain shareholder friendly provisions.

Vote FOR shareholder proposals calling for poison pills to be put to a vote within a time period of less than one year after adoption.

Vote CASE-BY-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan.

In addition, the rationale for adopting the pill should be thoroughly explained by the company. In examining the request for the pill, take into consideration the company’s existing governance structure, including: board independence, existing takeover defenses, and any problematic governance concerns.

6. Mergers and Corporate Restructurings

Vote CASE-BY-CASE on mergers and acquisitions taking into account the following based on publicly available information:

•	Valuation;

•	Market reaction;

•	Strategic rationale;

•	Management’s track record of successful integration of historical acquisitions;

•	Presence of conflicts of interest; and

•	Governance profile of the combined company.

7. State of Incorporation

Reincorporation Proposals

GSAM may support management proposals to reincorporate as long as the reincorporation would not substantially diminish shareholder rights. GSAM may not support shareholder proposals for reincorporation unless the current state of incorporation is substantially less shareholder friendly than the proposed reincorporation, there is a strong economic case to reincorporate or the company has a history of making decisions that are not shareholder friendly.

Exclusive venue for shareholder lawsuits

Generally vote FOR on exclusive venue proposals, taking into account:

•	Whether the company has been materially harmed by shareholder litigation outside its jurisdiction of incorporation, based on disclosure in the company’s proxy statement;

•	Whether the company has the following good governance features:

•	Majority independent board;

•	Independent key committees;

•	An annually elected board;

•	A majority vote standard in uncontested director elections;

•	The absence of a poison pill, unless the pill was approved by shareholder; and/or

•	Separate Chairman CEO role or, if combined, an independent chairman with clearly delineated duties.

8. Capital Structure

Common and Preferred Stock Authorization

Generally vote FOR proposals to increase the number of shares of common stock authorized for issuance.

Generally vote FOR proposals to increase the number of shares of preferred stock, as long as there is a commitment to not use the shares for anti-takeover purposes.

9. Corporate Social Responsibility (CSR)/Environmental, Social, Governance (ESG) Issues

Overall Approach

GSAM recognizes that Environmental, Social and Governance (ESG) factors can affect investment performance, expose potential investment risks and provide an indication of management excellence and leadership. When evaluating ESG proxy issues, GSAM balances the purpose of a proposal with the overall benefit to shareholders.

Shareholder proposals considered under this category could include, among others, reports on:

1) employee labor and safety policies;

2) impact on the environment of the company’s production or manufacturing operations;

3) societal impact of products manufactured;

4) risks throughout the supply chain or operations including animal treatment practices within food production and conflict minerals; and

5) board diversity.

When evaluating environmental and social shareholder proposals, the following factors are generally considered:

•	The company’s current level of publicly-available disclosure, including if the company already discloses similar information through existing reports or policies;

•	If the company has implemented or formally committed to the implementation of a reporting program based on Global Reporting Initiative (GRI) guidelines or a similar standard;

•	Whether adoption of the proposal is likely to enhance or protect shareholder value;

•	Whether the information requested concerns business issues that relate to a meaningful percentage of the company’s business;

•	The degree to which the company’s stated position on the issues raised in the proposal could affect its reputation or sales, or leave it vulnerable to a boycott or selective purchasing;

•	Whether the company has already responded in some appropriate manner to the request embodied in the proposal;

•	What other companies in the relevant industry have done in response to the issue addressed in the proposal;

•	Whether the proposal itself is well framed and the cost of preparing the report is reasonable;

•	Whether the subject of the proposal is best left to the discretion of the board;

•	Whether the company has material fines or violations in the area and if so, if appropriate actions have already been taken to remedy going forward;

•	Whether providing this information would reveal proprietary or confidential information that would place the company at a competitive disadvantage.

Sustainability, climate change reporting

Generally vote FOR proposals requesting the company to report on its policies, initiatives and oversight mechanisms related to environmental sustainability, or how the company may be impacted by climate change. The following factors will be considered:

•	The company’s current level of publicly-available disclosure including if the company already discloses similar information through existing reports or policies;

•	If the company has formally committed to the implementation of a reporting program based on Global Reporting Initiative (GRI) guidelines or a similar standard within a specified time frame;

•	If the company’s current level of disclosure is comparable to that of its industry peers; and

•	If there are significant controversies, fines, penalties, or litigation associated with the company’s environmental performance.

Establishing goals or targets for emissions reduction

Vote CASE-BY-CASE on proposals that call for the adoption of Greenhouse Gas (“GHG”) reduction goals from products and operations, taking into account:

•	Overly prescriptive requests for the reduction in GHG emissions by specific amounts or within a specific time frame;

•	Whether company disclosure lags behind industry peers;

•	Whether the company has been the subject of recent, significant violations, fines, litigation, or controversy related to GHG emissions;

•	The feasibility of reduction of GHGs given the company’s product line and current technology and;

•	Whether the company already provides meaningful disclosure on GHG emissions from its products and operations.

Political Contributions and Trade Association Spending/Lobbying Expenditures and Initiatives

GSAM generally believes that it is the role of boards and management to determine the appropriate level of disclosure of all types of corporate political activity. When evaluating these proposals, GSAM considers the prescriptive nature of the proposal and the overall benefit to shareholders along with a company’s current disclosure of policies, practices and oversight.

Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

•	There are no recent, significant controversies, fines or litigation regarding the company’s political contributions or trade association spending; and

•	The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and prohibits coercion.

Vote AGAINST proposals requesting increased disclosure of a company’s policies with respect to political contributions, lobbying and trade association spending as long as:

•	There is no significant potential threat or actual harm to shareholders’ interests;

•	There are no recent significant controversies or litigation related to the company’s political contributions or governmental affairs; and

•	There is publicly available information to assess the company’s oversight related to such expenditures of corporate assets.

GSAM generally will vote AGAINST proposals asking for detailed disclosure of political contributions or trade association or lobbying expenditures.

Vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring political contributions can put the company at a competitive disadvantage.

Gender Identity and Sexual Orientation

A company should have a clear, public Equal Employment Opportunity (EEO) statement and/or diversity policy. Generally vote FOR proposals seeking to amend a company’s EEO statement or diversity policies to additionally prohibit discrimination based on sexual orientation and/or gender identity.

Labor and Human Rights Standards

Generally vote FOR proposals requesting a report on company or company supplier labor and/or human rights standards and policies, or on the impact of its operations on society, unless such information is already publicly disclosed considering:

•	The degree to which existing relevant policies and practices are disclosed;

•	Whether or not existing relevant policies are consistent with internationally recognized standards;

•	Whether company facilities and those of its suppliers are monitored and how;

•	Company participation in fair labor organizations or other internationally recognized human rights initiatives;

•	Scope and nature of business conducted in markets known to have higher risk of workplace labor/human rights abuse;

•	Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers;

•	The scope of the request; and

•	Deviation from industry sector peer company standards and practices.

Non-U.S. Proxy Items

The following section is a broad summary of the Guidelines, which form the basis of the Policy with respect to non-U.S. public equity investments. Applying these guidelines is subject to certain regional and country-specific exceptions and modifications and is not inclusive of all considerations in each market.

1. Operational Items

Financial Results/Director and Auditor Reports

Vote FOR approval of financial statements and director and auditor reports, unless:

•	There are concerns about the accounts presented or audit procedures used; or

•	The company is not responsive to shareholder questions about specific items that should be publicly disclosed.

Appointment of Auditors and Auditor Fees

Vote FOR the re-election of auditors and proposals authorizing the board to fix auditor fees, unless:

•	There are serious concerns about the accounts presented, audit procedures used or audit opinion rendered;

•	There is reason to believe that the auditor has rendered an opinion, which is neither accurate nor indicative of the company’s financial position;

•	Name of the proposed auditor has not been published;

•	The auditors are being changed without explanation; non-audit-related fees are substantial or are in excess of standard annual audit-related fees; or the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Appointment of Statutory Auditors

Vote FOR the appointment or reelection of statutory auditors, unless:

•	There are serious concerns about the statutory reports presented or the audit procedures used;

•	Questions exist concerning any of the statutory auditors being appointed; or

•	The auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Allocation of Income

Vote FOR approval of the allocation of income, unless:

•	The dividend payout ratio has been consistently low without adequate explanation; or

•	The payout is excessive given the company’s financial position.

Stock (Scrip) Dividend Alternative

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Amendments to Articles of Association

Vote amendments to the articles of association on a CASE-BY-CASE basis.

Change in Company Fiscal Term

Vote FOR resolutions to change a company’s fiscal term unless a company’s motivation for the change is to postpone its AGM.

Lower Disclosure Threshold for Stock Ownership

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below 5 % unless specific reasons exist to implement a lower threshold.

Amend Quorum Requirements

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

Transact Other Business

Vote AGAINST other business when it appears as a voting item.

2. Board of Directors

Director Elections

Vote FOR management nominees taking into consideration the following:

•	Adequate disclosure has not been provided in a timely manner; or

•	There are clear concerns over questionable finances or restatements; or

•	There have been questionable transactions or conflicts of interest; or

•	There are any records of abuses against minority shareholder interests; or

•	The board fails to meet minimum corporate governance standards. or

•	There are reservations about:

•	Director terms

•	Bundling of proposals to elect directors

•	Board independence

•	Disclosure of named nominees

•	Combined Chairman/CEO

•	Election of former CEO as Chairman of the Board

•	Overboarded directors

•	Composition of committees

•	Director independence

•	Specific concerns about the individual or company, such as criminal wrongdoing or breach of fiduciary responsibilities; or

•	Repeated absences at board meetings have not been explained (in countries where this information is disclosed); or

•	Unless there are other considerations which may include sanctions from government or authority, violations of laws and regulations, or other issues related to improper business practice, failure to replace management, or egregious actions related to service on other boards.

Vote on a CASE-BY-CASE basis in contested elections of directors, e.g., the election of shareholder nominees or the dismissal of incumbent directors, determining which directors are best suited to add value for shareholders.

The analysis will generally be based on, but not limited to, the following major decision factors:

•	Company performance relative to its peers;

•	Strategy of the incumbents versus the dissidents;

•	Independence of board candidates;

•	Experience and skills of board candidates;

•	Governance profile of the company;

•	Evidence of management entrenchment;

•	Responsiveness to shareholders;

•	Whether a takeover offer has been rebuffed;

•	Whether minority or majority representation is being sought.

Vote FOR employee and/or labor representatives if they sit on either the audit or compensation committee and are required by law to be on those committees.

Vote AGAINST employee and/or labor representatives if they sit on either the audit or compensation committee, if they are not required to be on those committees.

Classification of directors

Executive Director

•	Employee or executive of the company;

•	Any director who is classified as a non-executive, but receives salary, fees, bonus, and/or other benefits that are in line with the highest-paid executives of the company.

Non-Independent Non-Executive Director (NED)

•	Any director who is attested by the board to be a non-independent NED;

•	Any director specifically designated as a representative of a significant shareholder of the company;

•	Any director who is also an employee or executive of a significant shareholder of the company;

•	Beneficial owner (direct or indirect) of at least 10% of the company’s stock, either in economic terms or in voting rights (this may be aggregated if voting power is distributed among more than one member of a defined group, e.g., family members who beneficially own less than 10% individually, but collectively own more than 10%), unless market best practice dictates a lower ownership and/or disclosure threshold (and in other special market-specific circumstances);

•	Government representative;

•	Currently provides (or a relative provides) professional services to the company, to an affiliate of the company, or to an individual officer of the company or of one of its affiliates in excess of $10,000 per year;

•	Represents customer, supplier, creditor, banker, or other entity with which company maintains transactional/commercial relationship (unless company discloses information to apply a materiality test);

•	Any director who has conflicting or cross-directorships with executive directors or the chairman of the company;

•	Relative of a current employee of the company or its affiliates;

•	Relative of a former executive of the company or its affiliates;

•	A new appointee elected other than by a formal process through the General Meeting (such as a contractual appointment by a substantial shareholder);

•	Founder/co-founder/member of founding family but not currently an employee;

•	Former executive (5 year cooling off period);

•	Years of service is generally not a determining factor unless it is recommended best practice in a market and/or in extreme circumstances, in which case it may be considered; and

•	Any additional relationship or principle considered to compromise independence under local corporate governance best practice guidance.

Independent NED

•	No material connection, either directly or indirectly, to the company other than a board seat.

Employee Representative

•	Represents employees or employee shareholders of the company (classified as “employee representative” but considered a non-independent NED).

Discharge of Directors

Generally vote FOR the discharge of directors, including members of the management board and/or supervisory board, unless there is reliable information about significant and compelling controversies that the board is not fulfilling its fiduciary duties warranted by:

•	A lack of oversight or actions by board members which invoke shareholder distrust related to malfeasance or poor supervision, such as operating in private or company interest rather than in shareholder interest; or

•	Any legal issues (e.g., civil/criminal) aiming to hold the board responsible for breach of trust in the past or related to currently alleged actions yet to be confirmed (and not only the fiscal year in question), such as price fixing, insider trading, bribery, fraud, and other illegal actions; or

•	Other egregious governance issues where shareholders may bring legal action against the company or its directors; or

•	Vote on a CASE-BY-CASE basis where a vote against other agenda items are deemed inappropriate.

3. Compensation

Good pay practices should align management’s interests with long-term shareholder value creation. Detailed disclosure of compensation criteria is preferred; proof that companies follow the criteria should be evident and retroactive performance target changes without proper disclosure is not viewed favorably. Compensation practices should allow a company to attract and retain proven talent. Some examples of poor pay practices include: abnormally large bonus payouts without justifiable performance linkage or proper disclosure, egregious employment contracts, excessive severance and/or change in control provisions, repricing or replacing of underwater stock options/stock appreciation rights without prior shareholder approval, and excessive perquisites. A company should also have an appropriate balance of short-term vs. long-term metrics and the metrics should be aligned with business goals and objectives.

Director Compensation

Vote FOR proposals to award cash fees to non-executive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote non-executive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both non-executive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for non-executive directors.

Compensation Plans

Vote compensation plans on a CASE-BY-CASE basis.

Director, Officer, and Auditor Indemnification and Liability Provisions

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

4. Board Structure

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

Chairman CEO combined role (for applicable markets)

GSAM will generally recommend a vote AGAINST shareholder proposals requiring that the chairman’s position be filled by an independent director, if the company satisfies 3 of the 4 following criteria:

•	Two-thirds independent board, or majority in countries where employee representation is common practice;

•	A designated, or a rotating, lead director, elected by and from the independent board members with clearly delineated and comprehensive duties;

•	Fully independent key committees; and/or

•	Established, publicly disclosed, governance guidelines and director biographies/profiles.

5. Capital Structure

Share Issuance Requests

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100 % over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 % of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

Increases in Authorized Capital

Vote FOR non-specific proposals to increase authorized capital up to 100 % over the current authorization unless the increase would leave the company with less than 30 % of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

•	The specific purpose of the increase (such as a share-based acquisition or merger) does not meet guidelines for the purpose being proposed; or

•	The increase would leave the company with less than 30 % of its new authorization outstanding after adjusting for all proposed issuances.

Vote AGAINST proposals to adopt unlimited capital authorizations.

Reduction of Capital

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

Capital Structures

Vote FOR resolutions that seek to maintain or convert to a one-share, one-vote capital structure.

Vote AGAINST requests for the creation or continuation of dual-class capital structures or the creation of new or additional super voting shares.

Preferred Stock

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 % of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

Debt Issuance Requests

Vote non-convertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

Increase in Borrowing Powers

Vote proposals to approve increases in a company’s borrowing powers on a CASE-BY-CASE basis.

Share Repurchase Plans

GSAM will generally recommend FOR share repurchase programs taking into account whether:

•	The share repurchase program can be used as a takeover defense;

•	There is clear evidence of historical abuse;

•	There is no safeguard in the share repurchase program against selective buybacks;

•	Pricing provisions and safeguards in the share repurchase program are deemed to be unreasonable in light of market practice.

Reissuance of Repurchased Shares

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

Capitalization of Reserves for Bonus Issues/Increase in Par Value

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

6. Mergers and Corporate Restructuring & Other

Reorganizations/Restructurings

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Mergers and Acquisitions

Vote CASE-BY-CASE on mergers and acquisitions taking into account the following based on publicly available information:

•	Valuation;

•	Market reaction;

•	Strategic rationale;

•	Management’s track record of successful integration of historical acquisitions;

•	Presence of conflicts of interest; and

•	Governance profile of the combined company.

Antitakeover Mechanisms

Generally vote AGAINST all antitakeover proposals, unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

Reincorporation Proposals

Vote reincorporation proposals on a CASE-BY-CASE basis.

Related-Party Transactions

Vote related-party transactions on a CASE-BY-CASE basis, considering factors including, but not limited to, the following:

•	The parties on either side of the transaction;

•	The nature of the asset to be transferred/service to be provided;

•	The pricing of the transaction (and any associated professional valuation);

•	The views of independent directors (where provided);

•	The views of an independent financial adviser (where appointed);

•	Whether any entities party to the transaction (including advisers) is conflicted; and

•	The stated rationale for the transaction, including discussions of timing.

Shareholder Proposals

Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company’s corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company’s business activities or capabilities or result in significant costs being incurred with little or no benefit.

7. Corporate Social Responsibility (CSR)/Environmental, Social, Governance (ESG) Issues

Please refer to page 12 for our current approach to these important topics.